EXHIBIT (17)(a)(ii)

EATON VANCE NEW JERSEY MUNICIPAL INCOME FUND Supplement to Statement of Additional Information dated December 1, 2009

1. The following replaces the tables under "Portfolio Managers." in "Investment Advisory and Administrative Services":

	Number of	Total Assets of	Number of Accounts	Total Assets of Accounts
	All Accounts	All Accounts*	Paying a Performance Fee	Paying a Performance Fee*
William H. Ahern
Registered Investment Companies	18	$1,759.5	0	$0
Other Pooled Investment Vehicles	0	$ 0	0	$0
Other Accounts	0	$ 0	0	$0

	Number of	Total Assets of	Number of Accounts	Total Assets of Accounts
	All Accounts	All Accounts*	Paying a Performance Fee	Paying a Performance Fee*
Craig R. Brandon
Registered Investment Companies	16	$2,614.2	0	$0
Other Pooled Investment Vehicles	0	$ 0	0	$0
Other Accounts	0	$ 0	0	$0

	Number of	Total Assets of	Number of Accounts	Total Assets of Accounts
	All Accounts	All Accounts*	Paying a Performance Fee	Paying a Performance Fee*
Adam A. Weigold
Registered Investment Companies	16	$1,008.0	0	$0
Other Pooled Investment Vehicles	0	$ 0	0	$0
Other Accounts	0	$ 0	0	$0

* In millions of dollars.

Aggregate Dollar Range of Equity
	Dollar Range of Equity Securities	Securities Owned in all Registered Funds in
Fund Name and Portfolio Manager	Owned in the Fund	the Eaton Vance Family of Funds
William H. Ahern	None	$500,001-$1,000,000
Craig R. Brandon	None	$100,001-$500,000
Adam A. Weigold	None	$100,001-$500,000

February 22, 2010

STATEMENT OF ADDITIONAL INFORMATION December 1, 2009

Eaton Vance Arizona Municipal Income Fund
Eaton Vance Colorado Municipal Income Fund
Eaton Vance Connecticut Municipal Income Fund
Eaton Vance Michigan Municipal Income Fund
Eaton Vance Minnesota Municipal Income Fund
Eaton Vance New Jersey Municipal Income Fund
Eaton Vance Pennsylvania Municipal Income Fund

Two International Place Boston, Massachusetts 02110 1-800-262-1122

This Statement of Additional Information (“SAI”) provides general information about the Funds. The Funds are non-diversified, open-end management investment companies. Each Fund is a series of Eaton Vance Municipals Trust (the “Trust”). Capitalized
terms used in this SAI and not otherwise defined have the meanings given to them in the prospectus.

This SAI contains additional information about:
		Page			Page
Strategies and Risks		2	Purchasing and Redeeming Shares		19
Investment Restrictions		8	Sales Charges		20
Management and Organization		10	Performance		23
Investment Advisory and Administrative Services		15	Taxes		25
Other Service Providers		18	Portfolio Securities Transactions		28
Calculation of Net Asset Value		19	Financial Statements		30

Appendix A:	Class A Fees, Performance and Ownership	31	Appendix E: State Specific Information		44
Appendix B:	Class B Fees, Performance and Ownership	35	Appendix F: Ratings		55
Appendix C:	Class C Fees, Performance and Ownership	38	Appendix G:	Eaton Vance Funds Proxy Voting Policy and Procedures	64
Appendix D: Class I Performance and Ownership		42	Appendix H:	Adviser Proxy Voting Policies and Procedures	66

Although each Fund offers only its shares of beneficial interest, it is possible that a Fund (or Class) might become liable for a misstatement or omission in this SAI regarding another Fund (or Class) because the Funds use this combined SAI. The Trustees of the Trust have considered this factor in approving the use of a combined SAI.

This SAI is NOT a prospectus and is authorized for distribution to prospective investors only if preceded or accompanied by the Fund prospectus dated December 1, 2009, as supplemented from time to time, which is incorporated herein by reference. This SAI should be read in conjunction with the prospectus, which may be obtained by calling 1-800-262-1122.

© 2009 Eaton Vance Management

The following defined terms may be used herein: “SEC” for the Securities and Exchange Commission; “CFTC” for the Commodities Futures Trading Commission; “IRS” for the Internal Revenue Service; “Code” for the Internal Revenue Code of 1986, as amended; “1940 Act” for the Investment Company Act of 1940, as amended; “1933 Act” for the Securities Act of 1933, as amended; and “FINRA” for the Financial Industry Regulatory Authority.

STRATEGIES AND RISKS

Principal strategies are defined in the prospectus. The following is a description of the various investment practices that may be engaged in, whether as a principal or secondary strategy, and a summary of certain attendant risks. The investment adviser(s) may not buy any of the following instruments or use any of the following techniques unless it believes that doing so will help achieve the investment objective(s).

Municipal Obligations. Municipal obligations are issued to obtain funds for various public and private purposes. Municipal obligations include bonds as well as tax-exempt commercial paper, project notes and municipal notes such as tax, revenue and bond anticipation notes of short maturity, generally less than three years. While most municipal bonds pay a fixed rate of interest semiannually in cash, there are exceptions. Some bonds pay no periodic cash interest, but rather make a single payment at maturity representing both principal and interest. Bonds may be issued or subsequently offered with interest coupons materially greater or less than those then prevailing, with price adjustments reflecting such deviation.

In general, there are three categories of municipal obligations, the interest on which is exempt from federal income tax and is not a tax preference item for purposes of the alternative minimum tax ("AMT"): (i) certain “public purpose” obligations (whenever issued), which include obligations issued directly by state and local governments or their agencies to fulfill essential governmental functions; (ii) certain obligations issued before August 8, 1986 for the benefit of non-governmental persons or entities; and (iii) certain “private activity bonds” issued after August 7, 1986 which include “qualified Section 501(c)(3) bonds” or refundings of certain obligations included in the second category. In assessing the federal income tax treatment of interest on any municipal obligation, each Fund will rely on an opinion of the issuer’s counsel (when available) and will not undertake any independent verification of the basis for the opinion.

Interest on certain “private activity bonds” issued after August 7, 1986 is exempt from regular federal income tax, but such interest (including a distribution by a Fund derived from such interest) is treated as a tax preference item which could subject the recipient to or increase the recipient’s liability for the AMT. For corporate shareholders, a Fund’s distributions derived from interest on all municipal obligations (whenever issued) are included in “adjusted current earnings” for purposes of the AMT as applied to corporations (to the extent not already included in alternative minimum taxable income as income attributable to private activity bonds).

The two principal classifications of municipal bonds are “general obligation” and “revenue” bonds. Issuers of general obligation bonds include states, counties, cities, towns and regional districts. The proceeds of these obligations are used to fund a wide range of public projects, including the construction or improvement of schools, highways and roads, water and sewer systems and a variety of other public purposes. The basic security of general obligation bonds is the issuer’s pledge of its faith, credit, and taxing power for the payment of principal and interest. The taxes that can be levied for the payment of debt service may be limited or unlimited as to rate and amount.

Revenue bonds are generally secured by the net revenues derived from a particular facility or group of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source. Revenue bonds have been issued to fund a wide variety of capital projects including: electric, gas, water, sewer and solid waste disposal systems; highways, bridges and tunnels; port, airport and parking facilities; transportation systems; housing facilities, colleges and universities and hospitals. Although the principal security behind these bonds varies widely, many provide additional security in the form of a debt service reserve fund whose monies may be used to make principal and interest payments on the issuer’s obligations. Housing finance authorities have a wide range of security including partially or fully insured, rent subsidized and/or collateralized mortgages, and/or the net revenues from housing or other public projects. In addition to a debt service reserve fund, some authorities provide further security in the form of a state’s ability (without legal obligation) to make up deficiencies in the debt service reserve fund. Lease rental revenue bonds issued by a state or local authority for capital projects are normally secured by annual lease rental payments from the state or locality to the authority sufficient to cover debt service on the authority’s obligations. Such payments are usually subject to annual appropriations by the state or locality. Industrial development and pollution control bonds, although nominally issued by municipal authorities, are in most cases revenue bonds and are generally not secured by the taxing power of the municipality, but are usually secured by the revenues derived by the authority from payments of the industrial user or users. Each Fund may on occasion acquire revenue bonds which carry warrants or similar rights covering equity securities. Such warrants or rights may be held indefinitely, but if exercised, each Fund anticipates that it would, under normal circumstances, dispose of any equity securities so acquired within a reasonable period of time.

The obligations of any person or entity to pay the principal of and interest on a municipal obligation are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Act, and laws, if any, which may be enacted by Congress or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations. Certain bond structures may be subject to the risk that a taxing authority may issue an adverse ruling regarding tax-exempt status. There is also the possibility that as a result of adverse economic conditions (including unforeseen financial events, natural disasters and other conditions that may affect an issuer’s ability to pay its obligations), litigation or other conditions, the power or ability of any person or entity to pay when due principal of and interest on a municipal obligation may be materially affected or interest and principal previously paid may be required to be refunded. There have been recent instances of defaults and bankruptcies involving municipal obligations which were not foreseen by the financial and investment communities. Each Fund will take whatever action it considers appropriate in the event of anticipated financial difficulties, default or bankruptcy of either the issuer of any municipal obligation or of the underlying source of funds for debt service. Such action may include retaining the services of various persons or firms (including affiliates of the investment adviser) to evaluate or protect any real estate, facilities or other assets securing any such obligation or acquired by a Fund as a result of any such event, and a Fund may also manage (or engage other persons to manage) or otherwise deal with any real estate, facilities or other assets so acquired. Each Fund anticipates that real estate consulting and management services may be required with respect to properties securing various municipal obligations in its portfolio or subsequently acquired by each Fund. Each Fund will incur additional expenditures in taking protective action with respect to portfolio obligations in (or anticipated to be in) default and assets securing such obligations.

The yields on municipal obligations depend on a variety of factors, including purposes of the issue and source of funds for repayment, general money market conditions, general conditions of the municipal bond market, size of a particular offering, maturity of the obligation and rating of the issue. The ratings of Moody’s, S&P and Fitch represent their opinions as to the quality of the municipal obligations which they undertake to rate, and in the case of insurers, other factors including the claims-paying ability of such insurer. It should be emphasized, however, that ratings are based on judgment and are not absolute standards of quality. Consequently, municipal obligations with the same maturity, coupon and rating may have different yields while obligations of the same maturity and coupon with different ratings may have the same yield. In addition, the market price of such obligations will normally fluctuate with changes in interest rates, and therefore the net asset value of a Fund will be affected by such changes.

Insured Obligations. Each Fund may purchase municipal obligations that are insured as to their scheduled payment of principal and interest. Such insurance generally will be obtained from insurers having a financial strength rating at least Baa by Moody’s or BBB by S&P or Fitch. Although the insurance feature may reduce some financial risks, the premiums for insurance and the higher market price sometimes paid for insured obligations may reduce a Fund’s current yield. In addition, changes in the ratings of an insurer may affect the value of an insured obligation, and in some cases may even cause the value of a security to be less than a comparable uninsured obligation. The insurance does not guarantee the market value of the insured obligation or the net asset value of a Fund’s shares.

Geographic Concentration. For a discussion of the risks associated with investing in municipal obligations of issuers of a particular state or U.S. territory issuers, see “Risks of Concentration” in Appendix E. Each Fund may invest a total of up to 35% of its net assets in the obligations of Puerto Rico, the U.S. Virgin Islands and Guam; provided that the Minnesota Fund invests its assets so that at least 95% of the exempt-interest dividends that it pays are derived from Minnesota municipal obligations. Accordingly, a Fund may be adversely affected by local political and economic conditions and developments within Puerto Rico, the U.S. Virgin Islands and Guam affecting the issuers of such obligations. Each Fund may also invest to a limited extent in obligations issued by the N. Mariana Territories and American Samoa.

Sector Concentration. Each Fund may invest 25% or more of its total assets in municipal obligations in certain sectors. There could be economic, business or political developments or court decisions that adversely affect all municipal obligations in the same sector. In particular, investments in revenue bonds might involve (without limitation) the following risks.

Hospital bond ratings are often based on feasibility studies which contain projections of expenses, revenues and occupancy levels. Among the influences affecting a hospital’s gross receipts and net income available to service its debt are demand for hospital services, the ability of the hospital to provide the services required, management capabilities, economic developments in the service area, efforts by insurers and government agencies to limit rates and expenses, confidence in the hospital, service area economic developments, competition, availability and expense of malpractice insurance, Medicaid and Medicare funding and possible federal legislation limiting the rates of increase of hospital charges.

Electric utilities face problems in financing large construction programs in an inflationary period, cost increases and delay occasioned by safety and environmental considerations (particularly with respect to nuclear facilities), difficulty in obtaining fuel at reasonable prices, and in achieving timely and adequate rate relief from regulatory commissions, effects of energy conservation and limitations on the capacity of the capital market to absorb utility debt.

Industrial development bonds (“IDBs”) are normally secured only by the revenues from the project and not by state or local government tax payments, they are subject to a wide variety of risks, many of which relate to the nature of the specific project. Generally, IDBs are sensitive to the risk of a slowdown in the economy.

Standard tobacco bonds are secured by a single source of revenue, installment payments made by tobacco companies stemming from the settlement of lawsuits brought against them by various states (the “Master Settlement Agreement”). Appropriation backed tobacco bonds are supported by the same Master Settlement Agreement payments as standard tobacco bonds, but are also subject to a state’s pledge that the governor will request an appropriation of funds in its annual budget for debt service if Master Settlement Agreement revenues are insufficient. These payments are not generally fixed but rather are tied to the volume of the company’s U.S. sales of cigarettes. Tobacco bonds are subject to several risks, including the risk that cigarette consumption declines or that a tobacco company defaults on its obligation to make payments to the state. Escrowed tobacco bonds no longer rely on Master Settlement Agreement revenue as security, and are backed by a variety of government securities.

In addition, the airline industry continues to evolve. A number of major carriers have either emerged from bankruptcy or are currently in bankruptcy. Also consolidation in the industry has occurred due to mergers and related activity. Recent problems include, but are not limited to, increased competition, labor and union conflicts, greater security costs and fluctuating jet fuel prices. Court rulings have given some guidance to the viability of collateral structures. However, there is still uncertainty as to the strength of collateral pledged under various security systems.

Certain tax-exempt bonds issued by Native American tribes may be subject to the risk that a taxing authority would determine that the income from such bonds is not eligible for tax-exempt status. In the event of any final adverse ruling to this effect, holders of such bonds may be subject to penalties.

Credit Quality. While municipal obligations rated investment grade or below and comparable unrated municipal obligations may have some quality and protective characteristics, these characteristics can be expected to be offset or outweighed by uncertainties or major risk exposures to adverse conditions. Lower rated and comparable unrated municipal obligations are subject to the risk of an issuer’s inability to meet principal and interest payments on the obligations (credit risk) and may also be subject to greater price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (market risk). Lower rated or unrated municipal obligations are also more likely to react to real or perceived developments affecting market and credit risk than are more highly rated obligations, which react primarily to movements in the general level of interest rates.

Municipal obligations held by a Fund which are rated below investment grade but which, subsequent to the assignment of such rating, are backed by escrow accounts containing U.S. Government obligations may be determined by the investment adviser to be of investment grade quality for purposes of the Fund’s investment policies. A Fund may retain in its portfolio an obligation whose rating drops after its acquisition, including defaulted obligations, if such retention is considered desirable by the investment adviser; provided, however, that holdings of obligations rated below Baa or BBB will be no more than 35% of net assets and holdings rated below B will be less than 10% of net assets. In the event the rating of an obligation held by a Fund is downgraded, causing the Fund to exceed the foregoing limitations, the investment adviser will (in an orderly fashion within a reasonable period of time) dispose of such obligations as it deems necessary in order to comply with each Fund’s credit quality limitations. In the case of a defaulted obligation, a Fund may incur additional expense seeking recovery of its investment. Defaulted obligations are denoted in the “Portfolio of Investments” in the “Financial Statements” included in the Fund’s reports to shareholders.

When a Fund invests in lower rated or unrated municipal obligations, the achievement of the Fund’s goals is more dependent on the investment adviser’s ability than would be the case if the Fund were investing in municipal obligations in the higher rating categories. In evaluating the credit quality of a particular issue, whether rated or unrated, the investment adviser may take into consideration, among other things, the financial resources of the issuer (or, as appropriate, of the underlying source of funds for debt service), its sensitivity to economic conditions and trends, any operating history of and the community support for the facility financed by the issue, the ability of the issuer’s management and regulatory matters. The investment adviser may also purchase structured derivative products with greater or lesser credit risk than the underlying bonds. Such bonds may be rated investment grade, as well as below investment grade. For a description of municipal bond ratings, see Appendix F.

Municipal Leases. Each Fund may invest in municipal leases and participations therein, which arrangements frequently involve special risks. Municipal leases are obligations in the form of a lease, installment purchase or conditional sales contract (which typically provide for the title to the leased asset to pass to the governmental issuer) which is issued by state or local governments to acquire equipment and facilities. Interest income from such obligations is generally exempt from local and state taxes in the state of issuance. “Participations” in such leases are undivided interests in a portion of the total obligation. Participations entitle their holders to receive a pro rata share of all payments under the lease. The obligation of the issuer to meet its obligations under such leases is often subject to the appropriation by the appropriate legislative body, on an annual or other basis, of funds for the payment of the obligations. Investments in municipal leases are thus subject to the risk that the legislative body will not make the necessary appropriation and the issuer will not otherwise be willing or able to meet its obligation.

Certain municipal lease obligations owned by a Fund may be deemed illiquid for the purpose of the Fund’s 15% limitation on investments in illiquid securities, unless determined by the investment adviser, pursuant to guidelines adopted by the Trustees, to be liquid securities for the purpose of such limitation. In determining the liquidity of municipal lease obligations, the investment adviser will consider the factors it believes are relevant to the marketability of the obligation, to the extent that information regarding such factor is available to the investment adviser and pertinent to the liquidity determination, which may include: (1) the willingness of dealers to bid for the obligation; (2) the number of dealers willing to purchase or sell the obligation and the number of other potential buyers; (3) the frequency of trades and quotes for the obligation; (4) the nature of the marketplace trades, including the time needed to dispose of the obligation, the method of soliciting offers, and the mechanics of transfer; (5) the willingness of the governmental issuer to continue to appropriate funds for the payment of the obligation; (6) how likely or remote an event of nonappropriation may be, which depends in varying degrees on a variety of factors, including those relating to the general creditworthiness of the governmental issuer, its dependence on its continuing access to the credit markets, and the importance to the issuer of the equipment, property or facility covered by the lease or contract; (7) the rating, if any, assigned to the obligation and/or the governmental issuer by any nationally recognized statistical rating organization; (8) whether the obligation is insured as to the timely payment of principal and interest; and (9) all factors and information unique to the obligation in determining its liquidity. If the municipal lease obligation is insured as to the timely payment of principal and interest, or if the obligation has an investment grade rating (rated BBB or Baa or higher), the investment adviser will consider the obligation to be liquid. In the event a Fund acquires an unrated municipal lease obligation, the investment adviser will be responsible for determining the credit quality of such obligation on an ongoing basis, including an assessment of the likelihood that the lease may or may not be cancelled.

Zero Coupon Bonds. Zero coupon bonds are debt obligations which do not require the periodic payment of interest and are issued at a significant discount from face value. The discount approximates the total amount of interest the bonds will accrue and compound over the period until maturity at a rate of interest reflecting the market rate of the security at the time of purchase. Each Fund is required to accrue income from zero coupon bonds on a current basis, even though it does not receive that income currently in cash, and each Fund is required to distribute that income for each taxable year. Thus, a Fund may have to sell other investments to obtain cash needed to make income distributions.

When-Issued Securities. New issues of municipal obligations are sometimes offered on a “when-issued” basis, that is, delivery and payment for the securities normally take place within a specified number of days after the date of a Fund’s commitment and are subject to certain conditions such as the issuance of satisfactory legal opinions. Each Fund may also purchase securities on a when-issued basis pursuant to refunding contracts in connection with the refinancing of an issuer’s outstanding indebtedness. Refunding contracts generally require the issuer to sell and a Fund to buy such securities on a settlement date that could be several months or several years in the future. Each Fund may also purchase instruments that give the Fund the option to purchase a municipal obligation when and if issued.

Each Fund will make commitments to purchase when-issued securities only with the intention of actually acquiring the securities, but may sell such securities before the settlement date if it is deemed advisable as a matter of investment strategy. The payment obligation and the interest rate that will be received on the securities are fixed at the time a Fund enters into the purchase commitment. When a Fund commits to purchase a security on a when-issued basis it records the transaction and reflects the value of the security in determining its net asset value. Securities purchased on a when-issued basis and the securities held by a Fund are subject to changes in value based upon the perception of the creditworthiness of the issuer and changes in the level of interest rates (i.e., appreciation when interest rates decline and depreciation when interest rates rise). Therefore, to the extent that a Fund remains substantially fully invested at the same time that it has purchased securities on a when-issued basis, there will be greater fluctuations in the Fund’s net asset value than if it solely set aside cash to pay for when-issued securities.

Futures Contracts and Options on Futures Contracts. A change in the level of interest rates may affect the value of the securities held by a Fund (or of securities that a Fund expects to purchase). To hedge against changes in rates or as a substitute for the purchase of securities, a Fund may enter into (i) futures contracts for the purchase or sale of debt securities and (ii) futures contracts on securities indices. All futures contracts entered into by a Fund are traded on exchanges or boards of trade that are licensed and regulated by the CFTC and must be executed through a futures commission merchant or brokerage firm which is a member of the relevant exchange. Each Fund may purchase and write call and put options on futures contracts which are traded on a United States exchange or board of trade. Each Fund will be required, in connection with transactions in futures contracts and the writing of options on futures, to make margin deposits, which will be held by the futures commission merchant through whom the Fund engages in such futures and options transactions.

Some futures contracts and options thereon may become illiquid under adverse market conditions. In addition, during periods of market volatility, a commodity exchange may suspend or limit transactions in an exchange-traded instrument, which may make the instrument temporarily illiquid and difficult to price. Commodity exchanges may also establish daily limits on the amount that the price of a futures contract or futures option can vary from the previous day’s settlement price. Once the daily limit is reached, no trades may be made that day at a price beyond the limit. This may prevent a Fund from closing out positions and limiting its losses.

Each Fund will engage in futures and related options transactions for either hedging or non-hedging purposes. Each Fund will determine that the price fluctuations in the futures contracts and options on futures used for hedging purposes are substantially related to price fluctuations in securities held by the Fund or which it expects to purchase. Each Fund will engage in transactions in futures and related options contracts only to the extent such transactions are consistent with the requirements of the Code, for maintaining qualification of a Fund as a regulated investment company for federal income tax purposes. Each Fund has claimed an exclusion from the definition of a Commodity Pool Operator (“CPO”) under the Commodity Exchange Act and therefore is not subject to registration or regulation as a CPO.

Residual Interest Bonds. Each Fund may invest in residual interest bonds in a trust that holds municipal securities. The interest rate payable on a residual interest bond bears an inverse relationship to the interest rate on another security issued by the trust. Because changes in the interest rate on the other security inversely affect the interest paid on the residual interest bond, the value and income of a residual interest bond is generally more volatile than that of a fixed rate bond. Residual interest bonds have interest rate adjustment formulas which generally reduce or, in the extreme, eliminate the interest paid to a Fund when short-term interest rates rise, and increase the interest paid to a Fund when short-term interest rates fall. Residual interest bonds have varying degrees of liquidity, and the market for these securities is relatively volatile. These securities tend to underperform the market for fixed rate bonds in a rising long-term interest rate environment, but tend to outperform the market for fixed rate bonds when long-term interest rates decline. Although volatile, residual interest bonds typically offer the potential for yields exceeding the yields available on fixed rate bonds with comparable credit quality and maturity. These securities usually permit the investor to convert the floating rate to a fixed rate (normally adjusted downward), and this optional conversion feature may provide a partial hedge against rising rates if exercised at an opportune time. While residual interest bonds expose a Fund to leverage risk because they provide two or more dollars of bond market exposure for every dollar invested, they are not subject to a Fund’s restrictions on borrowings.

Under certain circumstances, a Fund may enter into a so-called shortfall and forbearance agreement with the sponsor of a residual interest bond held by the Fund. Such agreements commit a Fund to reimburse the sponsor of such residual interest bond, upon the termination of the trust issuing the residual interest bond, the difference between the liquidation value of the underlying security (which is the basis of the residual interest bond) and the principal amount due to the holders of the floating rate security issued in conjunction with the residual interest bond. Absent a shortfall and forebearance agreement, a Fund would not be required to make such a reimbursement. If a Fund chooses not to enter into such an agreement, the residual interest bond could be terminated and the Fund could incur a loss.

Credit Derivatives. Each Fund may invest in credit default swaps, total return swaps or credit options. In a credit default swap, the buyer of credit protection (or seller of credit risk) agrees to pay the counterparty a fixed, periodic premium for a specified term. In return, the counterparty agrees to pay a contingent payment to the buyer in the event of an agreed upon credit occurrence with respect to a particular reference entity. In a total return swap, the buyer receives a periodic return equal to the total economic return of a specified security, securities or index, for a specified period of time. In return, the buyer pays the counterparty a variable stream of payments, typically based upon short term interest rates, possibly plus or minus an agreed upon spread. Credit options are options whereby the purchaser has the right, but not the obligation, to enter into a transaction involving either an asset with inherent credit risk or a credit derivative, at terms specified at the initiation of the option. Transactions in derivative instruments involve a risk of loss or depreciation due to: unanticipated adverse changes in securities prices, interest rates, indices, the other financial instruments’ prices or currency exchange rates; the inability to close out a position; default by the counterparty; imperfect correlation between a position and the desired hedge; tax constraints on closing out positions; and portfolio management constraints on securities subject to such transactions. Derivative instruments may sometimes increase or leverage exposure to a particular market risk, thereby increasing price volatility. The counterparties to many derivatives transactions are investment banks (or, if recently restructured, formerly categorized as investment banks), an industry that has recently experienced higher than normal bankruptcies. The risk of counterparty default increases in the event such counterparties undergo bankruptcy or are otherwise part of an industry affected by increased bankruptcy activity.

Redemption, Demand and Put Features and Put Options. Issuers of municipal obligations may reserve the right to call (redeem) the bond. If an issuer redeems securities held by a Fund during a time of declining interest rates, the Fund may not be able to reinvest the proceeds in securities providing the same investment return as the securities redeemed. Also, some bonds may have “put” or “demand” features that allow early redemption by the bondholder. Longer term fixed-rate bonds may give the holder a right to request redemption at certain times (often annually after the lapse of an intermediate term). These bonds are more defensive than conventional long term bonds (protecting to some degree against a rise in interest rates) while providing greater opportunity than comparable intermediate term bonds, because a Fund may retain the bond if interest rates decline.

Liquidity and Protective Put Options. Each Fund may enter into a separate agreement with the seller of the security or some other person granting the Fund the right to put the security to the seller thereof or the other person at an agreed upon price. Each Fund intends to limit this type of transaction to institutions (such as banks or securities dealers) which the investment adviser believes present minimal credit risks and would engage in this type of transaction to facilitate portfolio liquidity or (if the seller so agrees) to hedge against rising interest rates. There is no assurance that this kind of put option will be available to a Fund or that selling institutions will be willing to permit a Fund to exercise a put to hedge against rising interest rates. A Fund does not expect to assign any value to any separate put option which may be acquired to facilitate portfolio liquidity, inasmuch as the value (if any) of the put will be reflected in the value assigned to the associated security; any put acquired for hedging purposes would be valued in good faith under methods or procedures established by the Trustees after consideration of all relevant factors, including its expiration date, the price volatility of the associated security, the difference between the market price of the associated security and the exercise price of the put, the creditworthiness of the issuer of the put and the market prices of comparable put options. Interest income generated by certain bonds having put or demand features may be taxable.

OTC Options. Each Fund may enter into an agreement with a potential buyer of a municipal obligation that gives the buyer the right, but not the obligation, to purchase a municipal obligation held by the Fund at a particular price in the future and is commonly referred to as an over-the-counter option or OTC option. Such agreements will be entered solely to help facilitate the selling of municipal obligations, for instance, if the buyer wishes to lock in a price for a particular municipal obligation subject to performing due diligence on the issue or issuer. The buyer may not pay a premium for such option. Each Fund may enter into such arrangements on up to 5% of the value of such Fund’s assets. There is a risk that the value of a municipal obligation underlying an option may appreciate above the value that the buyer has agreed to pay for the municipal obligation and therefore the Fund would not be entitled to the appreciation above such price.

Variable Rate Obligations. Each Fund may purchase variable rate obligations. Variable rate instruments provide for adjustments in the interest rate at specified intervals (daily, weekly, monthly, semiannually, etc.) based on market conditions and the investor may have the right to “put” the security back to the issuer or its agent. Variable rate obligations normally provide that the holder can demand payment of the obligation on short notice at par with accrued interest and which are frequently secured by letters of credit or other support arrangements provided by banks. To the extent that such letters of credit or other arrangements constitute an unconditional guarantee of the issuer’s obligations, a bank may be treated as the issuer of a security for the purposes of complying with the diversification requirements set forth in Section 5(b) of the 1940 Act and Rule 5b-2 thereunder. A Fund would anticipate using these bonds as cash equivalents pending longer term investment of its funds.

Interest Rate Swaps and Forward Rate Contracts. Interest rate swaps involve the exchange by a Fund with another party of their respective commitments to pay or receive interest, e.g., an exchange of fixed rate payments for floating rate payments. A Fund will only enter into interest rate swaps on a net basis, i.e., the two payment streams are netted out with the Fund receiving or paying, as the case may be, only the net amount of the two payments. Each Fund may also enter forward rate contracts. Under these contracts, the buyer locks in an interest rate at a future settlement date. If the interest rate on the settlement date exceeds the lock rate, the buyer pays the seller the difference between the two rates. If the lock rate exceeds the interest rate on the settlement date, the seller pays the buyer the difference between the two rates. Any such gain received by the Fund would be taxable.

If the other party to an interest rate swap or forward rate contract defaults, a Fund’s risk of loss consists of the net amount of payments that the Fund is contractually entitled to receive. The net amount of the excess, if any, of a Fund’s obligations over its entitlements will be maintained in a segregated account by the Fund’s custodian. No Fund will enter into any interest rate swap or forward rate contract unless the claims-paying ability of the other party thereto is considered to be investment grade by the investment adviser. If there is a default by the other party to such a transaction, a Fund will have contractual remedies pursuant to the agreements related to the transaction. These instruments are traded in the over-the-counter market.

Illiquid Obligations. At times, a substantial portion of a Fund’s assets may be invested in securities as to which the Fund, by itself or together with other accounts managed by the investment adviser and its affiliates, holds a major portion or all of such securities. Under adverse market or economic conditions or in the event of adverse changes in the financial condition of the issuer, a Fund could find it more difficult to sell such securities when the investment adviser believes it advisable to do so or may be able to sell such securities only at prices lower than if such securities were more widely held. Under such circumstances, it may also be more difficult to determine the fair value of such securities for purposes of computing a Fund’s net asset value. Illiquid securities may also include those legally restricted as to resale, and securities eligible for resale pursuant to Rule 144A thereunder. Rule 144A securities may be treated as liquid securities if the investment adviser determines that such treatment is warranted. Even if determined to be liquid, holdings of these securities may increase the level of Fund illiquidity if eligible buyers become uninterested in purchasing them.

The secondary market for some municipal obligations issued within a state (including issues which are privately placed with a Fund) is less liquid than that for taxable debt obligations or other more widely traded municipal obligations. No Fund will purchase illiquid securities if more than 15% of its net assets would be invested in securities that are not readily marketable. No established resale market exists for certain of the municipal obligations in which a Fund may invest. The market for obligations rated below investment grade is also likely to be less liquid than the market for higher rated obligations. As a result, a Fund may be unable to dispose of these municipal obligations at times when it would otherwise wish to do so at the prices at which they are valued.

Asset Coverage. To the extent required by SEC guidelines, each Fund will only engage in transactions that expose it to an obligation to another party if it owns either (1) an offsetting (“covered”) position for the same type of financial asset, or (2) cash or liquid securities, segregated with its custodian, with a value sufficient at all times to cover its potential obligations not covered as provided in (1). Assets used as cover or segregated with the custodian cannot be sold while the position(s) requiring cover is open unless replaced with other appropriate assets. As a result, if a large portion of assets is segregated or committed as cover, it could impede portfolio management or the ability to meet redemption requests or other current obligations.

ReFlow Liquidity Program. Each Fund may participate in the ReFlow liquidity program, which is designed to provide an alternative liquidity source for mutual funds experiencing net redemptions of their shares. Pursuant to the program, ReFlow Fund, LLC ("ReFlow") provides participating mutual funds with a source of cash to meet net shareholder redemptions by standing ready each business day to purchase fund shares up to the value of the net shares redeemed by other shareholders that are to settle the next business day. Following purchases of fund shares, ReFlow then generally redeems those shares when the fund experiences net sales, at the end of a maximum holding period determined by ReFlow (currently 28 days) or at other times at ReFlow’s discretion. While ReFlow holds fund shares, it will have the same rights and privileges with respect to those shares as any other shareholder. For use of the ReFlow service, a fund pays a fee to ReFlow each time it purchases fund shares, calculated by applying to the purchase amount a fee rate determined through an automated daily auction among participating mutual funds. The current minimum fee rate is 0.15% of the value of the fund shares purchased by ReFlow although the fund may submit a bid at a higher fee rate if it determines that doing so is in the best interest of fund shareholders. Such fee is allocated among a fund’s share classes based on relative net assets. ReFlow’s purchases of fund shares through the liquidity program are made on an investment-blind basis without regard to the fund’s objective, policies or anticipated performance. ReFlow will purchase Class A shares at net asset value and will not be subject to any sales charge, investment minimum or redemption fee applicable to such shares. Investments in a Fund by ReFlow in connection with the ReFlow liquidity program are not subject to the round trip limitation described in "Restrictions on Excessive Trading and Market Timing" under "Purchasing Shares" in the prospectus. In accordance with federal securities laws, ReFlow is prohibited from acquiring more than 3% of the outstanding voting securities of a fund. The investment adviser believes that the program assists in stabilizing a Fund’s net assets to the benefit of the Fund and its shareholders. To the extent a Fund’s net assets do not decline, the investment adviser may also benefit.

Temporary Investments. Cash equivalents are highly liquid, short-term securities such as commercial paper, time deposits, certificates of deposit, short-term notes and short-term U.S. Government obligations. These securities may be subject to federal income, state income and/or other taxes.

Portfolio Turnover. Each Fund may sell (and later purchase) securities in anticipation of a market decline (a rise in interest rates) or purchase (and later sell) securities in anticipation of a market rise (a decline in interest rates). Securities may also be purchased and sold based on their relative value in the marketplace. A Fund cannot accurately predict its portfolio turnover rate, but it is anticipated that the annual portfolio turnover rate will generally not exceed 100% (excluding turnover of securities having a maturity of one year or less). A 100% annual turnover rate could occur, for example, if all the securities held by a Fund were replaced once in a period of one year. A high turnover rate (100% or more) necessarily involves greater expenses to a Fund. Historical turnover rate(s) are included in the Financial Highlights table(s) in the Prospectus.

INVESTMENT RESTRICTIONS

The following investment restrictions of each Fund are designated as fundamental policies and as such cannot be changed without the approval of the holders of a majority of a Fund’s outstanding voting securities, which as used in this SAI means the lesser of: (a) 67% of the shares of a Fund present or represented by proxy at a meeting if the holders of more than 50% of the outstanding shares are present or represented at the meeting; or (b) more than 50% of the outstanding shares of a Fund. Accordingly, each Fund may not:

(1)	Borrow money or issue senior securities except as permitted by the 1940 Act;
(2)	Purchase securities on margin (but the Fund may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities). The deposit or payment by the Fund of initial or maintenance margin in connection with futures contracts or related options transactions is not considered the purchase of a security on margin;
(3)	Underwrite or participate in the marketing of securities of others, except insofar as it may technically be deemed to be an underwriter in selling a portfolio security under circumstances which may require the registration of the same under the 1933 Act;
(4)	Purchase or sell real estate (including limited partnership interests in real estate but excluding readily marketable interests in real estate investment trusts or readily marketable securities of companies which invest or deal in real estate or securities which are secured by real estate);
(5)	Purchase or sell physical commodities or contracts for the purchase or sale of physical commodities; or
(6)	Make loans to any person except by (a) the acquisition of debt instruments and making portfolio investments, (b) entering into repurchase agreements and (c) lending portfolio securities.

In connection with Restriction (1) above, the 1940 Act currently permits investment companies to borrow money so long as there is 300% asset coverage of the borrowing (i.e., borrowings do not exceed one-third of the investment company’s total assets after subtracting liabilities other than the borrowings). There is no current intent to borrow money, except for the limited purposes described in the prospectus.

Notwithstanding the investment policies and restrictions of each Fund, the Fund may invest all of its investable assets in an open-end management investment company with substantially the same investment objective, policies and restrictions as the Fund.

The following nonfundamental investment policies have been adopted by each Fund. A nonfundamental investment policy may be changed by the Trustees with respect to a Fund without approval by the Fund’s shareholders. Each Fund will not:

  make short sales of securities or maintain a short position, unless at all times when a short position is open (i) it owns an equal amount of such securities or securities convertible into or exchangeable, without payment of any further consideration, for securities of the same issue as, and equal in amount to, the securities sold short or (ii) it holds in a segregated account cash or other liquid securities (to the extent required under the 1940 Act) in an amount equal to the current market value of the securities sold short, and unless not more than 25% of its net assets (taken at current value) is held as collateral for such sales at any one time; or
  invest more than 15% of net assets in investments which are not readily marketable, including restricted securities and repurchase agreements maturing in more than seven days. Restricted securities for the purposes of this limitation do not include securities eligible for resale pursuant to Rule 144A under the 1933 Act and commercial paper issued pursuant to Section 4(2) of said Act that the Board of Trustees, or its delegate, determines to be liquid. Any such determination by a delegate will be made pursuant to procedures adopted by the Board. When investing in Rule 144A securities, the level of portfolio illiquidity may be increased to the extent that eligible buyers become uninterested in purchasing such securities.

No Fund will invest 25% or more of its total assets in any one industry. For purposes of the foregoing policy, securities of the U.S. Government, its agencies, or instrumentalities are not considered to represent industries. Municipal obligations backed by the credit of a governmental entity are also not considered to represent industries. However, municipal obligations backed only by the assets and revenues of non-governmental users may for this purpose be deemed to be issued by such non-governmental users. The foregoing 25% limitation would apply to these issuers. As discussed in the prospectus and this SAI, a Fund may invest more than 25% of its total assets in certain economic sectors, such as revenue bonds, housing, hospitals and other health care facilities, utilities and industrial development bonds.

For purposes of a Fund’s investment restrictions and diversification status, the determination of the “issuer” of any obligation, including residual interest bonds, will be made by the Fund’s investment adviser on the basis of the characteristics of the obligation and other relevant factors, the most significant of which is the source of funds committed to meeting interest and principal payments of such obligations. A Fund’s investments in residual interest bonds and similar securities described in the prospectus and this SAI will not be considered borrowing for purposes of a Fund’s restrictions on borrowing described herein and in the prospectus.

Whenever an investment policy or investment restriction set forth in the prospectus or this SAI states a maximum percentage of assets that may be invested in any security or other asset, or describes a policy regarding quality standards, such percentage limitation or standard shall be determined immediately after and as a result of the acquisition by a Fund of such security or asset. Accordingly, any later increase or decrease resulting from a change in values, assets or other circumstances or any subsequent rating change made by a rating service (or as determined by the investment adviser if the security is not rated by a rating agency), will not compel a Fund to dispose of such security or other asset. However, a Fund must always be in compliance with the borrowing policy and limitation on investing in illiquid securities set forth above. If a sale of securities is required to comply with the 15% limit on illiquid securities, such sales will be made in an orderly manner with consideration of the best interests of shareholders.

MANAGEMENT AND ORGANIZATION

Fund Management. The Trustees of the Trust are responsible for the overall management and supervision of the affairs of the Trust. The Trustees and officers of the Trust are listed below. Except as indicated, each individual has held the office shown or other offices in the same company for the last five years. Trustees and officers of the Trust hold indefinite terms of office. The “Noninterested Trustees” consist of those Trustees who are not “interested persons” of the Trust, as that term is defined under the 1940 Act. The business address of each Trustee and officer is Two International Place, Boston, Massachusetts 02110. As used in this SAI, “EVC” refers to Eaton Vance Corp., “EV” refers to Eaton Vance, Inc. and “EVD” refers to Eaton Vance Distributors, Inc. (see "Principal Underwriter" under "Other Service Providers"). EVC and EV are the corporate parent and trustee, respectively, of Eaton Vance and BMR. Each officer affiliated with Eaton Vance may hold a position with other Eaton Vance affiliates that is comparable to his or her position with Eaton Vance listed below.

				Number of Portfolios in Fund Complex Overseen By Trustee(1)

Name and Date of Birth	Trust Position(s)	Term of Office and Length of Service	Principal Occupation(s) During Past Five Years		Other Directorships Held

Interested Trustee

THOMAS E. FAUST JR.	Trustee	Since 2007	Chairman, Chief Executive Officer and President of EVC, Director and	176	Director of EVC
5/31/58			President of EV, Chief Executive Officer and President of Eaton Vance
			and BMR, and Director of EVD. Trustee and/or officer of 176
			registered investment companies and 4 private investment
			companies managed by Eaton Vance or BMR. Mr. Faust is an
			interested person because of his positions with BMR, Eaton Vance,
			EVC, EVD and EV, which are affiliates of the Trust.

Noninterested Trustees

BENJAMIN C. ESTY	Trustee	Since 2005	Roy and Elizabeth Simmons Professor of Business Administration and	176	None
1/2/63			Finance Unit Head, Harvard University Graduate School of Business
			Administration.

ALLEN R. FREEDMAN	Trustee	Since 2007	Former Chairman (2002-2004) and a Director (1983-2004) of	176	Director of Assurant, Inc.
4/3/40			Systems & Computer Technology Corp. (provider of software to higher		(insurance provider), and
			education). Formerly, a Director of Loring Ward International (fund		Stonemor Partners L.P. (owner
			distributor) (2005-2007). Formerly, Chairman and a Director of		and operator of cemeteries)
			Indus International, Inc. (provider of enterprise management
			software to the power generating industry) (2005-2007).

WILLIAM H. PARK	Trustee	Since 2003	Vice Chairman, Commercial Industrial Finance Corp. (specialty	176	None
9/19/47			finance company) (since 2006). Formerly, President and Chief
			Executive Officer, Prizm Capital Management, LLC (investment
			management firm) (2002-2005).

RONALD A. PEARLMAN	Trustee	Since 2003	Professor of Law, Georgetown University Law Center.	176	None
7/10/40

HELEN FRAME PETERS	Trustee	Since 2008	Professor of Finance, Carroll School of Management, Boston College.	176	Director of BJ’s Wholesale Club,
3/22/48			Adjunct Professor of Finance, Peking University, Beijing, China (since		Inc. (wholesale club retailer)
			2005).

Number of Portfolios in Fund Complex Overseen By Trustee(1)

Name and Date of Birth	Position(s) Trust	Term of Office and Length of Service	Principal Occupation(s) During Past Five Years		Other Directorships Held

HEIDI L. STEIGER	Trustee	Since 2007	Managing Partner, Topridge Associates LLC (global wealth	176	Director of Nuclear Electric
7/8/53			management firm) (since 2008); Senior Adviser (since 2008),		Insurance Ltd. (nuclear insurance
			President (2005-2008), Lowenhaupt Global Advisors, LLC (global		provider), Aviva USA (insurance
			wealth management firm). Formerly, President and Contributing		provider) and CIFG (family of
			Editor, Worth Magazine (2004-2005). Formerly, Executive Vice		financial guaranty companies)
			President and Global Head of Private Asset Management (and various		and Advisory Director of
			other positions), Neuberger Berman (investment firm) (1986-2004).		Berkshire Capital Securities LLC
(private investment banking firm)

LYNN A. STOUT	Trustee	Since 1998	Paul Hastings Professor of Corporate and Securities Law (since 2006)	176	None
9/14/57			and Professor of Law (2001-2006), University of California at Los
Angeles School of Law.

RALPH F. VERNI	Chairman of	Chairman of	Consultant and private investor.	176	None
1/26/43	the Board and	the Board
	Trustee	since 2007
and Trustee
since 2005

(1)	Includes both master and feeder funds in a master-feeder structure.

Principal Officers who are not Trustees

Term of Office and
Name and Date of Birth	Trust Position(s)	Length of Service	Principal Occupation(s) During Past Five Years

ROBERT B. MACINTOSH	President	Since 2005	Vice President of Eaton Vance and BMR.	Officer of 91 registered investment companies
1/22/57			managed by Eaton Vance or BMR.

WILLIAM H. AHERN, JR.	Vice President	Since 2004	Vice President of Eaton Vance and BMR.	Officer of 76 registered investment companies
7/28/59			managed by Eaton Vance or BMR.

CRAIG R. BRANDON	Vice President	Since 2004	Vice President of Eaton Vance and BMR.	Officer of 44 registered investment companies
12/21/66			managed by Eaton Vance or BMR.

CYNTHIA J. CLEMSON	Vice President	Since 2004	Vice President of Eaton Vance and BMR.	Officer of 92 registered investment companies
3/2/63			managed by Eaton Vance or BMR.

THOMAS M. METZOLD	Vice President	Since 2004	Vice President of Eaton Vance and BMR.	Officer of 45 registered investment companies
8/3/58			managed by Eaton Vance or BMR.

ADAM A. WEIGOLD	Vice President	Since 2007	Vice President of Eaton Vance and BMR.	Officer of 69 registered investment companies
3/22/75			managed by Eaton Vance or BMR.

BARBARA E. CAMPBELL	Treasurer	Since 2005	Vice President of Eaton Vance and BMR.	Officer of 176 registered investment companies
6/19/57			managed by Eaton Vance or BMR.

MAUREEN A. GEMMA	Secretary and Chief Legal		Vice President of Eaton Vance and BMR.	Officer of 176 registered investment companies
5/24/60	Officer	Secretary since 2007 and	managed by Eaton Vance or BMR.
Chief Legal Officer since
2008

PAUL M. O’NEIL	Chief Compliance Officer	Since 2004	Vice President of Eaton Vance and BMR.	Officer of 176 registered investment companies
7/11/53			managed by Eaton Vance or BMR.

The Board of Trustees of the Trust have several standing Committees, including the Governance Committee, the Audit Committee, the Portfolio Management Committee, the Compliance Reports and Regulatory Matters Committee and the Contract Review Committee. Each of the Committees are comprised of only noninterested Trustees.

Mmes. Stout (Chair), Peters and Steiger, and Messrs. Esty, Freedman, Park, Pearlman and Verni are members of the Governance Committee. The purpose of the Governance Committee is to consider, evaluate and make recommendations to the Board of Trustees with respect to the structure, membership and operation of the Board of Trustees and the Committees thereof, including the nomination and selection of noninterested Trustees and a Chairperson of the Board of Trustees and the compensation of such persons. During the fiscal year ended July 31, 2009, the Governance Committee convened five times.

The Governance Committee will, when a vacancy exists or is anticipated, consider any nominee for noninterested Trustee recommended by a shareholder if such recommendation is submitted in writing to the Governance Committee, contains sufficient background information concerning the candidate, including evidence the candidate is willing to serve as a noninterested Trustee if selected for the position, and is received in a sufficiently timely manner.

Messrs. Park (Chair) and Verni, and Mmes. Steiger and Stout are members of the Audit Committee. The Board of Trustees has designated Mr. Park, a noninterested Trustee, as audit committee financial expert. The Audit Committee’s purposes are to (i) oversee each Fund’s accounting and financial reporting processes, its internal control over financial reporting, and, as appropriate, the internal control over financial reporting of certain service providers; (ii) oversee or, as appropriate, assist Board oversight of the quality and integrity of each Fund’s financial statements and the independent audit thereof; (iii) oversee, or, as appropriate, assist Board oversight of, each Fund’s compliance with legal and regulatory requirements that relate to each Fund’s accounting and financial reporting, internal control over financial reporting and independent audits; (iv) approve prior to appointment the engagement and, when appropriate, replacement of the independent registered public accounting firm, and, if applicable, nominate the independent registered public accounting firm to be proposed for shareholder ratification in any proxy statement of a Fund; (v) evaluate the qualifications, independence and performance of the independent registered public accounting firm and the audit partner in charge of leading the audit; and (vi) prepare, as necessary, audit committee reports consistent with the requirements of applicable SEC and stock exchange rules for inclusion in the proxy statement of a Fund. During the fiscal year ended July 31, 2009, the Audit Committee convened five times.

Messrs. Verni (Chair), Esty, Freedman, Park and Pearlman, and Ms. Peters are currently members of the Contract Review Committee. The purposes of the Contract Review Committee are to consider, evaluate and make recommendations to the Board of Trustees concerning the following matters: (i) contractual arrangements with each service provider to the Funds, including advisory, sub-advisory, transfer agency, custodial and fund accounting, distribution services and administrative services; (ii) any and all other matters in which any service provider (including Eaton Vance or any affiliated entity thereof) has an actual or potential conflict of interest with the interests of the Funds, or investors therein; and (iii) any other matter appropriate for review by the noninterested Trustees, unless the matter is within the responsibilities of the other Committees of the Board of Trustees. During the fiscal year ended July 31, 2009, the Contract Review Committee convened seven times.

Messrs. Esty (Chair) and Freedman, and Ms. Peters are currently members of the Portfolio Management Committee. The purposes of the Portfolio Management Committee are to: (i) assist the Board of Trustees in its oversight of the portfolio management process employed by the Funds and their investment adviser and sub-adviser(s), if applicable, relative to the Funds’ stated objective(s), strategies and restrictions; (ii) assist the Board of Trustees in its oversight of the trading policies and procedures and risk management techniques applicable to the Funds; and (iii) assist the Board of Trustees in its monitoring of the performance results of all Funds, giving special attention to the performance of certain Funds that it or the Board of Trustees identifies from time to time. During the fiscal year ended July 31, 2009, the Portfolio Management Committee convened six times.

Mr. Pearlman (Chair) and Mmes. Steiger and Stout are currently members of the Compliance Reports and Regulatory Matters Committee. The purposes of the Compliance Reports and Regulatory Matters Committee are to: (i) assist the Board of Trustees in its oversight role with respect to compliance issues and certain other regulatory matters affecting the Funds; (ii) serve as a liaison between the Board of Trustees and the Funds’ Chief Compliance Officer (the “CCO”); and (iii) serve as a “qualified legal compliance committee” within the rules promulgated by the SEC. During the fiscal year ended July 31, 2009, the Compliance Reports and Regulatory Matters Committee convened eight times.

Share Ownership. The following table shows the dollar range of equity securities beneficially owned by each Trustee in each Fund and in all Eaton Vance Funds overseen by the Trustee as of December 31, 2008.

Dollar Range of Equity Securities Owned by
	Benjamin C.	Thomas E.	Allen R.	William H.	Ronald A.	Helen Frame	Heidi L.	Lynn A.	Ralph F.
Fund Name	Esty(2)	Faust Jr.(1)	Freedman(2)	Park(2)	Pearlman(2)	Peters(2)(3)	Steiger(2)	Stout(2)	Verni(2)
Arizona Fund	None	None	None	None	None	None	None	None	None
Colorado Fund	None	None	None	None	None	None	None	None	None
Connecticut Fund	None	None	None	None	None	None	None	None	None
Michigan Fund	None	None	None	None	None	None	None	None	None
Minnesota Fund	None	None	None	None	None	None	None	None	None
New Jersey Fund	None	None	None	None	None	None	None	None	None
Pennsylvania Fund	None	None	None	None	None	None	None	None	None
Aggregate Dollar
Range of Equity
Securities Owned in
all Registered Funds
Overseen by Trustee
in the Eaton Vance	over	over	over	over	over			over	over
Family of Funds	$100,000	$100,000	$100,000	$100,000*	$100,000	None	None	$100,000*	$100,000*

(1)	Interested Trustee.
(2)	Noninterested Trustees.
(3)	Ms. Peters was elected as a Trustee effective November 17, 2008.
*	Includes shares which may be deemed to be beneficially owned through the Trustee Deferred Compensation Plan.

As of December 31, 2008, no noninterested Trustee or any of their immediate family members owned beneficially or of record any class of securities of EVC, EVD or any person controlling, controlled by or under common control with EVC or EVD.

During the calendar years ended December 31, 2007 and December 31, 2008, no noninterested Trustee (or their immediate family members) had:

(1)	Any direct or indirect interest in Eaton Vance, EVC, EVD or any person controlling, controlled by or under common control with EVC or EVD;

(2)	Any direct or indirect material interest in any transaction or series of similar transactions with (i) the Trust or any
Fund; (ii) another fund managed by EVC, distributed by EVD or a person controlling, controlled by or under common control with EVC or EVD; (iii) EVC or EVD; (iv) a person controlling, controlled by or under common control with EVC or EVD; or (v) an officer of any of the above; or

(3)	Any direct or indirect relationship with (i) the Trust or any Fund; (ii) another fund managed by EVC, distributed by
EVD or a person controlling, controlled by or under common control with EVC or EVD; (iii) EVC or EVD; (iv) a person controlling, controlled by or under common control with EVC or EVD; or (v) an officer of any of the above.

During the calendar years ended December 31, 2007 and December 31, 2008, no officer of EVC, EVD or any person controlling, controlled by or under common control with EVC or EVD served on the Board of Directors of a company where a noninterested Trustee of the Trust or any of their immediate family members served as an officer.

Trustees of the Trust who are not affiliated with the investment adviser may elect to defer receipt of all or a percentage of their annual fees in accordance with the terms of a Trustees Deferred Compensation Plan (the “Trustees’ Plan”). Under the Trustees’ Plan, an eligible Trustee may elect to have his or her deferred fees invested by the Trust in the shares of one or more funds in the Eaton Vance Family of Funds, and the amount paid to the Trustees under the Trustees’ Plan will be determined based upon the performance of such investments. Deferral of Trustees’ fees in accordance with the Trustees’ Plan will have a negligible effect on the assets, liabilities, and net income per share of the Trust, and will not obligate the Trust to retain the services of any Trustee or obligate the Trust to pay any particular level of compensation to the Trustee. The Trust does not have a retirement plan for Trustees.

The fees and expenses of the Trustees of the Trust are paid by the Funds (and other series of the Trust). (A Trustee of the Trust who is a member of the Eaton Vance organization receives no compensation from the Trust.) During the fiscal year ended July 31, 2009, the Trustees of the Trust earned the following compensation in their capacities as Trustees from the Trust. For the year ended December 31, 2008, the Trustees earned the following compensation in their capacities as Trustees of the funds in the Eaton Vance fund complex(1):

	Benjamin C.	Allen R.	William H.	Ronald A.	Helen Frame	Heidi L.	Lynn A.	Ralph F.
Source of Compensation	Esty	Freedman	Park	Pearlman	Peters(1)	Steiger	Stout	Verni
Trust(2)	$ 23,320	$ 21,292	$ 23,320	$ 23,320	$ 18,625	$ 21,292	$ 23,320	$ 32,952
Trust and Fund Complex(1)	$212,500	$204,167	$209,167(3)	$212,500	$204,167	$204,167	$224,167(4)	$319,167(5)

(1) As of December 1, 2009, the Eaton Vance fund complex consists of 176 registered investment companies or series thereof. Ms. Peters was elected as a Trustee effective November 17, 2008, and thus the compensation figures listed for the Trust and Fund Complex are estimated for the calendar year ended December 31, 2008 based on amounts she would have received if she had been a Trustee for the full 2008 calendar year. Norton H. Reamer retired as a Trustee on July 1, 2008. For the calendar year ended December 31, 2008, Mr. Reamer received $166,667 from the Trust and Fund Complex.

(2) The Trust consisted of 25 Funds as of July 31, 2009.

(3) Includes $80,000 of deferred compensation.

(4) Includes $45,000 of deferred compensation. (5) Includes $157,500 of deferred compensation.

Organization. Each Fund is a series of the Trust, which was organized under Massachusetts law on September 30, 1985 and is operated as an open-end management investment company. Prior to December 1, 2009, each Fund’s name was "Eaton Vance Arizona Municipals Fund", "Eaton Vance Colorado Municipals Fund", "Eaton Vance Connecticut Municipals Fund", "Eaton Vance Michigan Municipals Fund", "Eaton Vance Minnesota Municipals Fund", "Eaton Vance New Jersey Municipals Fund", and "Eaton Vance Pennsylvania Municipals Fund". The Trust may issue an unlimited number of shares of beneficial interest (no par value per share) in one or more series (such as a Fund). The Trustees of the Trust have divided the shares of each Fund into multiple classes. Each class represents an interest in a Fund, but is subject to different expenses, rights and privileges. The Trustees have the authority under the Declaration of Trust to create additional classes of shares with differing rights and privileges. When issued and outstanding, shares are fully paid and nonassessable by the Trust. Shareholders are entitled to one vote for each full share held. Fractional shares may be voted proportionately. Shares of a Fund will be voted together except that only shareholders of a particular class may vote on matters affecting only that class. Shares have no preemptive or conversion rights and are freely transferable. In the event of the liquidation of a Fund, shareholders of each class are entitled to share pro rata in the net assets attributable to that class available for distribution to shareholders.

As permitted by Massachusetts law, there will normally be no meetings of shareholders for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees of the Trust holding office have been elected by shareholders. In such an event the Trustees then in office will call a shareholders’ meeting for the election of Trustees. Except for the foregoing circumstances and unless removed by action of the shareholders in accordance with the Trust’s By-laws, the Trustees shall continue to hold office and may appoint successor Trustees. The Trust’s By-laws provide that no person shall serve as a Trustee if shareholders holding two-thirds of the outstanding shares have removed him or her from that office either by a written declaration filed with the Trust’s custodian or by votes cast at a meeting called for that purpose. The By-laws further provide that under certain circumstances the shareholders may call a meeting to remove a Trustee and that the Trust is required to provide assistance in communication with shareholders about such a meeting.

The Trust’s Declaration of Trust may be amended by the Trustees when authorized by vote of a majority of the outstanding voting securities of the Trust, the financial interests of which are affected by the amendment. The Trustees may also amend the Declaration of Trust without the vote or consent of shareholders to change the name of the Trust or any series or to make such other changes (such as reclassifying series or classes of shares or restructuring the Trust) as do not have a materially adverse effect on the financial interests of shareholders or if they deem it necessary to conform it to applicable federal or state laws or regulations. The Trust’s Bylaws provide that the Trust will indemnify its Trustees and officers against liabilities and expenses incurred in connection with any litigation or proceeding in which they may be involved because of their offices with the Trust. However, no indemnification will be provided to any Trustee or officer for any liability to the Trust or shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

The Trust or any series or class thereof may be terminated by: (1) the affirmative vote of the holders of not less than two-thirds of the shares outstanding and entitled to vote at any meeting of shareholders of the Trust or the appropriate series or class thereof, or by an instrument or instruments in writing without a meeting, consented to by the holders of two-thirds of the shares of the Trust or a series or class thereof, provided, however, that, if such termination is recommended by the Trustees, the vote of a majority of the outstanding voting securities of the Trust or a series or class thereof entitled to vote thereon shall be sufficient authorization; or (2) by means of an instrument in writing signed by a majority of the Trustees, to be followed by a written notice to shareholders stating that a majority of the Trustees has determined that the continuation of the Trust or a series or a class thereof is not in the best interest of the Trust, such series or class or of their respective shareholders.

Under Massachusetts law, if certain conditions prevail, shareholders of a Massachusetts business trust (such as the Trust) could be deemed to have personal liability for the obligations of the Trust. Numerous investment companies registered under the 1940 Act have been formed as Massachusetts business trusts, and management is not aware of an instance where such liability has been imposed. The Trust’s Declaration of Trust contains an express disclaimer of liability on the part of Fund shareholders and the Trust’s By-laws provide that the Trust shall assume the defense on behalf of any Fund shareholders. The Declaration of Trust also contains provisions limiting the liability of a series or class to that series or class. Moreover, the Trust’s By-laws also provide for indemnification out of Fund property of any shareholder held personally liable solely by reason of being or having been a shareholder for all loss or expense arising from such liability. The assets of each Fund are readily marketable and will ordinarily substantially exceed its liabilities. In light of the nature of each Fund’s business and the nature of its assets, management believes that the possibility of the Fund’s liability exceeding its assets, and therefore the shareholder’s risk of personal liability, is remote.

Proxy Voting Policy. The Board has adopted a proxy voting policy and procedures (the “Fund Policy”), pursuant to which the Trustees have delegated proxy voting responsibility to the investment adviser and adopted the proxy voting policies and procedures of the investment adviser (the “Policies”). An independent proxy voting service has been retained to assist in the voting of Fund proxies through the provision of vote analysis, implementation and recordkeeping and disclosure services. The Trustees will review each Fund’s proxy voting records from time to time and will annually consider approving the Policies for the upcoming year. For a copy of the Fund Policy and Adviser Policies, see Appendix G and Appendix H, respectively. Information on how each Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available (1) without charge, upon request, by calling 1-800-262-1122, and (2) on the SEC’s website at http://www.sec.gov.

INVESTMENT ADVISORY AND ADMINISTRATIVE SERVICES

Investment Advisory Services. The investment adviser manages the investments and affairs of each Fund and provides related office facilities and personnel subject to the supervision of the Trust’s Board of Trustees. The investment adviser furnishes investment research, advice and supervision, furnishes an investment program and determines what securities will be purchased, held or sold by each Fund and what portion, if any, of the Fund’s assets will be held uninvested. Each Investment Advisory Agreement requires the investment adviser to pay the salaries and fees of all officers and Trustees of the Trust who are members of the investment adviser’s organization and all personnel of the investment adviser performing services relating to research and investment activities.

For a description of the compensation that each Fund pays the investment adviser, see the prospectus. The following table sets forth the net assets of each Fund and the advisory fees during the three fiscal years ended July 31, 2009.

			Advisory Fee for Fiscal Years Ended
Fund	Net Assets at 7/31/09	7/31/09	7/31/08	7/31/07
Arizona	$95,684,348	$ 358,512	$ 393,556	$ 336,126
Colorado	35,635,753	78,474	92,320	91,512
Connecticut	123,861,703	452,182	503,618	511,717
Michigan	51,398,538	165,412	208,035	200,747
Minnesota	91,660,268	301,630	262,938	167,603
New Jersey	243,378,263	1,115,311	1,329,867	1,295,886
Pennsylvania	295,525,882	1,192,193	1,262,275	1,129,823

Each Investment Advisory Agreement with the investment adviser continues in effect from year to year so long as such continuance is approved at least annually (i) by the vote of a majority of the noninterested Trustees of the Trust cast in person at a meeting specifically called for the purpose of voting on such approval and (ii) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund. Each Agreement may be terminated at any time without penalty on sixty (60) days’ written notice by the Board of Trustees of either party, or by vote of the majority of the outstanding voting securities of the Fund, and the Agreement will terminate automatically in the event of its assignment. Each Agreement provides that the investment adviser may render services to others. Each Agreement also provides that the investment adviser shall not be liable for any loss incurred in connection with the performance of its duties, or action taken or omitted under the Agreement, in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties thereunder, or for any losses sustained in the acquisition, holding or disposition of any security or other investment.

Information About BMR and Eaton Vance. BMR and Eaton Vance are business trusts organized under the laws of The Commonwealth of Massachusetts. EV serves as trustee of BMR and Eaton Vance. EV and Eaton Vance are wholly-owned subsidiaries of EVC, a Maryland corporation and publicly-held holding company. BMR is an indirect subsidiary of EVC. EVC through its subsidiaries and affiliates engages primarily in investment management, administration and marketing activities. The Directors of EVC are Thomas E. Faust Jr., Ann E. Berman, Leo I. Higdon, Jr., Dorothy E. Puhy, Duncan W. Richardson, Winthrop H. Smith, Jr. and Richard A. Spillane Jr. All shares of the outstanding Voting Common Stock of EVC are deposited in a Voting Trust, the Voting Trustees of which are Mr. Faust, Jeffrey P. Beale, Cynthia J. Clemson, Maureen A. Gemma, Lisa Jones, Brian D. Langstraat, Michael R. Mach, Robert B. MacIntosh, Frederick S. Marius, Thomas M. Metzold, Scott H. Page, Mr. Richardson, Walter A. Row, III, G. West Saltonstall, Judith A. Saryan, David M. Stein, Payson F. Swaffield, Mark S. Venezia, Michael W. Weilheimer, Robert J. Whelan and Matthew J. Witkos (all of whom are officers of Eaton Vance or its affiliates). The Voting Trustees have unrestricted voting rights for the election of Directors of EVC. All of the outstanding voting trust receipts issued under said Voting Trust are owned by certain of the officers of BMR and Eaton Vance who are also officers, or officers and Directors of EVC and EV. As indicated under “Management and Organization,” all of the officers of the Trust (as well as Mr. Faust who is also a Trustee) hold positions in the Eaton Vance organization.

Code of Ethics. The investment adviser, principal underwriter, and each Fund have adopted Codes of Ethics governing personal securities transactions. Under the Codes, employees of the investment adviser and the principal underwriter may purchase and sell securities (including securities held or eligible for purchase by a Fund) subject to the provisions of the Codes and certain employees are also subject to pre-clearance, reporting requirements and other procedures.

Portfolio Managers. The portfolio managers (each referred to as a “portfolio manager”) of each Fund are listed below. Each portfolio manager manages other investment companies and/or investment accounts in addition to a Fund. The following tables show, as of a Fund’s most recent fiscal year end, the number of accounts each portfolio manager managed in each of the listed categories and the total assets in the accounts managed within each category. The table also shows the number of accounts with respect to which the advisory fee is based on the performance of the account, if any, and the total assets in those accounts.

	Number of	Total Assets of	Number of Accounts	Total Assets of Accounts
	All Accounts	All Accounts*	Paying a Performance Fee	Paying a Performance Fee*
Craig R. Brandon
Registered Investment Companies	16	$2,614.2	0	$0
Other Pooled Investment Vehicles	0	$ 0	0	$0
Other Accounts	0	$ 0	0	$0
	Number of	Total Assets of	Number of Accounts	Total Assets of Accounts
	All Accounts	All Accounts*	Paying a Performance Fee	Paying a Performance Fee*
William H. Ahern
Registered Investment Companies	18	$1,759.5	0	$0
Other Pooled Investment Vehicles	0	$ 0	0	$0
Other Accounts	0	$ 0	0	$0
	Number of	Total Assets of	Number of Accounts	Total Assets of Accounts
	All Accounts	All Accounts*	Paying a Performance Fee	Paying a Performance Fee*
Robert B. MacIntosh
Registered Investment Companies	10	$2,169.0	0	$0
Other Pooled Investment Vehicles	0	$ 0	0	$0
Other Accounts	311	$282.5	0	$0

	Number of	Total Assets of	Number of Accounts	Total Assets of Accounts
	All Accounts	All Accounts*	Paying a Performance Fee	Paying a Performance Fee*
Adam A. Weigold
Registered Investment Companies	16	$1,008.0	0	$0
Other Pooled Investment Vehicles	0	$ 0	0	$0
Other Accounts	0	$ 0	0	$0

* In millions of dollars.

The following table shows the dollar range of shares of a Fund beneficially owned by its portfolio manager as of the Fund’s most recent fiscal year ended July 31, 2009 and in the Eaton Vance Family of Funds as of December 31, 2008. The purpose of each Fund is to provide tax-exempt income to persons subject to taxation in a particular state. No Fund’s portfolio manager is subject to such taxation and, as such, no manager owns shares of the Fund(s) he manages. In addition, in most cases, Fund shares are not registered for sale in the state of the portfolio manager’s residence.

Aggregate Dollar Range of Equity
	Dollar Range of Equity Securities	Securities Owned in all Registered Funds in
Fund Name and Portfolio Manager	Owned in the Fund	the Eaton Vance Family of Funds
William H. Ahern	None	$500,001-$1,000,000
Craig R. Brandon	None	$100,001-$500,000
Robert B. MacIntosh	None	$100,001-$500,000
Adam A. Weigold	None	$100,001-$500,000

It is possible that conflicts of interest may arise in connection with a portfolio manager’s management of a Fund’s investments on the one hand and the investments of other accounts for which the portfolio manager is responsible on the other. For example, a portfolio manager may have conflicts of interest in allocating management time, resources and investment opportunities among the Fund and other accounts he advises. In addition, due to differences in the investment strategies or restrictions between a Fund and the other accounts, a portfolio manager may take action with respect to another account that differs from the action taken with respect to the Fund. In some cases, another account managed by a portfolio manager may compensate the investment adviser based on the performance of the securities held by that account. The existence of such a performance based fee may create additional conflicts of interest for the portfolio manager in the allocation of management time, resources and investment opportunities. Whenever conflicts of interest arise, the portfolio manager will endeavor to exercise his discretion in a manner that he believes is equitable to all interested persons. The investment adviser has adopted several policies and procedures designed to address these potential conflicts including: a code of ethics; and policies which govern the investment adviser’s trading practices, including among other things the aggregation and allocation of trades among clients, brokerage allocation, cross trades and best execution.

Compensation Structure for BMR. Compensation of the investment adviser’s portfolio managers and other investment professionals has three primary components: (1) a base salary, (2) an annual cash bonus, and (3) annual stock-based compensation consisting of options to purchase shares of EVC’s nonvoting common stock and restricted shares of EVC’s nonvoting common stock. The investment adviser’s investment professionals also receive certain retirement, insurance and other benefits that are broadly available to the investment adviser’s employees. Compensation of the investment adviser’s investment professionals is reviewed primarily on an annual basis. Cash bonuses, stock-based compensation awards, and adjustments in base salary are typically paid or put into effect at or shortly after the October 31st fiscal year end of EVC.

Method to Determine Compensation. The investment adviser compensates its portfolio managers based primarily on the scale and complexity of their portfolio responsibilities and the total return performance of managed funds and accounts versus appropriate peer groups or benchmarks. In addition to rankings within peer groups of funds on the basis of absolute performance, consideration may also be given to relative risk-adjusted performance. Risk-adjusted performance measures include, but are not limited to, the Sharpe ratio. Performance is normally based on periods ending on the September 30th preceding fiscal year end. Fund performance is normally evaluated primarily versus peer groups of funds as determined by Lipper Inc. and/or Morningstar, Inc. When a fund’s peer group as determined by Lipper or Morningstar is deemed by the investment adviser’s management not to provide a fair comparison, performance may instead be evaluated primarily against a custom peer group. In evaluating the performance of a fund and its manager, primary emphasis is normally placed on three-year performance, with secondary consideration of performance over longer and shorter periods. For funds that are tax-managed or otherwise have an objective of after-tax returns, performance is measured net of taxes. For other funds, performance is evaluated on a pre-tax basis. For funds with an investment objective other than total return (such as current income), consideration will also be given to the fund’s success in achieving its objective. For managers responsible for multiple funds and accounts, investment performance is evaluated on an aggregate basis, based on averages or weighted averages among managed funds and accounts. Funds and accounts that have performance-based advisory fees are not accorded disproportionate weightings in measuring aggregate portfolio manager performance.

The compensation of portfolio managers with other job responsibilities (such as heading an investment group or providing analytical support to other portfolios) will include consideration of the scope of such responsibilities and the managers’ performance in meeting them.

The investment adviser seeks to compensate portfolio managers commensurate with their responsibilities and performance, and competitive with other firms within the investment management industry. The investment adviser participates in investment-industry compensation surveys and utilizes survey data as a factor in determining salary, bonus and stock-based compensation levels for portfolio managers and other investment professionals. Salaries, bonuses and stock-based compensation are also influenced by the operating performance of the investment adviser and its parent company. The overall annual cash bonus pool is based on a substantially fixed percentage of pre-bonus operating income. While the salaries of the investment adviser’s portfolio managers are comparatively fixed, cash bonuses and stock-based compensation may fluctuate significantly from year to year, based on changes in manager performance and other factors as described herein. For a high performing portfolio manager, cash bonuses and stock-based compensation may represent a substantial portion of total compensation.

Administrative Services. As indicated in the prospectus, Eaton Vance serves as administrator of each Fund, but currently receives no compensation for providing administrative services to the Fund. Under its Administrative Services Agreement, Eaton Vance has been engaged to administer each Fund’s affairs, subject to the supervision of the Trustees of the Trust, and shall furnish office space and all necessary office facilities, equipment and personnel for administering the affairs of each Fund.

Sub-Transfer Agency Services. Eaton Vance also serves as sub-transfer agent for each Fund. As sub-transfer agent, Eaton Vance performs the following services directly on behalf of a Fund: (1) provides call center services to financial intermediaries and shareholders; (2) answers written inquiries related to shareholder accounts (matters relating to portfolio management, distribution of shares and other management policy questions will be referred to a Fund); (3) furnishes an SAI to any shareholder who requests one in writing or by telephone from a Fund; and (4) processes transaction requests received via telephone. For the sub-transfer agency services it provides, Eaton Vance receives an aggregate annual fee equal to the lesser of $2.5 million or the actual expenses incurred by Eaton Vance in the performance of those services. This fee is paid to Eaton Vance by a Fund’s transfer agent from fees it receives from the Eaton Vance funds. Each Fund will pay a pro rata share of such fee. For the fiscal year ended July 31, 2009, the transfer agent accrued for or paid to Eaton Vance the following amounts for sub-transfer agency services performed on behalf of each Fund:

Arizona	Colorado	Connecticut	Michigan	Minnesota	New Jersey	Pennsylvania
$1,587	$925	$2,978	$1,659	$1,993	$6,131	$7,167

Expenses. Each Fund is responsible for all expenses not expressly stated to be payable by another party (such as expenses required to be paid pursuant to an agreement with the investment adviser, the principal underwriter or the administrator). In the case of expenses incurred by the Trust, each Fund is responsible for its pro rata share of those expenses. The only expenses of a Fund allocated to a particular class are those incurred under the Distribution Plan applicable to that class (if any) and certain other class-specific expenses.

OTHER SERVICE PROVIDERS

Principal Underwriter. Eaton Vance Distributors, Inc. (“EVD”), Two International Place, Boston, MA 02110 is the principal underwriter of each Fund. The principal underwriter acts as principal in selling shares under a Distribution Agreement with the Trust. The expenses of printing copies of prospectuses used to offer shares and other selling literature and of advertising are borne by the principal underwriter. The fees and expenses of qualifying and registering and maintaining qualifications and registrations of a Fund and its shares under federal and state securities laws are borne by the Fund. The Distribution Agreement is renewable annually by the Trust’s Board of Trustees (including a majority of the noninterested Trustees who have no direct or indirect financial interest in the operation of the Distribution Agreement or any applicable Distribution Plan), may be terminated on sixty days’ notice either by such Trustees or by vote of a majority of the outstanding Fund shares or on six months’ notice by the principal underwriter and is automatically terminated upon assignment. The principal underwriter distributes shares on a “best efforts” basis under which it is required to take and pay for only such shares as may be sold. EVD is a direct, wholly-owned subsidiary of EVC. Mr. Faust is a Director of EVD.

Custodian. State Street Bank and Trust Company (“State Street“), 200 Clarendon Street, Boston, MA 02116, serves as custodian to each Fund. State Street has custody of all cash and securities of a Fund, maintains the general ledger of each Fund and computes the daily net asset value of shares of each Fund. In such capacity it attends to details in connection with the sale, exchange, substitution, transfer or other dealings with each Fund’s investments, receives and disburses all funds and performs various other ministerial duties upon receipt of proper instructions from the Trust. State Street provides services in connection with the preparation of shareholder reports and the electronic filing of such reports with the SEC. EVC and its affiliates and their officers and employees from time to time have transactions with various banks, including State Street. It is Eaton Vance’s opinion that the terms and conditions of such transactions were not and will not be influenced by existing or potential custodial or other relationships between each Fund and such banks.

Independent Registered Public Accounting Firm. Deloitte & Touche LLP, 200 Berkeley Street, Boston, MA 02116, is the independent registered public accounting firm of each Fund, providing audit related services and assistance and consultation with respect to the preparation of filings with the SEC.

Transfer Agent. PNC Global Investment Servicing, P.O. Box 9653, Providence, RI 02940-9653, serves as transfer and dividend disbursing agent for each Fund.

CALCULATION OF NET ASSET VALUE

The net asset value of each Fund is computed by State Street (as agent and custodian for each Fund) by subtracting the liabilities of the Fund from the value of its total assets. Each Fund will be closed for business and will not price their respective shares on the following business holidays and any other business day that the New York Stock Exchange (the "Exchange") is closed: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

Inasmuch as the market for municipal obligations is a dealer market with no central trading location or continuous quotation system, it is not feasible to obtain last transaction prices for most municipal obligations held by a Fund, and such obligations, including those purchased on a when-issued basis, will normally be valued on the basis of valuations furnished by a pricing service. The pricing service uses information with respect to transactions in bonds, quotations from bond dealers, market transactions in comparable securities, various relationships between securities, and yield to maturity in determining value. Taxable obligations, if any, are normally valued on the basis of valuations furnished by a pricing service. Open futures positions on debt securities are valued at the most recent settlement prices, unless such price does not reflect the fair value of the contract, in which case the positions will be valued by or at the direction of the Trustees. Other assets are valued at fair value using methods determined in good faith by or at the direction of the Trustees considering relevant factors, data and information including the market value of freely tradable securities of the same class in the principal market on which such securities are normally traded.

PURCHASING AND REDEEMING SHARES

Additional Information About Purchases. Fund shares are offered for sale only in states where they are registered. Fund shares are continuously offered through financial intermediaries which have entered into agreements with the principal underwriter. Shares of a Fund are sold at the offering price, which is the net asset value plus the initial sales charge, if any. The Fund receives the net asset value. The principal underwriter receives the sales charge, all or a portion of which may be reallowed to the financial intermediaries responsible for selling Fund shares. The sales charge table in the prospectus is applicable to purchases of a Fund alone or in combination with purchases of certain other funds offered by the principal underwriter, made at a single time by (i) an individual, or an individual, his or her spouse and their children under the age of twenty-one, purchasing shares for his or their own account, and (ii) a trustee or other fiduciary purchasing shares for a single trust estate or a single fiduciary account. The table is also presently applicable to (1) purchases of Class A shares pursuant to a written Statement of Intention; or (2) purchases of Class A shares pursuant to the Right of Accumulation and declared as such at the time of purchase. See “Sales Charges”.

In connection with employee benefit or other continuous group purchase plans, a Fund may accept initial investments of less than the minimum investment amount on the part of an individual participant. In the event a shareholder who is a participant of such a plan terminates participation in the plan, his or her shares will be transferred to a regular individual account. However, such account will be subject to the right of redemption by a Fund as described below.

Suspension of Sales. The Trust may, in its absolute discretion, suspend, discontinue or limit the offering of one or more of its classes of shares at any time. In determining whether any such action should be taken, the Trust’s management intends to consider all relevant factors, including (without limitation) the size of a Fund or class, the investment climate and market conditions, the volume of sales and redemptions of shares, and (if applicable) the amount of uncovered distribution charges of the principal underwriter. The Class A, Class B and Class C Distribution Plans may continue in effect and payments may be made under the Plans following any such suspension, discontinuance or limitation of the offering of shares; however, there is no contractual obligation to continue any Plan for any particular period of time. Suspension of the offering of shares would not, of course, affect a shareholder’s ability to redeem shares.

Additional Information About Redemptions. The right to redeem shares of a Fund can be suspended and the payment of the redemption price deferred when the Exchange is closed (other than for customary weekend and holiday closings), during periods when trading on the Exchange is restricted as determined by the SEC, or during any emergency as determined by the SEC which makes it impracticable for a Fund to dispose of its securities or value its assets, or during any other period permitted by order of the SEC for the protection of investors.

Due to the high cost of maintaining small accounts, the Trust reserves the right to redeem accounts with balances of less than $750. Prior to such a redemption, shareholders will be given 60 days’ written notice to make an additional purchase. However, no such redemption would be required by the Trust if the cause of the low account balance was a reduction in the net asset value of shares. No CDSC or redemption fees, if applicable, will be imposed with respect to such involuntary redemptions.

While normally payments will be made in cash for redeemed shares, the Trust, subject to compliance with applicable regulations, has reserved the right to pay the redemption price of shares of a Fund, either totally or partially, by a distribution in kind of readily marketable securities. The securities so distributed would be valued pursuant to the valuation procedures described in this SAI. If a shareholder received a distribution in kind, the shareholder could incur brokerage or other charges in converting the securities to cash.

Systematic Withdrawal Plan. The transfer agent will send to the shareholder regular monthly or quarterly payments of any permitted amount designated by the shareholder based upon the value of the shares held. The checks will be drawn from share redemptions and hence, may require the recognition of taxable gain or loss. Income dividends and capital gains distributions in connection with withdrawal plan accounts will be credited at net asset value as of the record date for each distribution. Continued withdrawals in excess of current income will eventually use up principal, particularly in a period of declining market prices. A shareholder may not have a withdrawal plan in effect at the same time he or she has authorized Bank Automated Investing or is otherwise making regular purchases of Fund shares. The shareholder, the transfer agent or the principal underwriter may terminate the withdrawal plan at any time without penalty.

Other Information. A Fund’s net asset value per share is normally rounded to two decimal places. In certain situations (such as a merger, share split or a purchase or sale of shares that represents a significant portion of a share class), the administrator may determine to extend the calculation of the net asset value per share to additional decimal places to ensure that neither the value of the Fund nor a shareholder’s shares is diluted materially as the result of a purchase or sale or other transaction.

In circumstances where a financial intermediary has entered into an agreement with a Fund or its principal underwriter to exchange shares from one class of the Fund to another, such exchange shall be permitted and any applicable redemption fee will not be imposed in connection with such transaction, provided that the class of shares acquired in the exchange is subject to the same redemption fee. In connection with the exemption from the Funds’ policies to discourage short-term trading and market timing and the applicability of any redemption fee to a redemption, asset allocation programs include any investment vehicle that allocates its assets among investments in concert with changes in a model portfolio and any asset allocation programs that may be sponsored by Eaton Vance or its affiliates.

SALES CHARGES

Dealer Commissions. The principal underwriter may, from time to time, at its own expense, provide additional incentives to financial intermediaries which employ registered representatives who sell Fund shares and/or shares of other funds distributed by the principal underwriter. In some instances, such additional incentives may be offered only to certain financial intermediaries whose representatives sell or are expected to sell significant amounts of shares. In addition, the principal underwriter may from time to time increase or decrease the sales commissions payable to financial intermediaries. The principal underwriter may allow, upon notice to all financial intermediaries with whom it has agreements, discounts up to the full sales charge during the periods specified in the notice. During periods when the discount includes the full sales charge, such financial intermediaries may be deemed to be underwriters as that term is defined in the 1933 Act.

Purchases at Net Asset Value. Class A shares and Class I shares may be sold at net asset value to current and retired Directors and Trustees of Eaton Vance funds and portfolios; to clients (including custodial, agency, advisory and trust accounts) and current and retired officers and employees of Eaton Vance, its affiliates and other investment advisers and sub-advisers of Eaton Vance sponsored funds; and to such persons’ spouses, parents, siblings and lineal descendants and their beneficial accounts. Such shares may also be issued at net asset value (1) in connection with the merger (or similar transaction) of an investment company (or series or class thereof) or personal holding company with a Fund (or class thereof), (2) to investors making an investment as part of a fixed fee program whereby an entity unaffiliated with the investment adviser provides investment services, such as management, brokerage and custody, (3) to investment advisors, financial planners or other intermediaries who place trades for their own accounts or the accounts of their clients and who charge a management, consulting or similar ongoing fee for their services; clients of such investment advisors, financial planners or other intermediaries who place trades for their own accounts if the accounts are linked to the master account of such investment advisor, financial planner or other intermediary on the books and records of the broker or agent; financial intermediaries who have entered into an agreement with the principal underwriter to offer Class A shares through a no-load platform, (4) to officers and employees of the Fund custodian and the transfer agent and (5) in connection with the ReFlow liquidity program. Class A shares may also be sold at net asset value to registered representatives and employees of financial intermediaries. Sales charges generally are waived because either (i) there is no sales effort involved in the sale of shares or (ii) the investor is paying a fee (other than the sales charge) to the financial intermediary involved in the sale. Any new or revised sales charge or CDSC waiver will be prospective only.

Waiver of Investment Minimums. In addition to waivers described in the prospectus, minimum investment amounts are waived for current and retired Directors and Trustees of Eaton Vance funds and portfolios, clients (including custodial, agency, advisory and trust accounts), current and retired officers and employees of Eaton Vance, its affiliates and other investment advisers and sub-advisers of Eaton Vance sponsored funds, and for such persons’ spouses, parents, siblings and lineal descendants and their beneficial accounts. The minimum initial investment amount is also waived for officers and employees of a Fund’s custodian and transfer agent. Investments in a Fund by ReFlow in connection with the ReFlow liquidity program are also not subject to the minimum investment amount.

Statement of Intention. If it is anticipated that $50,000 or more of Class A shares and shares of other funds exchangeable for Class A shares of another Eaton Vance fund will be purchased within a 13-month period, the Statement of Intention section of the account application should be completed so that shares may be obtained at the same reduced sales charge as though the total quantity were invested in one lump sum. Shares eligible for the right of accumulation (see below) as of the date of the Statement and purchased during the 13-month period will be included toward the completion of the Statement. If you make a Statement of Intention, the transfer agent is authorized to hold in escrow sufficient shares (5% of the dollar amount specified in the Statement) which can be redeemed to make up any difference in sales charge on the amount intended to be invested and the amount actually invested. A Statement of Intention does not obligate the shareholder to purchase or the Fund to sell the full amount indicated in the Statement.

If the amount actually purchased during the 13-month period is less than that indicated in the Statement, the shareholder will be requested to pay the difference between the sales charge applicable to the shares purchased and the sales charge paid under the Statement of Intention. If the payment is not received in 20 days, the appropriate number of escrowed shares will be redeemed in order to realize such difference. If the total purchases during the 13-month period are large enough to qualify for a lower sales charge than that applicable to the amount specified in the Statement, all transactions will be computed at the expiration date of the Statement to give effect to the lower sales charge. Any difference will be refunded to the shareholder in cash or applied to the purchase of additional shares, as specified by the shareholder. This refund will be made by the financial intermediary and the principal underwriter. If at the time of the recomputation, the financial intermediary for the account has changed, the adjustment will be made only on those shares purchased through the current financial intermediary for the account.

Right of Accumulation. Under the right of accumulation, the applicable sales charge level is calculated by aggregating the dollar amount of the current purchase and the value (calculated at the maximum current offering price) of shares owned by the shareholder. Shares of Eaton Vance Cash Management Fund and Eaton Vance Tax Free Reserves cannot be accumulated for purposes of this privilege. The sales charge on the shares being purchased will then be applied at the rate applicable to the aggregate. Share purchases eligible for the right of accumulation are described under "Sales Charges" in the prospectus. For any such discount to be made available at the time of purchase a purchaser or his or her financial intermediary must provide the principal underwriter (in the case of a purchase made through a financial intermediary) or the transfer agent (in the case of an investment made by mail) with sufficient information to permit verification that the purchase order qualifies for the accumulation privilege. Confirmation of the order is subject to such verification. The right of accumulation privilege may be amended or terminated at any time as to purchases occurring thereafter.

Conversion Feature. Class B shares held for eight years will automatically convert to Class A shares. For purposes of this conversion, all distributions paid on Class B shares which the shareholder elects to reinvest in Class B shares will be considered to be held in a separate sub-account. Upon the conversion of Class B shares not acquired through the reinvestment of distributions, a pro rata portion of the Class B shares held in the sub-account will also convert to Class A shares. This portion will be determined by the ratio that the Class B shares being converted bears to the total of Class B shares (excluding shares acquired through reinvestment) in the account. This conversion feature is subject to the continuing availability of a ruling from the Internal Revenue Service or an opinion of counsel that the conversion is not taxable for federal income tax purposes.

Distribution Plans

The Trust has in effect a compensation-type Distribution Plan for Class A shares (the “Class A Plan”) pursuant to Rule 12b-1 under the 1940 Act. The Class A Plan is designed to (i) finance activities which are primarily intended to result in the distribution and sales of Class A shares and to make payments in connection with the distribution of such shares and (ii) pay service fees for personal services and/or the maintenance of shareholder accounts to the principal underwriter, financial intermediaries and other persons. The distribution and service fees payable under the Class A Plan shall not exceed 0.25% of the average daily net assets attributable to Class A shares for any fiscal year. Class A distribution and service fees are paid monthly in arrears. For the distribution and service fees paid by Class A shares, see Appendix A.

The Trust also has in effect compensation-type Distribution Plans for each Fund’s Class B and Class C shares (the “Class B and Class C Plans”) pursuant to Rule 12b-1 under the 1940 Act. On each sale of shares (excluding reinvestment of distributions) a Class will pay the principal underwriter amounts representing (i) sales commissions equal to 5% for Class B shares and 6.25% for Class C shares of the amount received by a Fund for each Class share sold and (ii) interest at the rate of 1% over the prime rate then reported in The Wall Street Journal applied to the outstanding amounts owed to the principal underwriter, so-called “uncovered distribution charges”. Each Class pays the principal underwriter a distribution fee, accrued daily and paid monthly, at an annual rate not exceeding 0.75% of its average daily net assets to finance the distribution of its shares. Such fees compensate the principal underwriter for the sales commissions paid by it to financial intermediaries on the sale of shares, for other distribution expenses (such as personnel, overhead, travel, printing and postage) and for interest expenses. The principal underwriter currently pays an up-front sales commission (except on exchange transactions and reinvestments) of 4% of the purchase price of Class B shares and 0.80% of the purchase price of Class C shares, and an up-front service fee of 0.20% on Class C shares. Distribution fees paid by a Class and CDSCs paid to the Fund by redeeming Class shareholders reduce the outstanding uncovered distribution charges of the Class. Whenever there are no outstanding uncovered distribution charges of a Class, the Class discontinues payment of distribution fees.

The Trustees of the Trust believe that each Plan will be a significant factor in the expected growth of each Fund’s assets, and will result in increased investment flexibility and advantages which have benefited and will continue to benefit the Fund and its shareholders. The Eaton Vance organization will profit by reason of the operation of each Class B and Class C Plan through an increase in Fund assets and if at any point in time the aggregate amounts received by the principal underwriter pursuant to the Plans and from CDSCs have exceeded the total expenses incurred in distributing Class B and Class C shares. Because payments to the principal underwriter under the Class B and Class C Plans are limited, uncovered distribution charges (sales expenses of the principal underwriter plus interest, less the above fees and CDSCs received by it) may exist indefinitely. For sales commissions, CDSCs and uncovered distribution charges, see Appendix B and Appendix C.

The Class B and Class C Plans also authorize the payment of service fees to the principal underwriter, financial intermediaries and other persons in amounts not exceeding an annual rate of 0.25% of its average daily net assets for personal services, and/ or the maintenance of shareholder accounts. For Class B, this fee is paid monthly in arrears based on the value of shares sold by such persons. For Class C, financial intermediaries currently receive (a) a service fee (except on exchange transactions and reinvestments) at the time of sale equal to 0.20% of the purchase price of Class C shares sold by such dealer, and (b) monthly service fees approximately equivalent to 1/12 of 0.20% of the value of Class C shares sold by such dealer. During the first year after a purchase of Class C shares, the principal underwriter will retain the service fee as reimbursement for the service fee payment made to financial intermediaries at the time of sale. For the service fees paid, see Appendix B and Appendix C.

A Plan continues in effect from year to year so long as such continuance is approved at least annually by the vote of both a majority of (i) the noninterested Trustees of the Trust who have no direct or indirect financial interest in the operation of the Plan or any agreements related to the Plan (the “Plan Trustees”) and (ii) all of the Trustees then in office. A Plan may be terminated at any time by vote of a majority of the Plan Trustees or by a vote of a majority of the outstanding voting securities of the applicable Class. Quarterly Trustee review of a written report of the amount expended under the Plan and the purposes for which such expenditures were made is required. A Plan may not be amended to increase materially the payments described therein without approval of the shareholders of the affected Class and the Trustees. So long as a Plan is in effect, the selection and nomination of the noninterested Trustees shall be committed to the discretion of such Trustees. The Trustees, including the Plan Trustees, initially approved the current Plan(s) on June 23, 1997 (November 14, 2005 in the case of the Class C Plan for Arizona, Connecticut, Michigan, Minnesota, New Jersey and Pennsylvania Funds, and August 6, 2007 in the case of the Class C Plan for Colorado Fund). Any Trustee of the Trust who is an “interested” person of the Trust has an indirect financial interest in a Plan because his or her employer (or affiliates thereof) receives distribution and/or service fees under the Plan or agreements related thereto.

PERFORMANCE

Performance Calculations. Average annual total return before deduction of taxes (“pre-tax return”) is determined by multiplying a hypothetical initial purchase order of $1,000 by the average annual compound rate of return (including capital appreciation/depreciation, and distributions paid and reinvested) for the stated period and annualizing the result. The calculation assumes (i) that all distributions are reinvested at net asset value on the reinvestment dates during the period, (ii) the deduction of the maximum of any initial sales charge from the initial $1,000 purchase, (iii) a complete redemption of the investment at the end of the period, and (iv) the deduction of any applicable CDSC at the end of the period.

Average annual total return after the deduction of taxes on distributions is calculated in the same manner as pre-tax return except the calculation assumes that any federal income taxes due on distributions are deducted from the distributions before they are reinvested. Average annual total return after the deduction of taxes on distributions and taxes on redemption also is calculated in the same manner as pre-tax return except the calculation assumes that (i) any federal income taxes due on distributions are deducted from the distributions before they are reinvested and (ii) any federal income taxes due upon redemption are deducted at the end of the period. After-tax returns are based on the highest federal income tax rates in effect for individual taxpayers as of the time of each assumed distribution and redemption (taking into account their tax character), and do not reflect the impact of state and local taxes. In calculating after-tax returns, the net value of any federal income tax credits available to shareholders is applied to reduce federal income taxes payable on distributions at or near year-end and, to the extent the net value of such credits exceeds such distributions, is then assumed to be reinvested in additional Fund shares at net asset value on the last day of the fiscal year in which the credit was generated or, in the case of certain tax credits, on the date on which the year-end distribution is paid. For pre-tax and after-tax total return information, see Appendix A, Appendix B, Appendix C and Appendix D.

In addition to the foregoing total return figures, each Fund may provide pre-tax and after-tax annual and cumulative total return, as well as the ending redeemable cash value of a hypothetical investment. If shares are subject to a sales charge, total return figures may be calculated based on reduced sales charges or at net asset value. These returns would be lower if the full sales charge was imposed. After-tax returns may also be calculated using different tax rate assumptions and taking into account state and local income taxes as well as federal taxes.

Yield is computed pursuant to a standardized formula by dividing the net investment income per share earned during a recent thirty-day period by the maximum offering price (including the maximum of any initial sales charge) per share on the last day of the period and annualizing the resulting figure. Net investment income per share is calculated from the yields to maturity of all debt obligations held based on prescribed methods, reduced by accrued expenses for the period with the resulting number being divided by the average daily number of shares outstanding and entitled to receive distributions during the period. Yield figures do not reflect the deduction of any applicable CDSC, but assume the maximum of any initial sales charge. (Actual yield may be affected by variations in sales charges on investments.) A tax-equivalent yield is computed by using the tax-exempt yield and dividing by one minus a stated tax rate. The stated tax rate will reflect the federal income and certain state and local (if any) taxes applicable to investors in a particular tax bracket and may reflect certain assumptions relating to tax exemptions and deductions. The tax-equivalent yield will differ for investors in other tax brackets or for whom the assumed exemptions and deductions are not available. Tax-equivalent yield is designed to show the approximate yield a taxable investment would have to earn to produce an after-tax yield equal to the tax-exempt yield.

Disclosure of Portfolio Holdings and Related Information. The Board of Trustees has adopted policies and procedures (the “Policies”) with respect to the disclosure of information about portfolio holdings of each Fund. Pursuant to the Policies, information about portfolio holdings of a Fund may not be disclosed to any party except as follows:

  Disclosure made in filings with the SEC and posted on the Eaton Vance website: In accordance with rules established by the SEC, each Fund sends semiannual and annual reports to shareholders that contain a complete list of portfolio holdings as of the end of the second and fourth fiscal quarters, respectively, within 60 days of quarter-end. Each Fund also discloses complete portfolio holdings as of the end of the first and third fiscal quarters on Form N-Q, which is filed with the SEC within 60 days of quarter-end. Each Fund’s complete portfolio holdings as reported in annual and semiannual reports and on Form N-Q are available for viewing on the SEC website at http://www.sec.gov and may be reviewed and copied at the SEC’s public reference room (information on the operation and terms of usage of the SEC public reference room is available at http://www.sec.gov/info/edgar/prrrules.htm or by calling 1-800-SEC-0330).
  Generally within five business days of filing with the SEC, each Fund’s portfolio holdings as reported in annual and semiannual reports and on Form N-Q also are available on Eaton Vance’s website at www.eatonvance.com and are available upon request at no cost by contacting Eaton Vance at 1-800-262-1122. Each Fund also will post a complete list of its portfolio holdings as of each calendar quarter end on the Eaton Vance website within 30 days of calendar quarter end.
  Disclosure of certain portfolio characteristics: Each Fund may also post information about certain portfolio characteristics (such as top ten holdings and asset allocation information) as of the most recent calendar quarter end on the Eaton Vance website approximately ten business days after the calendar quarter end. Such information is also available upon request by contacting Eaton Vance at 1-800-262-1122.
  Confidential disclosure for a legitimate Fund purpose: Portfolio holdings may be disclosed, from time to time as necessary, for a legitimate business purpose of a Fund, believed to be in the best interests of the Fund and its shareholders, provided there is a duty or an agreement that the information be kept confidential. Any such confidentiality agreement includes provisions intended to impose a duty not to trade on the non-public information. The Policies permit disclosure of portfolio holdings information to the following: 1) affiliated and unaffiliated service providers that have a legal or contractual duty to keep such information confidential, such as employees of the investment adviser (including portfolio managers and, in the case of a Portfolio, the portfolio manager of any account that invests in the Portfolio), the administrator, custodian, transfer agent, principal underwriter, etc. described herein and in the prospectus; 2) other persons who owe a fiduciary or other duty of trust or confidence to the Fund (such as Fund legal counsel and independent registered public accounting firm); or 3) persons to whom the disclosure is made in advancement of a legitimate business purpose of a Fund and who have expressly agreed in writing to maintain the disclosed information in confidence and to use it only in connection with the legitimate business purpose underlying the arrangement. Such persons may include securities lending agents which may receive information from time to time regarding selected holdings which may be loaned by a Fund, credit rating agencies (such as Moody’s Investor Services, Inc. and Standard & Poor’s Ratings Group), statistical ratings agencies (such as Morningstar, Inc.), analytical service providers engaged by the investment adviser (such as Advent, Bloomberg L.P., Evare, Factset, McMunn Associates, Inc. and The Yield Book, Inc.), proxy evaluation vendors (such as Institutional Shareholder Servicing Inc.), pricing services (such as LSTA/LPC Mark-to-Market Pricing Service, WM Company Reuters Information Services, Pricing Direct, State Street Derivatives Pricing Service, FT
  Interactive Data Corp. and Standard & Poor’s Securities Evaluation Service, Inc.), which receive information as needed to price a particular holding, translation services, lenders under Fund credit facilities (such as Citibank, N.A.), consultants and, for purposes of facilitating portfolio transactions, financial intermediaries and other intermediaries (such as national and regional municipal bond dealers and mortgage-backed securities dealers). These entities receive portfolio information on an as needed basis in order to perform the service for which they are being engaged. If required in order to perform their duties, this information will be provided in real time or as soon as practical thereafter. Additional categories of disclosure involving a legitimate business purpose may be added to this list upon the authorization of a Fund’s Board of Trustees. In addition, in connection with a redemption in kind, the redeeming shareholder may be required to agree to keep the information about the securities to be so distributed confidential, except to the extent necessary to dispose of the securities.
  Historical portfolio holdings information: From time to time, each Fund may be requested to provide historic portfolio holdings information that has not been made public previously. In such case, the requested information may be provided if: the information is requested for due diligence or another legitimate purpose; the requested portfolio holdings are for a period that is no more recent than the date of the portfolio holdings posted to the Eaton Vance website; a Fund’s portfolio manager and Eaton Vance’s Chief Equity or Chief Income Investment Officer (as appropriate) have reviewed the request and do not believe the dissemination of the information requested would disadvantage Fund shareholders; and the Chief Compliance Officer ("CCO") has reviewed the request to ensure that the disclosure of the requested information does not give rise to a conflict of interest between Fund shareholders and an affiliated service provider.

The Funds, the investment adviser and principal underwriter will not receive any monetary or other consideration in connection with the disclosure of information concerning a Fund’s portfolio holdings.

The Policies may not be waived, or exception made, without the consent of the CCO of the Funds. The CCO may not waive or make exception to the Policies unless such waiver or exception is consistent with the intent of the Policies, which is to ensure that disclosure of portfolio information is in the best interest of Fund shareholders. In determining whether to permit a waiver of or exception to the Policies, the CCO will consider whether the proposed disclosure serves a legitimate purpose of a Fund, whether it could provide the recipient with an advantage over Fund shareholders or whether the proposed disclosure gives rise to a conflict of interest between a Fund’s shareholders and its investment adviser, principal underwriter or other affiliated person. The CCO will report all waivers of or exceptions to the Policies to the Trustees at their next meeting. The Trustees may impose additional restrictions on the disclosure of portfolio holdings information at any time.

The Policies are designed to provide useful information concerning a Fund to existing and prospective Fund shareholders while at the same time inhibiting the improper use of portfolio holdings information in trading Fund shares and/or portfolio securities held by a Fund. However, there can be no assurance that the provision of any portfolio holdings information is not susceptible to inappropriate uses (such as the development of “market timing” models), particularly in the hands of highly sophisticated investors, or that it will not in fact be used in such ways beyond the control of the Funds.

TAXES

Each series of the Trust is treated as a separate entity for federal income tax purposes. Each Fund has elected to be treated and intends to qualify each year as a regulated investment company (“RIC”) under Subchapter M of the Code. Accordingly, each Fund intends to satisfy certain requirements relating to sources of its income and diversification of its assets and to distribute substantially all of its net investment income (including tax-exempt income) and net short-term and long-term capital gains (after reduction by any available capital loss carryforwards) in accordance with the timing requirements imposed by the Code, so as to maintain its RIC status and to avoid paying any federal income tax. If a Fund qualifies for treatment as a RIC and satisfies the above-mentioned distribution requirements, it will not be subject to federal income tax on income paid to its shareholders in the form of dividends or capital gain distributions. Each Fund qualified as a RIC for its fiscal year ended July 31, 2009. Each Fund also seeks to avoid payment of federal excise tax. However, if a Fund fails to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one-year period ending October 31 (or later if the Fund is permitted to so elect and so elects), plus any retained amount from the prior year, the Fund will be subject to a 4% excise tax on the undistributed amounts.

In order to avoid incurring a federal excise tax obligation, the Code requires that a Fund distribute (or be deemed to have distributed) by December 31 of each calendar year (i) at least 98% of its ordinary income (not including tax-exempt income) for such year, (ii) at least 98% of its capital gain net income (which is the excess of its realized capital gains over its realized capital losses), generally computed on the basis of the one-year period ending on October 31 of such year, after reduction by any available capital loss carryforwards and (iii) 100% of any income and capital gains from the prior year (as previously computed) that was not paid out during such year and on which the Fund paid no federal income tax. If a Fund fails to meet these requirements it will be subject to a nondeductible 4% excise tax on the undistributed amounts. Under current law, provided that a Fund qualifies as a RIC for federal tax purposes, the Fund should not be liable for any income, corporate excise or franchise tax in the Commonwealth of Massachusetts.

If a Fund does not qualify as a RIC for any taxable year, the Fund’s taxable income will be subject to corporate income taxes, and all distributions from earnings and profits, including distributions of tax-exempt income and net capital gain (if any), will be taxable to the shareholder as dividend income. However, such distributions may be eligible (i) to be treated as qualified dividend income in the case of shareholders taxed as individuals and (ii) for the dividends received deduction in the case of corporate shareholders. In addition, in order to requalify for taxation as a RIC, the Fund may be required to recognize unrealized gains, pay substantial taxes and interest, and make substantial distributions.

A Fund’s investment in zero coupon and certain other securities will cause it to realize income prior to the receipt of cash payments with respect to these securities. Such income will be accrued daily by the Fund and, in order to avoid a tax payable by the Fund, the Fund may be required to liquidate securities that it might otherwise have continued to hold in order to generate cash so that the Fund may make required distributions to its shareholders.

A Fund may invest to a significant extent in debt obligations that are in the lowest rating categories or are unrated, including debt obligations of issuers not currently paying interest or who are in default. Investments in debt obligations that are at risk of or in default present special tax issues for a Fund. Tax rules are not entirely clear about issues such as when a Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless securities and how payments received on obligations in default should be allocated between principal and income.

Distributions by a Fund of net tax-exempt interest income that are properly designated as “exempt-interest dividends” may be treated by shareholders as interest excludable from gross income for federal income tax purposes under Section 103(a) of the Code. In order for a Fund to be entitled to pay the tax-exempt interest income as exempt-interest dividends to its shareholders, the Fund must and intends to satisfy certain requirements, including the requirement that, at the close of each quarter of its taxable year, at least 50% of the value of its total assets consists of obligations the interest on which is exempt from regular federal income tax under Code Section 103(a). Interest on certain municipal obligations may be taxable for purposes of the federal AMT and for state and local purposes. In addition, corporate shareholders must include the full amount of exempt-interest dividends in computing the preference items for the purposes of the AMT. Shareholders of a Fund are required to report tax-exempt interest on their federal income tax returns.

For taxable years beginning on or before December 31, 2010, distributions of investment income designated by a Fund as derived from “qualified dividend income” will be taxed in the hands of individual shareholders at the rates applicable to long-term capital gains, provided holding period and other requirements are met at both the shareholder and Fund level. It is not expected a significant portion of Fund distributions would be derived from qualified dividend income.

Tax-exempt distributions received from a Fund are taken into account in determining, and may increase, the portion of social security and certain railroad retirement benefits that may be subject to federal income tax.

Interest on indebtedness incurred or continued by a shareholder to purchase or carry shares of a Fund is not deductible to the extent it is deemed related to the Fund’s distributions of tax-exempt interest. Further, entities or persons who are “substantial users” (or persons related to “substantial users”) of facilities financed by industrial development or private activity bonds should consult their tax advisers before purchasing shares of a Fund. “Substantial user” is defined in applicable Treasury regulations to include a “non-exempt person” who regularly uses in its trade or business a part of a facility financed from the proceeds of industrial development bonds, and the same definition should apply in the case of private activity bonds.

Any recognized gain or income attributable to market discount on long-term tax-exempt municipal obligations (i.e., obligations with a term of more than one year) purchased after April 30, 1993 (except to the extent of a portion of the discount attributable to original issue discount), is taxable as ordinary income. A long-term debt obligation is generally treated as acquired at a market discount if purchased after its original issue at a price less than (i) the stated principal amount payable at maturity, in the case of an obligation that does not have original issue discount or (ii) in the case of an obligation that does have original issue discount, the sum of the issue price and any original issue discount that accrued before the obligation was purchased, subject to a de minimis exclusion.

From time to time proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on certain types of municipal obligations, and it can be expected that similar proposals may be introduced in the future. As a result of any such future legislation, the availability of municipal obligations for investment by a Fund and the value of the securities held by it may be affected. It is possible that events occurring after the date of issuance of municipal obligations, or after a Fund’s acquisition of such an obligation, may result in a determination that the interest paid on that obligation is taxable, even retroactively.

In the course of managing its investments, a Fund may realize some short-term and long-term capital gains (and/or losses) as well as other taxable income. Any distributions by a Fund of its share of such capital gains (after reduction by any capital loss carryforwards) or other taxable income would be taxable to shareholders of the Fund. However, it is expected that such amounts, if any, would normally be insubstantial in relation to the tax-exempt interest earned by the Fund.

A Fund’s investments in options, futures contracts, hedging transactions, forward contracts (to the extent permitted) and certain other transactions may be subject to special tax rules (including mark-to-market, constructive sale, straddle, wash sale, short sale and other rules), the effect of which may be to accelerate income to a Fund, defer Fund losses, cause adjustments in the holding periods of Fund securities, convert capital gain into ordinary income and convert short-term capital losses into long-term capital losses. These rules could therefore affect the amount, timing and character of distributions to investors.

A Fund’s investment in so-called "section 1256 contracts," such as regulated futures contracts, most foreign currency forward contracts traded in the interbank market and options on most stock indices, are subject to special tax rules. All section 1256 contracts held by a Fund at the end of its taxable year are required to be marked to their market value, and any unrealized gain or loss on those positions will be included in a Fund’s income as if each position had been sold for its fair market value at the end of the taxable year. The resulting gain or loss will be combined with any gain or loss realized by a Fund from positions in section 1256 contracts closed during the taxable year. Provided such positions were held as capital assets and were not part of a "hedging transaction" nor part of a "straddle," 60% of the resulting net gain or loss will be treated as long-term capital gain or loss, and 40% of such net gain or loss will be treated as short-term capital gain or loss, regardless of the period of time the positions were actually held by a Fund.

As a result of entering into swap contracts, a Fund may make or receive periodic net payments. A Fund may also make or receive a payment when a swap is terminated prior to maturity through an assignment of the swap or other closing transaction. Periodic net payments will generally constitute ordinary income or deductions, while termination of a swap will generally result in capital gain or loss (which will be a long-term capital gain or loss if a Fund has been a party to a swap for more than one year). With respect to certain types of swaps, a Fund may be required to currently recognize income or loss with respect to future payments on such swaps or may elect under certain circumstances to mark such swaps to market annually for tax purposes as ordinary income or loss. The tax treatment of many types of credit default swaps is uncertain.

Any loss realized upon the sale or exchange of Fund shares with a tax holding period of six months or less will be disallowed to the extent of any distributions treated as tax-exempt interest with respect to such shares and if the loss exceeds the disallowed amount, will be treated as a long-term capital loss to the extent of any distributions treated as long-term capital gain with respect to such shares. In addition, all or a portion of a loss realized on a redemption or other disposition of Fund shares may be disallowed under “wash sale” rules to the extent the shareholder acquired other shares of the same Fund (whether through the reinvestment of distributions or otherwise) within the period beginning 30 days before the redemption of the loss shares and ending 30 days after such date. Any disallowed loss will result in an adjustment to the shareholder’s tax basis in some or all of the other shares acquired.

Sales charges paid upon a purchase of shares subject to a front-end sales charge cannot be taken into account for purposes of determining gain or loss on a redemption or exchange of the shares before the 91st day after their purchase to the extent a sales charge is reduced or eliminated in a subsequent acquisition of Fund shares (or shares of another fund) pursuant to the reinvestment or exchange privilege. Any disregarded amounts will result in an adjustment to the shareholder’s tax basis in some or all of any other shares acquired.

Dividends and distributions on a Fund’s shares are generally subject to federal income tax as described herein to the extent they do not exceed the Fund’s realized income and gains, even though such dividends and distributions may economically represent a return of a particular shareholder’s investment. Such distributions are likely to occur in respect of shares purchased at a time when the Fund’s net asset value reflects gains that are either unrealized, or realized but not distributed. Such realized gains may be required to be distributed even when a Fund’s net asset value also reflects unrealized losses. Certain distributions declared in October, November or December and paid in the following January will be taxed to shareholders as if received on December 31 of the year in which they were declared.

In general, dividends (other than capital gain dividends and exempt-interest dividends) paid to a shareholder that is not a “U.S. person” within the meaning of the Code (a “foreign person”) are subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate). The withholding tax does not apply to regular dividends paid to a foreign person who provides a Form W-8ECI, certifying that the dividends are effectively connected with the foreign person’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the foreign person were a U.S. shareholder. A non-U.S. corporation receiving effectively connected dividends may also be subject to additional "branch profits tax" imposed at a rate of 30% (or lower treaty rate). A foreign person who fails to provide an IRS Form W-8BEN or other applicable form may be subject to backup withholding at the appropriate rate.

For taxable years beginning before January 1, 2010, distributions that a Fund designates as “short-term capital gain dividends” or “long-term capital gain dividends” may not be treated as such to a recipient foreign shareholder if the distribution is attributable to gain received from the sale or exchange of U.S. real property or an interest in a U.S. real property holding corporation and the foreign shareholder has not owned more than 5% of the outstanding shares of a Fund at any time during the one-year period ending on the date of distribution. Such distributions will be subject to 30% withholding by a Fund and will be treated as ordinary dividends to the foreign shareholder.

If a Fund’s direct or indirect interests in U.S. real property were to exceed certain levels, a foreign shareholder realizing gains upon redemption from a Fund on or before December 31, 2009 could be subject to the 35% withholding tax and U.S. filing requirements unless more than 50% of the Fund’s shares were owned by U.S. persons at such time or unless the foreign person had not held more than 5% of the Fund’s outstanding shares throughout either such person’s holding period for the redeemed shares or, if shorter, the previous five years. It is not expected that a significant portion of the Fund’s distributions will be attributable to gains from sale or exchange of U.S. real property interests.

Amounts paid by a Fund to individuals and certain other shareholders who have not provided the Fund with their correct taxpayer identification number (“TIN”) and certain certifications required by the IRS as well as shareholders with respect to whom the Fund has received certain information from the IRS or a broker, may be subject to “backup” withholding of federal income tax arising from the Fund’s taxable dividends and other distributions as well as the proceeds of redemption transactions (including repurchases and exchanges), at a rate of 28% for amounts paid through 2010. The backup withholding rate will be 31% for amounts paid thereafter. An individual’s TIN is generally his or her social security number. Backup withholding is not an additional tax and any amount withheld may be credited against a shareholder’s U.S. federal income tax liability.

Under Treasury regulations, if a shareholder realizes a loss on disposition of a Fund’s shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances. Under certain circumstances, certain tax-exempt entities and their managers may be subject to excise tax if they are parties to certain reportable transactions.

The foregoing discussion does not address all of the special tax rules applicable to certain classes of investors, such as tax-exempt entities, foreign investors, insurance companies and financial institutions. Shareholders should consult their own tax advisers with respect to special tax rules that may apply in their particular situations, as well as the federal, state, local, and, where applicable, foreign tax consequences of investing in a Fund.

See Appendix E for state tax information for certain states.

PORTFOLIO SECURITIES TRANSACTIONS

Decisions concerning the execution of portfolio security transactions, including the selection of the market and the broker-dealer firm, are made by BMR, each Fund’s investment adviser. Each Fund is responsible for the expenses associated with its portfolio transactions. The investment adviser is also responsible for the execution of transactions for all other accounts managed by it. The investment adviser places the portfolio security transactions for execution with one or more broker-dealer firms. The investment adviser uses its best efforts to obtain execution of portfolio security transactions at prices which in the investment adviser’s judgment are advantageous to the client and at a reasonably competitive spread or (when a disclosed commission is being charged) at reasonably competitive commission rates. In seeking such execution, the investment adviser will use its best judgment in evaluating the terms of a transaction, and will give consideration to various relevant factors, including without limitation the full range and quality of the broker-dealer firm’s services including the responsiveness of the firm to the investment adviser, the size and type of the transaction, the nature and character of the market for the security, the confidentiality, speed and certainty of effective execution required for the transaction, the general execution and operational capabilities of the broker-dealer firm, the reputation, reliability, experience and financial condition of the firm, the value and quality of the services rendered by the firm in other transactions, and the reasonableness of the spread or commission, if any. In addition, the investment adviser may consider the receipt of Proprietary Research Services (as defined below), provided it does not compromise the investment adviser’s obligation to seek best overall execution for a Fund. The investment adviser may engage in portfolio brokerage transactions with a broker-dealer firm that sells shares of Eaton Vance funds, provided such transactions are not directed to that firm as compensation for the promotion or sale of such shares.

Municipal obligations, including state obligations, purchased and sold by each Fund are generally traded in the over-the-counter market on a net basis (i.e., without commission) through broker-dealers and banks acting for their own account rather than as brokers, or otherwise involve transactions directly with the issuer of such obligations. Such firms attempt to profit from such transactions by buying at the bid price and selling at the higher asked price of the market for such obligations, and the difference between the bid and asked price is customarily referred to as the spread. Each Fund may also purchase municipal obligations from underwriters, and dealers in fixed-price offerings, the cost of which may include undisclosed fees and concessions to the underwriters. On occasion it may be necessary or appropriate to purchase or sell a security through a broker on an agency basis, in which case the Fund will incur a brokerage commission. Although spreads or commissions on portfolio security transactions will, in the judgment of the investment adviser, be reasonable in relation to the value of the services provided, spreads or commissions exceeding those which another firm might charge may be paid to firms who were selected to execute transactions on behalf of each Fund and the investment adviser’s other clients for providing brokerage and research services to the investment adviser.

Pursuant to the safe harbor provided in Section 28(e) of the Securities Exchange Act of 1934, as amended, a broker or dealer who executes a portfolio transaction may receive a commission that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the investment adviser determines in good faith that such compensation was reasonable in relation to the value of the brokerage and research services provided. This determination may be made either on the basis of that particular transaction or on the basis of the overall responsibility which the investment adviser and its affiliates have for accounts over which they exercise investment discretion. Brokerage and research services may include advice as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or purchasers or sellers of securities; furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts; effecting securities transactions and performing functions incidental thereto (such as clearance and settlement); and the “Research Services” referred to in the next paragraph. The investment adviser may also receive Research Services from underwriters and dealers in fixed-price offerings.

It is a common practice of the investment advisory industry and of the advisers of investment companies, institutions and other investors to receive research, analytical, statistical and quotation services, data, information and other services, products and materials which assist such advisers in the performance of their investment responsibilities (“Research Services”) from broker-dealer firms that execute portfolio transactions for the clients of such advisers and from affiliates of executing broker-dealers. Investment advisers also commonly receive Research Services from research providers that are not affiliated with an executing broker-dealer, but which have entered into payment arrangements involving an executing broker-dealer (“Third Party Research Services”). In a typical Third Party Research Services arrangement involving transactions in municipal obligations, an executing broker-dealer enters into an arrangement with an investment adviser pursuant to which the investment adviser receives a credit for portfolio transactions executed for its clients through that broker-dealer. These credits are referred to herein as “research credits” and are primarily generated as the result of acquisitions of new issuances of municipal obligations in fixed-price offerings. The amount of the research credit generated as the result of a particular transaction is typically a negotiated percentage of the offering price of the municipal obligations. The investment adviser may use research credits to acquire Third Party Research Services, which are then paid for by the executing broker-dealer. The investment adviser may receive Research Services and Third Party Research Services consistent with the foregoing.

Research Services received by the investment adviser may include, but are not limited to, such matters as general economic, political, business and market information, industry and company reviews, evaluations of securities and portfolio strategies and transactions, technical analysis of various aspects of the securities markets, recommendations as to the purchase and sale of securities and other portfolio transactions, certain financial, industry and trade publications, certain news and information services, and certain research oriented computer software, data bases and services. Any particular Research Service obtained through a broker-dealer may be used by the investment adviser in connection with client accounts other than those accounts which pay commissions to such broker-dealer. Any such Research Service may be broadly useful and of value to the investment adviser in rendering investment advisory services to all or a significant portion of its clients, or may be relevant and useful for the management of only one client’s account or of a few clients’ accounts, or may be useful for the management of merely a segment of certain clients’ accounts, regardless of whether any such account or accounts paid commissions to the broker-dealer through which such Research Service was obtained. The investment adviser evaluates the nature and quality of the various Research Services obtained through broker-dealer firms and may attempt to allocate sufficient portfolio security transactions to such firms to ensure the continued receipt of Research Services which the investment adviser believes are useful or of value to it in rendering investment advisory services to its clients.

If the investment adviser uses research credits generated from a Fund securities transactions to pay for Third Party Research Services (as described above), the investment adviser has agreed to reduce the advisory fee payable by a Fund by the amount of such research credits. However, the investment adviser generally does not expect to acquire Third Party Research Services with research credits.

Some executing broker-dealers develop and make available directly to their brokerage customers proprietary Research Services (“Proprietary Research Services”). As a general matter, broker-dealers bundle the cost of Proprietary Research Services with trade execution services rather than charging separately for each. In such circumstances, the cost or other value of the Proprietary Research Services cannot be determined. The advisory fee paid by a Fund will not be reduced in connection with the receipt of Proprietary Research Services by the investment adviser.

The investment companies sponsored by the investment adviser or its affiliates may allocate trades in such offerings to acquire information relating to the performance, fees and expenses of such companies and other mutual funds, which information is used by the Trustees of such companies to fulfill their responsibility to oversee the quality of the services provided by various entities, including the investment adviser, to such companies. Such companies may also pay cash for such information.

Municipal obligations considered as investments for a Fund may also be appropriate for other investment accounts managed by the investment adviser or its affiliates. Whenever decisions are made to buy or sell securities by a Fund and one or more of such other accounts simultaneously, the investment adviser will allocate the security transactions (including “new” issues) in a manner which it believes to be equitable under the circumstances. As a result of such allocations, there may be instances where a Fund will not participate in a transaction that is allocated among other accounts. If an aggregated order cannot be filled completely, allocations will generally be made on a pro rata basis. An order may not be allocated on a pro rata basis where, for example: (i) consideration is given to portfolio managers who have been instrumental in developing or negotiating a particular investment; (ii) consideration is given to an account with specialized investment policies that coincide with the particulars of a specific investment; (iii) pro rata allocation would result in odd-lot or de minimis amounts being allocated to a portfolio or other client; or (iv) where the investment adviser reasonably determines that departure from a pro rata allocation is advisable. While these aggregation and allocation policies could have a detrimental effect on the price or amount of the securities available to a Fund from time to time, it is the opinion of the Trustees of the Trust that the benefits from the investment adviser organization outweigh any disadvantage that may arise from exposure to simultaneous transactions.

The following table shows brokerage commissions paid during three fiscal years ended July 31, 2009, as well as the amount of Fund security transactions for the most recent fiscal year (if any) that were directed to firms that provided some Research Services to the investment adviser or its affiliates (see above), and the commissions paid in connection therewith.

					Commissions Paid on
				Amount of Transactions	Transactions
				Directed to Firms	Directed to Firms
	Brokerage Commissions* Paid for the Fiscal Year Ended			Providing Research	Providing Research
Fund	7/31/09	7/31/08	7/31/07	7/31/09	7/31/09
Arizona	$3,052	$1,915	$3,298	$0	$0
Colorado	2,576	3,749	2,739	0	0
Connecticut	3,010	4,057	8,226	0	0
Michigan	3,962	5,219	168	0	0
Minnesota	1,960	1,204	1,507	0	0
New Jersey	12,145	19,250	18,409	0	0
Pennsylvania	20,230	17,150	10,744	0	0

*	As noted above, municipal obligations are traded on a net basis (i.e., without commission). The brokerage commissions reflected in the table resulted from the Funds’ transactions in futures contracts during the period.

As of July 31, 2009, each Fund held no securities of its “regular brokers or dealers”, as that term is defined in Rule 10b-1 of the 1940 Act.

FINANCIAL STATEMENTS

The audited financial statements of, and the report of the independent registered public accounting firm for the Funds, appear in the Funds’ most recent annual report to shareholders and are incorporated by reference into this SAI. A copy of the annual report accompanies this SAI.

Householding. Consistent with applicable law, duplicate mailings of shareholder reports and certain other Fund information to shareholders residing at the same address may be eliminated.

APPENDIX A

Class A Fees, Performance & Ownership

Sales Charges and Distribution and Service Fees. For the fiscal year ended July 31, 2009, the following table shows (1) total sales charges paid by each Fund, (2) sales charges paid to financial intermediaries, (3) sales charges paid to the principal underwriter, (4) CDSC payments to the principal underwriter, (5) total distribution and service fees paid by each Fund, and (6) distribution and service fees paid to financial intermediaries. Distribution and service fees that were not paid to financial intermediaries were retained by the principal underwriter.

					Total Distribution	Distribution and Service
	Total Sales	Sales Charges to	Sales Charges to	CDSC to	and Service	Fees Paid to
Fund	Charges Paid	Financial Intermediaries	Principal Underwriter	Principal Underwriter	Fees Paid	Financial Intermediaries
Arizona	$109,769	$103,780	$5,989	$29,000	$164,463	$126,898
Colorado	49,466	46,244	3,222	0	63,140	50,865
Connecticut	124,458	117,853	6,605	1,000	202,195	162,032
Michigan	42,131	39,430	2,701	2,000	101,304	84,235
Minnesota	137,767	129,920	7,847	4,000	138,594	91,837
New Jersey	317,265	298,221	19,044	12,000	432,739	363,791
Pennsylvania	518,943	486,025	32,918	8,000	404,604	321,104

For the fiscal years ended July 31, 2008 and July 31, 2007, the following total sales charges were paid on sales of Class A, of which the principal underwriter received the following amounts. The balance of such amounts were paid to financial intermediaries.

	July 31, 2008	July 31, 2008	July 31, 2007	July 31, 2007
	Total Sales	Sales Charges to	Total Sales	Sales Charges to
Fund	Charges Paid	Principal Underwriter	Charges Paid	Principal Underwriter
Arizona	$322,625	$14,595	$452,366	$20,028
Colorado	103,471	5,740	193,329	10,477
Connecticut	142,345	7,374	240,923	11,746
Michigan	84,653	4,868	154,818	9,144
Minnesota	216,485	11,845	243,844	12,039
New Jersey	557,669	27,272	1,055,719	43,288
Pennsylvania	650,627	37,984	1,067,098	58,103

Performance Information. The tables below indicate the average annual total return (both before and after taxes) on a hypothetical investment of $1,000 in this Class of shares for the periods shown in each table. Any performance presented with an asterisk (*) includes the effect of subsidizing expenses. Performance would have been lower without subsidies.

Total returns are historical and are calculated by determining the percentage change in net asset value or public offering price with all distributions reinvested. Each Fund’s past performance (both before and after taxes) is no guarantee of future results. Investment return and principal value of Fund shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance is for the stated time period only; due to market volatility, a Fund’s current performance may be lower or higher than the quoted return. For the Fund’s performance as of the most recent month-end, please refer to www.eatonvance.com.

About Returns After Taxes. After-tax returns are calculated using certain assumptions. After-tax returns are calculated using the highest historical individual federal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on a shareholder’s tax situation and the actual characterization of distributions, and may differ from those shown. After-tax returns are not relevant to shareholders who hold shares in tax-deferred accounts or to shares held by non-taxable entities. Return After Taxes on Distributions for a period may be the same as Return Before Taxes for that period because no taxable distributions were made during that period, or because the taxable portion of distributions made during the period was insignificant. Also, Return After Taxes on Distributions and the Sale of Fund Shares for a period may be greater than or equal to Return After

Taxes on Distributions for the same period because of losses realized on the sale of Fund shares. A portion of the distributions made in the current year may be recharacterized as taxable after year-end.

Arizona Fund	Length of Period Ended July 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years
Before Taxes and Excluding Maximum Sales Charge	1.85%	3.08%	3.91%
Before Taxes and Including Maximum Sales Charge	–2.99%	2.08%	3.41%
After Taxes on Distributions and Excluding Maximum Sales Charge	1.85%	3.08%	3.90%
After Taxes on Distributions and Including Maximum Sales Charge	–2.99%	2.08%	3.40%
After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	2.77%	3.30%	4.03%
After Taxes on Distributions and Redemption and Including Maximum Sales Charge	–0.45%	2.43%	3.58%
Colorado Fund	Length of Period Ended July 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years
Before Taxes and Excluding Maximum Sales Charge	–2.42%	1.51%	3.35%
Before Taxes and Including Maximum Sales Charge	–7.03%	0.52%	2.84%
After Taxes on Distributions and Excluding Maximum Sales Charge	–2.42%	1.49%	3.33%
After Taxes on Distributions and Including Maximum Sales Charge	–7.03%	0.50%	2.82%
After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	0.02%	1.95%	3.56%
After Taxes on Distributions and Redemption and Including Maximum Sales Charge	–3.05%	1.10%	3.11%
Connecticut Fund	Length of Period Ended July 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years
Before Taxes and Excluding Maximum Sales Charge	2.31%	2.66%	3.93%
Before Taxes and Including Maximum Sales Charge	–2.56%	1.66%	3.43%
After Taxes on Distributions and Excluding Maximum Sales Charge	2.31%	2.64%	3.92%
After Taxes on Distributions and Including Maximum Sales Charge	–2.56%	1.65%	3.42%
After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	3.10%	2.89%	4.03%
After Taxes on Distributions and Redemption and Including Maximum Sales Charge	–0.15%	2.03%	3.58%
Michigan Fund	Length of Period Ended July 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years
Before Taxes and Excluding Maximum Sales Charge	–1.29%	2.19%	3.76%
Before Taxes and Including Maximum Sales Charge	–6.01%	1.21%	3.26%
After Taxes on Distributions and Excluding Maximum Sales Charge	–1.29%	2.17%	3.72%
After Taxes on Distributions and Including Maximum Sales Charge	–6.02%	1.18%	3.22%
After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	0.78%	2.53%	3.90%
After Taxes on Distributions and Redemption and Including Maximum Sales Charge	–2.37%	1.67%	3.44%

Minnesota Fund	Length of Period Ended July 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years
Before Taxes and Excluding Maximum Sales Charge	4.15%	4.02%	4.26%
Before Taxes and Including Maximum Sales Charge	–0.85%	3.02%	3.75%
After Taxes on Distributions and Excluding Maximum Sales Charge	4.15%	4.01%	4.25%
After Taxes on Distributions and Including Maximum Sales Charge	–0.85%	3.01%	3.74%
After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	4.20%	4.08%	4.32%
After Taxes on Distributions and Redemption and Including Maximum Sales Charge	0.88%	3.21%	3.87%
New Jersey Fund	Length of Period Ended July 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years
Before Taxes and Excluding Maximum Sales Charge	–4.66%	1.40%	3.32%
Before Taxes and Including Maximum Sales Charge	–9.15%	0.41%	2.82%
After Taxes on Distributions and Excluding Maximum Sales Charge	–4.66%	1.39%	3.32%
After Taxes on Distributions and Including Maximum Sales Charge	–9.15%	0.40%	2.81%
After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	–1.34%	1.91%	3.59%
After Taxes on Distributions and Redemption and Including Maximum Sales Charge	–4.34%	1.05%	3.14%
Pennsylvania Fund	Length of Period Ended July 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years
Before Taxes and Excluding Maximum Sales Charge	–0.87%	2.40%	3.74%
Before Taxes and Including Maximum Sales Charge	–5.60%	1.40%	3.24%
After Taxes on Distributions and Excluding Maximum Sales Charge	–0.88%	2.39%	3.74%
After Taxes on Distributions and Including Maximum Sales Charge	–5.60%	1.39%	3.23%
After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	1.09%	2.75%	3.95%
After Taxes on Distributions and Redemption and Including Maximum Sales Charge	–2.05%	1.88%	3.50%

Control Persons and Principal Holders of Securities. At November 1, 2009, the Trustees and officers of the Trust, as a group, owned in the aggregate less than 1% of the outstanding shares of this Class of a Fund. In addition, as of the same date, the following person(s) held the share percentage indicated below, which was owned either (i) beneficially by such person(s) or (ii) of record by such person(s) on behalf of customers who are the beneficial owners of such shares and as to which such record owner(s) may exercise voting rights under certain limited circumstances:

Arizona	Citigroup Global Markets, Inc.	Owings Mills, MD	9.0%
	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	8.8%
	Morgan Stanley	Jersey City, NJ	6.3%
	U.S. Bancorp Investments Inc.	St. Paul, MN	6.0%
	Charles Schwab & Co., Inc.	San Francisco, CA	5.0%
Colorado	Morgan Stanley	Jersey City, NJ	7.9%
	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	7.4%
	Philip J. Sevier and Kathleen A. Reilly	Denver, CO	5.6%
	NFS LLC FEBO Lyal E. Quinby Jr. Trust and Lyal E.
	Quinby Jr. TTEE	Boulder, CO	5.4%
Connecticut	Pershing LLC	Jersey City, NJ	24.5%
	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	7.2%
	Citigroup Global Markets, Inc.	Owings Mills, MD	5.8%
Michigan	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	9.8%
	Citigroup Global Markets, Inc.	Owings Mills, MD	8.7%
Minnesota	Charles Schwab & Co., Inc.	San Francisco, CA	17.5%
	Pershing LLC	Jersey City, NJ	12.6%
	Citigroup Global Markets, Inc.	Owings Mills, MD	5.1%
New Jersey	Morgan Stanley	Jersey City, NJ	9.0%
	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	8.6%
	Citigroup Global Markets, Inc.	Owings Mills, MD	8.5%
Pennsylvania	Citigroup Global Markets, Inc.	Owings Mills, MD	9.9%
	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	8.6%
	Morgan Stanley	Jersey City, NJ	6.5%
	Pershing LLC	Jersey City, NJ	6.1%
	Omnibus Account	Louisville, KY	5.9%

To the knowledge of the Trust, no other person owned of record or beneficially 5% or more of the outstanding shares of this Class of a Fund as of such date.

APPENDIX B

Class B Fees, Performance & Ownership

Distribution and Service Fees. For the fiscal year ended July 31, 2009, the following table shows (1) sales commissions paid by the principal underwriter to financial intermediaries on sales of Class B shares, (2) distribution fees paid to the principal underwriter under the Distribution Plan, (3) CDSC payments to the principal underwriter, (4) uncovered distribution charges under the Distribution Plan (dollar amount and as a percentage of net assets attributable to Class B), (5) service fees paid under the Distribution Plan, and (6) service fees paid to financial intermediaries. The service fees paid by the Funds that were not paid to financial intermediaries were retained by the principal underwriter.

	Commission Paid
	by Principal	Distribution Fee				Service Fees
	Underwriter to	Paid to	CDSC Paid to	Uncovered Distribution Charges	Service	Paid to
Fund	Financial Intermediaries	Principal Underwriter	Principal Underwriter	(as a % of Class Net Assets)	Fees	Financial Intermediaries
Arizona	$6,982	$41,413	$7,000	$ 906,000 (19.0%)	$11,044	$10,492
Colorado	3,048	19,992	2,000	974,000 (44.9%)	5,331	4,813
Connecticut	13,654	78,538	7,000	1,041,000 (12.4%)	21,019	19,401
Minnesota	8,077	43,761	6,000	688,000 (13.2%)	11,669	10,902
Pennsylvania	47,984	175,149	28,000	1,260,000 (5.7%)	46,706	43,373

Performance Information. The tables below indicate the average annual total return (both before and after taxes) on a hypothetical investment of $1,000 in this Class of shares for the periods shown in each table. Any performance presented with an asterisk (*) includes the effect of subsidizing expenses. Performance would have been lower without subsidies.

Total returns are historical and are calculated by determining the percentage change in net asset value or public offering price with all distributions reinvested. Each Fund’s past performance (both before and after taxes) is no guarantee of future results. Investment return and principal value of Fund shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance is for the stated time period only; due to market volatility, a Fund’s current performance may be lower or higher than the quoted return. For the Fund’s performance as of the most recent month-end, please refer to www.eatonvance.com.

About Returns After Taxes. After-tax returns are calculated using certain assumptions. After-tax returns are calculated using the highest historical individual federal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on a shareholder’s tax situation and the actual characterization of distributions, and may differ from those shown. After-tax returns are not relevant to shareholders who hold shares in tax-deferred accounts or to shares held by non-taxable entities. Return After Taxes on Distributions for a period may be the same as Return Before Taxes for that period because no taxable distributions were made during that period, or because the taxable portion of distributions made during the period was insignificant. Also, Return After Taxes on Distributions and the Sale of Fund Shares for a period may be greater than or equal to Return After Taxes on Distributions for the same period because of losses realized on the sale of Fund shares. A portion of the distributions made in the current year may be recharacterized as taxable after year-end.

Arizona Fund		Length of Period Ended July 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years
Before Taxes and Excluding Maximum Sales Charge	1.06%	2.34%	3.16%
Before Taxes and Including Maximum Sales Charge	–3.80%	1.99%	3.16%
After Taxes on Distributions and Excluding Maximum Sales Charge	1.05%	2.33%	3.14%
After Taxes on Distributions and Including Maximum Sales Charge	–3.81%	1.99%	3.14%
After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	1.98%	2.56%	3.28%
After Taxes on Distributions and Redemption and Including Maximum Sales Charge	–1.18%	2.27%	3.28%

Colorado Fund		Length of Period Ended July 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years
Before Taxes and Excluding Maximum Sales Charge	–3.13%	0.77%	2.60%
Before Taxes and Including Maximum Sales Charge	–7.78%	0.44%	2.60%
After Taxes on Distributions and Excluding Maximum Sales Charge	–3.13%	0.76%	2.58%
After Taxes on Distributions and Including Maximum Sales Charge	–7.78%	0.42%	2.58%
After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	–0.70%	1.21%	2.81%
After Taxes on Distributions and Redemption and Including Maximum Sales Charge	–3.72%	0.93%	2.81%
Connecticut Fund		Length of Period Ended July 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years
Before Taxes and Excluding Maximum Sales Charge	1.53%	1.91%	3.16%
Before Taxes and Including Maximum Sales Charge	–3.35%	1.56%	3.16%
After Taxes on Distributions and Excluding Maximum Sales Charge	1.53%	1.89%	3.15%
After Taxes on Distributions and Including Maximum Sales Charge	–3.35%	1.55%	3.15%
After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	2.32%	2.14%	3.26%
After Taxes on Distributions and Redemption and Including Maximum Sales Charge	–0.85%	1.86%	3.26%
Minnesota Fund		Length of Period Ended July 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years
Before Taxes and Excluding Maximum Sales Charge	3.49%	3.26%	3.49%
Before Taxes and Including Maximum Sales Charge	–1.50%	2.92%	3.49%
After Taxes on Distributions and Excluding Maximum Sales Charge	3.49%	3.26%	3.49%
After Taxes on Distributions and Including Maximum Sales Charge	–1.50%	2.91%	3.49%
After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	3.51%	3.33%	3.56%
After Taxes on Distributions and Redemption and Including Maximum Sales Charge	0.27%	3.04%	3.56%
Pennsylvania Fund		Length of Period Ended July 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years
Before Taxes and Excluding Maximum Sales Charge	–1.45%	1.70%	3.00%
Before Taxes and Including Maximum Sales Charge	–6.17%	1.36%	3.00%
After Taxes on Distributions and Excluding Maximum Sales Charge	–1.46%	1.69%	2.99%
After Taxes on Distributions and Including Maximum Sales Charge	–6.17%	1.36%	2.99%
After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	0.46%	2.05%	3.20%
After Taxes on Distributions and Redemption and Including Maximum Sales Charge	–2.60%	1.77%	3.20%

Control Persons and Principal Holders of Securities. At November 1, 2009, the Trustees and officers of the Trust, as a group, owned in the aggregate less than 1% of the outstanding shares of this Class of a Fund. In addition, as of the same date, the following person(s) held the share percentage indicated below, which was owned either (i) beneficially by such person(s) or (ii) of record by such person(s) on behalf of customers who are the beneficial owners of such shares and as to which such record owner(s) may exercise voting rights under certain limited circumstances:

Arizona	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	17.7%
	Morgan Stanley	Jersey City, NJ	12.0%
	Pershing LLC	Jersey City, NJ	10.3%
	Citigroup Global Markets, Inc.	Owings Mills, MD	7.1%
Colorado	Pershing LLC	Jersey City, NJ	24.7%
	Morgan Stanley	Jersey City, NJ	18.9%
	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	11.9%
Connecticut	Pershing LLC	Jersey City, NJ	13.8%
	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	11.6%
Minnesota	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	11.4%
	Pershing LLC	Jersey City, NJ	7.7%
	RBC Capital Markets Corp FBO June & Elwood Ginkel
	TTEE and June Ginkel Living Trust	Hopkins, MN	6.2%
	Morgan Stanley	Jersey City, NJ	6.1%
	NFS LLC	Lake Elmo, MN	5.8%
	Edward D. Jones & Co.	Maryland Hts, MO	5.5%
Pennsylvania	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	9.3%
	Morgan Stanley	Jersey City, NJ	7.1%
	Citigroup Global Markets, Inc.	Owings Mills, MD	7.0%
	Pershing LLC	Jersey City, NJ	7.0%

To the knowledge of the Trust, no other person owned of record or beneficially 5% or more of the outstanding shares of this Class of a Fund as of such date.

APPENDIX C

Class C Fees, Performance & Ownership

Distribution and Service Fees. For the period from commencement of operations through the fiscal year ended July 31, 2009, the following table shows (1) sales commissions paid by the principal underwriter to financial intermediaries on sales of Class C shares, (2) distribution fees paid to the principal underwriter under the Distribution Plan, (3) CDSC payments to the principal underwriter, (4) uncovered distribution charges under the Distribution Plan (dollar amount and as a percentage of net assets attributable to Class C), (5) service fees paid under the Distribution Plan, and (6) service fees paid to financial intermediaries. The service fees paid by the Funds that were not paid to financial intermediaries were retained by the principal underwriter.

	Commission Paid
	by Principal					Service Fees
	Underwriter to	Distribution Fee	CDSC Paid to	Uncovered Distribution		Paid to
	Financial	Paid to	Principal	Charges (as a % of Class	Service	Financial
Fund(1)	Intermediaries	Principal Underwriter	Underwriter	Net Assets)	Fees	Intermediaries

				$777,000
Arizona	$70,305	$55,994	$9,000	(9.1%)	$14,932	$18,801

Colorado	1,486	2,240	0	19,000 (5.3%)	598	383

Connecticut	37,815	33,464	2,000	388,000 (6.9%)	8,924	11,158

Michigan	25,940	26,750	400	322,000 (9.2%)	7,133	7,101

Minnesota	90,056	73,779	6,000	537,000 (4.4%)	19,675	24,089

				2,503,000
New Jersey	166,088	181,547	12,000	(9.6%)	48,413	44,607

				2,774,000
Pennsylvania	223,111	234,763	15,000	(7.2%)	62,604	61,856

(1) Class C commenced operations as follows: December 16, 2005 (Arizona Fund), October 8, 2007 (Colorado Fund), February 9, 2006 (Connecticut Fund), May 2, 2006 (Michigan Fund), December 21, 2005 (Minnesota Fund), December 14, 2005 (New Jersey Fund) and January 12, 2006 (Pennsylvania Fund).

Performance Information. The tables below indicate the average annual total return (both before and after taxes) on a hypothetical investment in shares of $1,000. Total return for the period prior to the date this Class of each Fund was first offered, reflects the total return of Class B (except for Michigan and New Jersey Funds which reflects the total return of Class A), adjusted to reflect the Class C CDSC. The Class A or Class B total return has not been adjusted to reflect certain other expenses (such as distribution and service fees). If such adjustments were made, the Class C total return would be different. Any performance presented with an asterisk (*) includes the effect of subsidizing expenses. Performance would have been lower without subsidies.

Total returns are historical and are calculated by determining the percentage change in net asset value or public offering price with all distributions reinvested. Each Fund’s past performance (both before and after taxes) is no guarantee of future results. Investment return and principal value of Fund shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance is for the stated time period only; due to market volatility, a Fund’s current performance may be lower or higher than the quoted return. For the Fund’s performance as of the most recent month-end, please refer to www.eatonvance.com.

About Returns After Taxes. After-tax returns are calculated using certain assumptions. After-tax returns are calculated using the highest historical individual federal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on a shareholder’s tax situation and the actual characterization of distributions, and may differ from those shown. After-tax returns are not relevant to shareholders who hold shares in tax-deferred accounts or to shares held by non-taxable entities. Return After Taxes on Distributions for a period may be the same as Return Before Taxes for that period because no taxable distributions were made during that period, or because the taxable portion of distributions made during the period was insignificant. Also, Return After Taxes on Distributions and the Sale of Fund Shares for a period may be greater than or equal to Return After Taxes on Distributions for the same period because of losses realized on the sale of Fund shares. A portion of the distributions made in the current year may be recharacterized as taxable after year-end.

Arizona Fund	Length of Period Ended July 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years
Before Taxes and Excluding Maximum Sales Charge	1.06%	2.34%	3.16%
Before Taxes and Including Maximum Sales Charge	0.09%	2.34%	3.16%
After Taxes on Distributions and Excluding Maximum Sales Charge	1.05%	2.33%	3.15%
After Taxes on Distributions and Including Maximum Sales Charge	0.08%	2.33%	3.15%
After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	1.98%	2.55%	3.28%
After Taxes on Distributions and Redemption and Including Maximum Sales Charge	1.35%	2.55%	3.28%
Class C commenced operations December 16, 2005.
Colorado Fund	Length of Period Ended July 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years
Before Taxes and Excluding Maximum Sales Charge	–3.12%	0.80%	2.61%
Before Taxes and Including Maximum Sales Charge	–4.05%	0.80%	2.61%
After Taxes on Distributions and Excluding Maximum Sales Charge	–3.12%	0.78%	2.60%
After Taxes on Distributions and Including Maximum Sales Charge	–4.05%	0.78%	2.60%
After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	–0.70%	1.24%	2.82%
After Taxes on Distributions and Redemption and Including Maximum Sales Charge	–1.30%	1.24%	2.82%
Class C commenced operations October 8, 2007.
Connecticut Fund	Length of Period Ended July 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years
Before Taxes and Excluding Maximum Sales Charge	1.53%	1.90%	3.16%
Before Taxes and Including Maximum Sales Charge	0.55%	1.90%	3.16%
After Taxes on Distributions and Excluding Maximum Sales Charge	1.53%	1.89%	3.15%
After Taxes on Distributions and Including Maximum Sales Charge	0.55%	1.89%	3.15%
After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	2.33%	2.14%	3.26%
After Taxes on Distributions and Redemption and Including Maximum Sales Charge	1.69%	2.14%	3.26%
Class C commenced operations February 9, 2006.
Michigan Fund	Length of Period Ended July 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years
Before Taxes and Excluding Maximum Sales Charge	–2.04%	1.71%	3.51%
Before Taxes and Including Maximum Sales Charge	–2.98%	1.71%	3.51%
After Taxes on Distributions and Excluding Maximum Sales Charge	–2.05%	1.78%	3.53%
After Taxes on Distributions and Including Maximum Sales Charge	–2.99%	1.78%	3.53%
After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	0.02%	2.15%	3.70%
After Taxes on Distributions and Redemption and Including Maximum Sales Charge	–0.59%	2.15%	3.70%
Class C commenced operations May 2, 2006.

Minnesota Fund	Length of Period Ended July 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years
Before Taxes and Excluding Maximum Sales Charge	3.17%	3.18%	3.45%
Before Taxes and Including Maximum Sales Charge	2.18%	3.18%	3.45%
After Taxes on Distributions and Excluding Maximum Sales Charge	3.17%	3.17%	3.44%
After Taxes on Distributions and Including Maximum Sales Charge	2.17%	3.17%	3.44%
After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	3.30%	3.25%	3.52%
After Taxes on Distributions and Redemption and Including Maximum Sales Charge	2.65%	3.25%	3.52%
Class C commenced operations December 21, 2005.
New Jersey Fund	Length of Period Ended July 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years
Before Taxes and Excluding Maximum Sales Charge	–5.40%	0.81%	3.02%
Before Taxes and Including Maximum Sales Charge	–6.30%	0.81%	3.02%
After Taxes on Distributions and Excluding Maximum Sales Charge	–5.40%	0.80%	3.02%
After Taxes on Distributions and Including Maximum Sales Charge	–6.31%	0.80%	3.02%
After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	–2.07%	1.32%	3.29%
After Taxes on Distributions and Redemption and Including Maximum Sales Charge	–2.66%	1.32%	3.29%
Class C commenced operations December 14, 2005.
Pennsylvania Fund	Length of Period Ended July 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years
Before Taxes and Excluding Maximum Sales Charge	–1.55%	1.67%	2.98%
Before Taxes and Including Maximum Sales Charge	–2.49%	1.67%	2.98%
After Taxes on Distributions and Excluding Maximum Sales Charge	–1.56%	1.66%	2.97%
After Taxes on Distributions and Including Maximum Sales Charge	–2.50%	1.66%	2.97%
After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	0.40%	2.02%	3.18%
After Taxes on Distributions and Redemption and Including Maximum Sales Charge	–0.22%	2.02%	3.18%
Class C commenced operations January 12, 2006.

Control Persons and Principal Holders of Securities. At November 1, 2009, the Trustees and officers of the Trust, as a group, owned in the aggregate less than 1% of the outstanding shares of this Class of a Fund. In addition, as of the same date, the following person(s) held the share percentage indicated below, which was owned either (i) beneficially by such person(s) or (ii) of record by such person(s) on behalf of customers who are the beneficial owners of such shares and as to which such record owner(s) may exercise voting rights under certain limited circumstances:

Arizona	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	8.0%
Colorado	Wells Fargo Investments LLC	Minneapolis, MN	47.6%
	Morgan Stanley	Jersey City, NJ	34.0%
	Volker O. Hestermann and Liane Hestermann	Loveland, CO	5.8%
Connecticut	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	32.2%
	Pershing LLC	Jersey City, NJ	16.3%
	Morgan Stanley	Jersey City, NJ	15.5%
	Citigroup Global Markets, Inc.	Owings Mills, MD	7.2%
Michigan	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	14.2%
	Morgan Stanley	Jersey City, NJ	6.4%
	Citigroup Global Markets, Inc.	Owings Mills, MD	6.1%
Minnesota	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	10.9%
	Pershing LLC	Jersey City, NJ	8.4%
New Jersey	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	20.5%
	Omnibus Account	Louisville, KY	5.4%
	Citigroup Global Markets, Inc.	Owings Mills, MD	5.3%
Pennsylvania	Omnibus Account	Louisville, KY	26.3%
	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	12.4%

Beneficial owners of 25% or more of a Class are presumed to be in control of the Class for purposes of voting on certain matters submitted to shareholders.

To the knowledge of the Trust, no other person owned of record or beneficially 5% or more of the outstanding shares of this Class of a Fund as of such date.

APPENDIX D

Class I Performance & Ownership

Performance Information. The table below indicates the average annual total return (both before and after taxes) on a hypothetical investment of $1,000 in this Class of shares for the period shown in the table. Total return for the period prior to March 3, 2008 reflects the total return of Class A shares, adjusted to reflect the fact that Class I does not impose a sales charge. The Class A shares total return has not been adjusted to reflect certain other expenses (such as distribution and/or service fees). If such adjustments were made, the Class I total return would be different. Any performance presented with an asterisk (*) includes the effect of subsidizing expenses. Performance would have been lower without subsidies.

Total returns are historical and are calculated by determining the percentage change in net asset value or public offering price with all distributions reinvested. Each Fund’s past performance (both before and after taxes) is no guarantee of future results. Investment return and principal value of Fund shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance is for the stated time period only; due to market volatility, a Fund’s current performance may be lower or higher than the quoted return. For the Fund’s performance as of the most recent month-end, please refer to www.eatonvance.com.

About Returns After Taxes. After-tax returns are calculated using certain assumptions. After-tax returns are calculated using the highest historical individual federal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on a shareholder’s tax situation and the actual characterization of distributions, and may differ from those shown. After-tax returns are not relevant to shareholders who hold shares in tax-deferred accounts or to shares held by non-taxable entities. Return After Taxes on Distributions for a period may be the same as Return Before Taxes for that period because no taxable distributions were made during that period, or because the taxable portion of distributions made during the period was insignificant. Also, Return After Taxes on Distributions and the Sale of Fund Shares for a period may be greater than or equal to Return After Taxes on Distributions for the same period because of losses realized on the sale of Fund shares. A portion of the distributions made in the current year may be recharacterized as taxable after year-end.

Connecticut Fund	Length of Period Ended July 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years
Before Taxes and Excluding Maximum Sales Charge	2.52%	2.71%	3.96%
Before Taxes and Including Maximum Sales Charge	2.52%	2.71%	3.96%
After Taxes on Distributions and Excluding Maximum Sales Charge	2.52%	1.68%	2.50%
After Taxes on Distributions and Including Maximum Sales Charge	2.52%	1.68%	2.50%
After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	3.30%	1.93%	2.61%
After Taxes on Distributions and Redemption and Including Maximum Sales Charge	3.30%	1.93%	2.61%
Class I commenced operations March 3, 2008.
New Jersey Fund	Length of Period Ended July 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years
Before Taxes and Excluding Maximum Sales Charge	–4.56%	1.45%	3.35%
Before Taxes and Including Maximum Sales Charge	–4.56%	1.45%	3.35%
After Taxes on Distributions and Excluding Maximum Sales Charge	–4.56%	1.44%	3.34%
After Taxes on Distributions and Including Maximum Sales Charge	–4.56%	1.44%	3.34%
After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	–1.21%	1.96%	3.61%
After Taxes on Distributions and Redemption and Including Maximum Sales Charge	–1.21%	1.96%	3.61%
Class I commenced operations March 3, 2008.

Pennsylvania Fund	Length of Period Ended July 31, 2009
Average Annual Total Return:	One Year	Five Years	Ten Years
	–0.45
Before Taxes and Excluding Maximum Sales Charge	%	2.52%	3.81%
	–0.45
Before Taxes and Including Maximum Sales Charge	%	2.52%	3.81%
	–0.46
After Taxes on Distributions and Excluding Maximum Sales Charge	%	1.40%	2.17%
	–0.46
After Taxes on Distributions and Including Maximum Sales Charge	%	1.40%	2.17%
After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	1.43%	1.74%	2.37%
After Taxes on Distributions and Redemption and Including Maximum Sales Charge	1.43%	1.74%	2.37%
Class I commenced operations March 3, 2008.

Control Persons and Principal Holders of Securities. At November 1, 2009, the Trustees and officers of the Trust, as a group, owned in the aggregate less than 1% of the outstanding shares of this Class of a Fund. In addition, as of the same date, the following person(s) held the share percentage indicated below, which was owned either (i) beneficially by such person(s) or (ii) of record by such person(s) on behalf of customers who are the beneficial owners of such shares and as to which such record owner(s) may exercise voting rights under certain limited circumstances:

Connecticut	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	49.9%
	Patterson & Co.	Charlotte, NC	36.6%
	NFS LLC FEBO Susan G. and Daniel X. Patrick	Milford, CT	13.2%
New Jersey	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	54.4%
	Patterson & Co.	Charlotte, NC	33.4%
	Patterson & Co.	Charlotte, NC	9.0%
Pennsylvania	Patterson & Co.	Charlotte, NC	82.3%
	Patterson & Co.	Charlotte, NC	9.4%
	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	8.1%

Beneficial owners of 25% or more of a Class are presumed to be in control of the Class for purposes of voting on certain matters submitted to shareholders.

To the knowledge of the Trust, no other person owned of record or beneficially 5% or more of the outstanding shares of this Class of a Fund as of such date.

APPENDIX E

STATE SPECIFIC INFORMATION

Risks of Concentration. The following information as to certain state specific considerations is given to investors in view of a Fund’s policy of concentrating its investments in particular state issuers. Such information supplements the information in the prospectus. It is derived from sources that are generally available to investors and is believed to be accurate. Such information constitutes only a brief summary, does not purport to be a complete description and is based on information from official statements relating to securities offerings of issuers of each particular state. The Trust has not independently verified this information.

The bond ratings provided in the prospectus are current as of the date of the prospectus and are based on economic conditions which may not continue; moreover, there can be no assurance that particular bond issues may not be adversely affected by changes in economic, political or other conditions. Unless stated otherwise, the ratings indicated are for obligations of the state. A state’s political subdivisions may have different ratings which are unrelated to the ratings assigned to state obligations.

Arizona. Under its Constitution, Arizona (referred to herein as the “state” or “Arizona”) is not permitted to issue general obligation bonds secured by the state’s full faith and credit. However, agencies and instrumentalities of the state are authorized under specified circumstances to issue bonds secured by revenues. The state enters into certain lease transactions that are subject to annual renewal at its option. Local governmental units in the state are also authorized to incur indebtedness. The major source of financing for such local government indebtedness is an ad valorem property tax. But note that a 5% reduction in ad valorem property tax assessment ratios for Class 1 commercial property is currently being phased in and will be fully implemented by 2011. A secondary source of financing for local governments (and a major source for the state) is the sales tax.

In addition, to finance public projects, local governments may issue revenue bonds to be paid from the revenues of an enterprise or the proceeds of an excise tax, and assessment bonds payable from special proceeds of an excise tax or from special assessments. Arizona local governments have also financed public projects through leases that are subject to annual appropriation at the option of the local government. Any of these obligations may be purchased and held by the Arizona Fund.

Arizona is required by law to maintain a balanced budget. To achieve this objective, it has in the past utilized a combination of spending reductions and tax increases. In 1992, voters passed a measure that requires a two-thirds vote of the legislature to increase state taxes.

There are periodic attempts in the form of voter initiatives and legislative proposals to further limit the amount of annual increases in taxes that can be levied by the various taxing jurisdictions without voter approval. It is possible that if such a proposal were enacted, there would be an adverse impact on state or local government financing. It is not possible to predict whether any such proposals will be enacted in the future or what would be their possible impact on state or local government financing.

For several decades, Arizona’s population has grown at a substantially higher rate than the population of the United States. The state’s population is approximately 6,338,755 million and, due to projected continued long-term employment expansion, is expected to record above average growth rates, with a forecasted population of 6,880,000 by 2010. The state unemployment rate in August 2008 was 5.6%, below the national average of 6.1%. It is expected, however, that the unemployment rate for the state may reach 6.7% during 2009.

Retail sales in Arizona grew by only 0.5% in 2007 to $64 billion, compared to 7.9% in 2006 and 13.2% in 2005. Sales tax collections followed this trend by continuing to slide into the summer of 2008. Nationally, sales grew 3.6% during the first five months of 2008 in comparison to the same period in 2007.

Arizona has enacted a budget totaling $9.9 billion for fiscal year 2009 while fiscal year 2008 revenues are forecasted to be approximately $9.76 billion. At the beginning of fiscal year 2008, the Budget Stabilization Fund (the “the rainy day fund”) was replenished to approximately $700 million. However, due to the economic downturn, monies from the rainy day fund have been spent to assist with the fiscal year 2008 budget shortfall. As of August 2008, the rainy day fund had a balance of only approximately $200 million, with the expectation that another $80 million would be spent to further balance the fiscal year 2008 budget. The governor proposes spending the last $120 million of the rainy day fund to balance the fiscal year 2009 budget. Arizona continues to face budget pressure from health care, social services, education and corrections expenditures due to its continuing growth. Local governments face similar growth pressures and accompanying infrastructure expenditures. At various times, proposals are made to reduce state revenue sharing with local governments to solve the state’s budget shortfall, which would further weaken the financial position of local governments.

The state has been hit hard by the mortgage crisis as foreclosures were up 63% from August of 2007 to August of 2008. During this period, the state ranked third in the nation for the most foreclosures. In addition to the mortgage crisis, other national factors that could negatively affect growth and revenues in Arizona include greater slowdown in consumer spending, the stalling job market and a greater housing downturn.

Colorado. The major revenue sources for Colorado (referred to herein as the “state” or “Colorado”) are the individual income tax and the general sales and use tax. Due to limitations contained in the state constitution, the state of Colorado issues no general obligation bonds. Several agencies and instrumentalities of state government, however, are authorized by statute to issue bonds secured by revenues from specific projects and activities, and the state and its agencies may enter into lease-purchase financings which are subject to annual appropriation. Additionally, the state is authorized to issue short-term revenue anticipation notes. To the extent the Fund holds debt of local units of government whose revenues may rely in part on distributions from the state, the fiscal health of the state will have an indirect effect on the Fund. The state is required to have a balanced budget each fiscal year.

Most of Colorado’s economic news over the past two years has been unfavorable, particularly in the housing and financial markets and in the erosion of consumer confidence. Economic growth slowed significantly in 2008 and turned negative in 2009. State and private economists now project a continued slowdown in economic growth in early 2010, with a possible return to expansion toward the end of the year. According to the Colorado Office of State Planning and Budgeting, total employment in the state in 2009 will decrease by approximately 86,400 (3.7%) over the prior year. This is the first statewide loss of jobs since early in the decade, and an additional decrease of 0.6% is projected for 2010. The overall unemployment rate was 4.9% in 2008, and will rise to a projected average of 7.6% for calendar year 2009 and 8.0% for 2010.

Growth of total personal income in the state was 4.9% in 2008, but is forecast to decrease 0.9% in 2009 and increase only 1.6% in 2010. On a per capita basis, though, the forecasts for 2009 and 2010 are both negative, at -2.5% and -0.2%. The Office of State Planning and Budgeting has forecast that, after increasing 8.6% in FY 2006-07 and then 2.7% in FY 2007-08, Colorado’s general fund revenues will increase 4.1% in FY 2008-09 and 2.7% (again) in FY 2009-10. Almost all of the increase for FY 2008-09, however, is the result of one-time transfers and changes in accounting procedures. Without those, the increase for this fiscal year would be only 0.7%.

There are approximately 3,473 units of local government in Colorado, including counties, statutory cities and towns, homerule cities and counties, school districts and, mainly, numerous water, sewer and other special districts, all with various constitutional and statutory authority to levy taxes and incur indebtedness. The major sources of revenue for payment of local government indebtedness are the ad valorem property tax, which presently is imposed and collected solely at the local level, sales and use taxes, and revenue from special projects.

A 1992 amendment to the Colorado Constitution (the “TABOR Amendment”) restricts growth of state and local government spending to the rate of inflation plus growth (as measured by population, school enrollment, or construction depending on the government entity); and requires voter approval of (a) any new taxes or tax increases and (b) the issuance of most types of debt. Economic events in the first half of this decade reduced state revenues drastically, so that the state’s general fund showed shortfalls approaching $1 billion until the legislature acted to reduce spending and transfer funds to achieve the constitutionally required balanced budget. Revenues of local governments were also adversely affected by the poor economy. Consequently, there were no “excess” tax revenues, under TABOR definitions, to be returned to the residents of the state.

Economic expansion in the second half of the decade increased state general fund revenues, so that again the state had a TABOR “surplus”; however, the state’s voters in November 2005 passed Referendum C, which (i) allows the state to keep money that is collected above the TABOR spending limit for a period of five years and to spend such money on certain types of state projects; and (ii) beginning in 2011, creates a new state spending cap equal to the greatest amount of money collected in any fiscal year between 2006 and 2010, adjusted for inflation and population growth in 2011 and subsequent years.

Connecticut. Connecticut’s (sometimes referred to herein as the “state” or “Connecticut”) General Fund recorded an operating surplus for each of the ten fiscal years ended June 30, 2001, based on the state’s budgetary method of accounting. However, despite tax increase and budget cuts, the General Fund experienced operating deficits for the 2001-02 and 2002-03 fiscal years, which exhausted the Budget Reserve Fund and necessitated the issuance of Economic Recovery Notes to meet the remainder of the deficit. The Connecticut General Statutes require that any unappropriated surplus, up to 10% of General Fund expenditures, must be deposited into the Budget Reserve Fund. The state’s 2003-04, 2004-05, 2005-06 and 2006-07 fiscal years resulted in General Fund operating surpluses of $302.2, $363.9 million, $446.5 million and $269.2 million, respectively, which were transferred to the Budget Reserve Fund, bringing the balance in the Budget Reserve Fund to $1,381.7 million. The General Fund had an operating surplus of $99.4 million for fiscal year 2007-08, which was reserved for fiscal year 2008-09 spending. Pursuant to the Comptroller’s unaudited preliminary financial results dated September 1, 2009, the Comptroller estimated the General Fund balance for fiscal year 2008-09 to have a deficit of $925.9 million. The Comptroller indicated in her letter that the General Assembly had approved additional carry forward authority which is accounted for as part of fiscal year 2008-09 deficit and would increases the fiscal year 2008-09 deficit to $947.6 million upon the act becoming law, which it subsequently did. For the purpose of funding the deficit in the General Fund for fiscal year 2008-09, the Treasurer is authorized to issue notes of the state in an amount not to exceed the amount of such deficit and in such additional amounts as the Treasurer shall determine to pay the costs of issuance of any such notes and interest payable or accrued on such notes through June 30, 2011. On November 10, 2009, the Treasurer sold $915.8 million of such Economic Recovery Notes.

The state is required to adopt a fiscal year budget under which (i) the amount of general budget expenditures do not exceed estimated revenues and (ii) year-over-year increases in general budget expenditures do not exceed specified limits. On June 3, 2009, the General Assembly adjourned their regular 2009 session without adopting a fiscal year 2009-2011 biennial budget. The state continued to run its operations pursuant to Executive Orders which were issued by the Governor covering the months of July, August and the portion of September until the approval of an appropriation act for the fiscal year commencing July 1, 2009. Authorization to pay debt service on the state’s general obligation bonds remained unaffected. In a June 2009 special session, the General Assembly passed the biennial budget for fiscal years 2009-10 and 2010-11 which subsequently became law on September 8, 2009. The enacted budget for fiscal year 2009-10 included General Fund revenues of $17,375.4 million and net appropriations of $17,374.6 million, resulting in a projected surplus of $0.8 million. The budget for fiscal year 2010-11 included General Fund revenues of $17,591.9 million and net appropriations of $17,591.0 million, resulting in a projected surplus of $0.9 million. The budget was $852.4 million below the expenditure cap in fiscal year 2009-10 and $587.0 million below the expenditure cap in fiscal year 2010-11. The enacted biennial budget raises net revenues from three major resources: (i) federal grants pursuant to The American Recovery and Rehabilitation Act of 2009 of $878.9 million in fiscal year 2009-10 and $594.8 million in fiscal year 2010-11, (ii) transfers from other state funds to the state’s General Fund and securitizations, including Budget Reserve Fund transfers of $1,039.7 million in fiscal year 2009-10 and $342.0 million in fiscal year 2010-11, and securitizing $1,290.7 million of future revenue sources in fiscal year 2010-11, and (iii) net increases in taxes and miscellaneous fees, including an increase in the highest income tax rate to 6.5% from 5%, an imposition of a 10% corporation tax surcharge for the 2009, 2010, and 2011 income years, an increase in the cigarette tax. The tax increases are offset in part by various tax cuts including a reduction in the estate and gift tax and a reduction in the sales and use tax rate effective (contingent on estimated gross tax revenue to the General Fund for fiscal year 2009-10 not being 1% or more below the adopted gross tax revenue for the fiscal year). The significant changes in appropriations are from state employee personal services reductions, entitlement programs savings, and education grants reductions. In addition, the budget for fiscal year 2010-11 requires the Treasurer and the Secretary of the Office of Policy and Management to jointly develop a financing plan that will result in net proceeds of up to $1,290.7 million to be used as general revenues of the state during such fiscal year, which may include securitizations. The budget also requires the Treasurer and the Secretary of the Office of Policy and Management to jointly develop a plan to sell assets of the state that will result in net proceeds of up to $15.0 million to be used as general revenues of the state during fiscal year 2009-10 and $45.0 million to be used as general revenues of the state during fiscal year 2010-11. In addition, the budget for fiscal year 2009-10 requires a reduction of $473.3 million in expenses from budgeted amounts. The budget for fiscal year 2010-11 requires a reduction of $515.2 million of expenses from budgeted amounts.

Pursuant to statute, the Office of Policy and Management provides estimates to the Comptroller by the twentieth day of each month of revenues and expenditures for the current fiscal year for use by the Comptroller in preparing the Comptroller’s monthly report. In the monthly estimates provided by the Office of Policy and Management on October 20, 2009 for the General Fund for fiscal year 2009-10, as of the period ending September 30, 2009, the General Fund was estimated to have a deficit of $388.5 million. In the Comptroller’s monthly report dated November 1, 2009, the Comptroller estimated a General Fund deficit for fiscal year 2009-10 deficit of $624.0 million, as of the period ending September 30, 2009. Whenever the Comptroller’s cumulative monthly financial statement indicates a projected General Fund deficit greater than 1% of the total General Fund appropriations, pursuant to statute the Governor is required within thirty days to file a report with the joint standing committees of the General Assembly on appropriations and on finance, revenue and bonding which includes a plan to modify agency allotments to the extent necessary to prevent a deficit. The Governor is required to file such report as a result of the deficit projection included in the Comptroller’s November 1, 2009 report. Additionally, the Governor may generally reduce budget allotment requests within certain prescribed limits and has done so for the current fiscal year.

The state’s primary method for financing capital projects is through the sale of general obligation bonds. These bonds are backed by the full faith and credit of the state. The state’s general obligation bonds are rated Aa3 by Moody’s Investors Service (“Moody’s”) and AA by both Standard & Poor’s Rating Services (“S&P”) and Fitch Ratings. As of October 15, 2009, the state had authorized direct general obligation bond indebtedness, including pension obligation, UConn 2000 and tax increment bonds, totaling approximately $28,254.2 million, of which approximately $25,343.8 million had been approved for issuance by the State Bond Commission and approximately $24,224.1 million had been issued. As of October 15, 2009, net state direct general obligation indebtedness outstanding (including lease financings) was approximately $13,920.2 million. On June 18, 2009, pursuant to the Treasurer’s request and the Governor’s approval to borrow funds on a temporary basis from time to time on behalf of the state, the Treasurer arranged with a group of banks a 364-day revolving credit facility in the amount of $580.0 million.

In addition, the state has limited or contingent liability on a significant amount of other bonds. Such bonds have been issued by the following quasi-public agencies: the Connecticut Development Authority, the Connecticut Health and Educational Facilities

Authority, the Connecticut Higher Education Supplemental Loan Authority, the Connecticut Housing Finance Authority, the Connecticut Resources Recovery Authority and the Capital City Economic Development Authority. Such bonds have also been issued by the City of Waterbury and the Southeastern Connecticut Water Authority. As of October 1, 2009, the amount of bonds outstanding on which the state has limited or contingent liability totaled $4,492.6 million.

The state is obligated to various cities, towns and regional school districts to fund certain of the costs of construction and alteration of school buildings or to support part of the debt service payments on municipal and district debt issued to fund the state’s share of such costs. As of June 30, 2009, the state is obligated under the pre-1997 debt service subsidy basis program for approximately $371.0 million in aggregate principal installment and interest payments with respect to municipal and district debt. As of June 30, 2009, the Commissioner of Education estimates that current grant obligations under the progress payment basis program established in 1997 are approximately $2,450.0 million.

With the exception of fiscal year 2003-04, since fiscal year 1978-79 payments into the State Employees’ Retirement Fund and investment income in each fiscal year have been sufficient to meet benefits paid from the fund in that year. The most recent actuarial valuation dated November 19, 2008 indicated that, as of June 30, 2008, the State Employees’ Retirement Fund had unfunded accrued liabilities of $9,253.1 million and a funded ratio of 51.9% on a projected basis. The actuarial valuation determined the following employer contribution requirements: (i) $897.4 million for fiscal year 2009-10, and (iii) $944.1 million for fiscal year 2010-11. The state met its annual contribution requirements of $663.9 million for fiscal year 2006-07 and of $716.9 million for fiscal year 2007-08. It is anticipated that the employer contribution requirement of $753.7 million for fiscal year 2008-09 will be fully met from the budgeted state contribution amount and grant reimbursements from Federal and other funds. With the exception of fiscal years 2003-04 and 2004-05, since fiscal year 1978-79 payments into the Teachers’ Retirement Fund of the state and investment income in each fiscal year have been sufficient to meet benefits paid from the fund in that year. The most recent actuarial valuation dated November 12, 2008 indicated that, as of June 30, 2008, the Teachers’ Retirement Fund had unfunded accrued liabilities of $6,530.0 million and a funded ratio of 70.1% on a projected basis. The actuarial valuation determined the following employer contribution requirements: (i) $559.2 million for fiscal year 2009-10, and (iii) $581.6 million for fiscal year 2010-11. The budgeted state contribution of $412.1 million for fiscal year 2006-07 was less than the actuarial valuation amount of $425.3 million. To meet the state’s annual contribution requirement for fiscal years 2007-08 and 2008-09, $518.6 million and $539.3 million, respectively, have been appropriated. In April 2008 the state issued $2,276.6 million taxable general obligation bonds to partially fund the unfunded accrued liability in the Teacher’s Retirement Fund and to pay other costs related to the financing. $2,000.0 million of the proceeds of the pension obligation bonds were deposited into the Teachers’ Retirement Fund. The legislation authorizing the issuance of the pension obligation bonds requires the state while the bonds are outstanding to annually appropriate the actuarially-determined annual required contribution to the Teachers’ Retirement Fund, subject to certain exceptions for emergency or extraordinary conditions. The legislation also made changes to the funding of cost of living adjustments for pension benefits. The state provides post-retirement health care and life insurance benefits to all employees who retire from state employment and makes a General Fund appropriation to the Teachers’ Retirement Fund to cover the portion of retiree health insurance costs which is not funded from the amounts available in the Teachers’ Retirement Health Insurance Fund. The state finances the cost of such benefits on a pay-as-you-go basis; therefore the state will need to make significant General Fund appropriations for such benefits each fiscal year. Implementation of Governmental Accounting Standards Board Statement No. 45 regarding accounting and financial reporting for postemployment benefits other than pensions will require the state to obtain an analysis of the unfunded actuarial accrued liability of such post-retirement health care and life insurance benefits and to recognize the annual required contributions to fund those actuarial liabilities in its financial statements commencing with those for the 2007-08 fiscal year.

The state received an interim actuarial valuation dated February 16, 2009 with respect to the state’s liability for post-retirement health care benefits for persons covered under the State Employees Retirement System and other state retirement systems, excluding the Teachers’ Retirement System, based upon the stated assumptions of the March 2007 actuarial report but reflecting actual increases in the state’s medical and dental costs between April 1, 2006 and June 30, 2008. The report indicates an actuarial accrued liability as of June 30, 2007 of up to $23.1 billion and a projected actuarial accrued liability as of June 30, 2008 of up to $24.6 billion on an unfunded basis with no valuation assets available to offset the liabilities of the plan. The interim actuarial valuation determined an employer contribution requirement for fiscal year 2007-08 of up to $1.66 billion on an unfunded basis, based on a projected unit credit actuarial cost method and level percent-of-payroll contributions. The State Teachers’ Retirement Board has received an actuarial valuation of the state’s liability with respect to post-retirement health care benefits for members of the Teachers’ Retirement Fund. The report indicates an actuarial accrued liability as of June 30, 2008 of $2.3 billion on an unfunded basis, based upon certain stated assumptions including a 4.5% earnings assumption and a 30 year amortization period and no valuation assets available to offset the liabilities of the plan. The actuarial valuation determined a $116.7 million employer contribution requirement for fiscal year 2008-09 and a $121.3 million employer contribution requirement for fiscal year 2009-10, based on an individual entry-age actuarial cost method and level percent-of-payroll contributions.

The state, its officers, and its employees are defendants in numerous legal proceedings. Although it is not possible to determine the outcome of these legal proceedings, the state’s Attorney General has opined that an adverse decision in any of the following cases might have a significant impact on the state’s financial position: (i) a suit claiming that the state is in breach of a judicially and legislatively approved settlement to develop appropriate measures to remedy the racial and ethnic segregation in the Hartford public schools (the court has approved settlements of this action between the plaintiffs and the state and between the City of Hartford and the parties); (ii) purported class-actions on behalf of laid-off state employees alleging that they were laid off in violation of their constitutional rights and of state law, and claiming back wages, damages, attorneys’ fees, and costs; (iii) claims against the state filed by three manufacturers that agreed to participate in the 1998 Master Settlement Agreement (“MSA”) entered into by Connecticut and nearly all other states and territories to resolve litigation claims against the major domestic tobacco manufacturers, contending that the state has not diligently enforced its obligations under the MSA to enforce statutory requirements against non-participating manufacturers, which claims the Connecticut Supreme Court ruled in December 2008 the MSA required be arbitrated and which arbitration could result in the reduction or elimination of payments that the state receives under the MSA for any year that the state was found not to have diligently enforced its obligations; (iv) a purported class-action on behalf of similarly situated students in selected school districts claiming that the state's primary statutory mechanism for the distribution of state aid for public schools currently fails to ensure both substantially equal educational opportunities and a suitable education for these students as purportedly reflected by both the educational challenges they face and their poor performance on state standardized measures, and seeking a declaratory judgment, an injunction against the operation of the current system, an order that a new system be devised, the appointment of a special master to oversee such activities, continuing court jurisdiction and attorneys’ fees and costs; (v) a dispute over the terms of an Exit Plan with respect to judicial oversight of the operations of the state’s Department of Children and Families pursuant to a 1991 federal court-ordered consent decree in an action involving a plaintiff class of children in the child welfare system; (vi) litigation involving claims by Indian tribes and alleged Indian tribes to state land or sovereignty over portions of the state’s land area; (vii) arbitration proceedings initiated by a contractor against the state’s Department of Transportation pursuant to state statute alleging breaches of contract in connection with a construction project in Bridgeport; (viii) a state court eminent domain case arising from the condemnation by the state’s Department of Transportation of a rock quarry in Brookfield; (ix) a purported class-action on behalf of individuals with mental illness in nursing facilities in the state claiming that the state has violated the Americans with Disabilities Act by failing to provide services to them in the most integrated setting appropriate to their needs and (x) a Federal District Court action brought by retired state employees claiming that the State Employees Retirement Commission’s members have breached their fiduciary duties and federal law by failing to apply retroactively to the plaintiffs and to others similarly situated the recent decision of the Connecticut Supreme Court in Longley v. State Employees Retirement Commission that the Commission had not properly interpreted and applied state law by failing to add final, prorated longevity payments to the Longley plaintiffs’ salary in their final year of employment for the purpose of calculating their “base salaries” under the State Employees Retirement Act.

General obligation bonds issued by municipalities are payable primarily from ad valorem taxes on property located in the municipality. A municipality’s property tax base is subject to many factors outside the control of the municipality, including the decline in Connecticut’s manufacturing industry. Certain Connecticut municipalities have experienced severe fiscal difficulties and have reported operating and accumulated deficits. In addition to general obligation bonds backed by the full faith and credit of the municipality, certain municipal authorities finance projects by issuing bonds that are not considered to be debts of the municipality. Such bonds may be repaid only from revenues of the financed project, the revenues from which may be insufficient to service the related debt obligations. Regional economic difficulties, reductions in revenues, and increases in expenses could lead to further fiscal problems for the state, its political subdivisions, and its or their authorities and agencies.

Michigan. Under the Michigan (referred to herein as the “state” or “Michigan”) Constitution, the raising of taxes by the Legislature is limited if doing so would cause the ratio of Total State Revenues (except federal aid) to Personal Income of Michigan (as such terms are defined in the state Constitution) to exceed certain limits. The only exceptions to this revenue limit are a majority approval of a referendum question or a specific emergency declared by a two-thirds vote of the Legislature. However, this limit does not apply to taxes imposed for the payment of principal and interest on bonds of the state, if the bonds are approved by voters and authorized by a vote of two-thirds of the members of each House of the Legislature and certain school district loans. Local units of government and local authorities are authorized to issue bonds and other evidences of indebtedness in a variety of situations without the approval of electors, but the ability of the obligor to levy taxes for the payment of such obligations is subject to the foregoing limitations unless the obligations were authorized before December 23, 1978 or approved by the electors. The Constitution prohibits the state from reducing the proportion of total state spending paid to all local units of government, taken as a group, below that proportion in effect in the 1978-79 fiscal year. The state may not mandate new or increased levels of services to be provided by local units without making appropriations to cover any increased costs.

Under the state Constitution, the total amount of general ad valorem taxes imposed on taxable property in any year cannot exceed certain millage limitations specified by the Constitution, statute or charter. The Constitution prohibits local units of government from levying any tax not authorized by law or charter, or from increasing the rate of an existing tax above the rate authorized by law or charter. The Constitution also contains millage reduction provisions. Under such provisions, should the value of taxable property (exclusive of new construction and improvements) increase at a percentage greater than the percentage increase in the Consumer Price Index (“CPI”), the maximum authorized tax rate would be reduced by a factor which would result in the same maximum potential tax revenues to the local taxing unit as if the valuation of taxable property (less new construction and improvements) had grown only at the CPI rate instead of at the higher actual growth rate. The Constitution and state law also, generally, restrict the increase in the taxable value of real property, subject to ad valorem property taxes, adjusted for additions and losses, to a percentage which reflects the percentage increase in the general price level from the previous year unless ownership of the property is transferred.

Minnesota. Minnesota’s (referred to herein as the “state” or “Minnesota”) constitutionally prescribed fiscal period is a biennium, and Minnesota operates on a biennial budget basis. Legislative appropriations for each biennium are prepared and adopted during the final legislative session of the immediately preceding biennium. Legislation has established a cash flow account and a budget reserve account within the state’s General Fund. The cash flow account was established to provide sufficient cash balances to cover monthly revenue and expenditure imbalances, and the budget account was established to be available to offset budget shortfalls during economic downturns. Prior to each fiscal year of a biennium, Minnesota’s Department of Management and Budget (previously known as the Department of Finance) allots a portion of the applicable biennial appropriation to each agency or other entity for which an appropriation has been made. An agency or other entity may not expend moneys in excess of its allotment, and Minnesota’s Constitution prohibits borrowing for operating purposes beyond the end of a biennium, but Minnesota’s Commissioner of Management and Budget (previously known as the Commissioner of Finance), with the approval of the Governor and after consultation with the Legislative Advisory Commission, has statutory authority in the event of a projected deficit for the then current biennium to release funds from the budget reserve account and to reduce (“unallot”) unexpected allotments of prior transfers and appropriations. The Governor may seek legislative action when a large reduction in expenditures appears necessary, and if Minnesota’s legislature is not in session the Governor is empowered to convene a special session.

Diversity and a significant natural resource base are two important characteristics of the Minnesota economy. Generally, the structure of the state’s economy historically has paralleled the structure of the United States economy as a whole. There have, however, typically been employment concentrations in the manufacturing categories of fabricated metals, machinery, computers and electronics, and food. Historically, the state’s unemployment rate had consistently been less than the national unemployment rate, but in 2007 Minnesota’s unemployment rate for the year was equal to the U.S. average, and in the first four months of 2008 Minnesota’s unemployment rate was greater than or equal to the U.S. average. Since then, Minnesota’s unemployment rate generally has been less than the national rate. For August 2009, Minnesota’s unemployment rate was 7.6 percent, compared to a national rate of 9.6%. Since 1980, Minnesota per capita income generally has remained above the national average. In 2008, Minnesota per capita personal income was 107.6% of its U.S. counterpart.

The state relies heavily on a progressive individual income tax and a retail sales tax for revenue, which results in a fiscal system that is sensitive to economic conditions. Capital gains tax realizations have become an increasingly important, but volatile, share of Minnesota’s income tax base.

During the first half of 2003, the state addressed substantial projected budget deficits by substantially reducing projected spending, including aid to local government and higher education, transferring funds from other accounts, deferring certain expenditures and transfers, in some cases by borrowing funds, deferring certain sales tax refunds, and raising fees. On February 27, 2004, the Minnesota Department of Finance released an economic forecast projecting, under then current laws, a general fund deficit of $160 million for the biennium ending June 30, 2005. The state legislature adjourned its 2004 regular session without substantially reducing the projected deficit, but the Commissioner of Finance exercised his statutory powers to eliminate the projected deficit, primarily through reductions in spending.

On February 28, 2005, the Department of Finance released an updated economic forecast projecting, under then current laws, a general fund balance of $175 million for the biennium ending June 30, 2005, but, after reflecting legislatively mandated allocations of this surplus to restoring the state’s budget reserve to $653 million and reversing some shifts in the timing of school aid payments, the projected balance was reduced to zero.

The Department also forecast a $466 million General Fund shortfall for the biennium ending June 30, 2007, after allowing for a $350 million cash flow account and a $653 million budget reserve, based on projected expenditures of $30.2 billion. The state enacted legislation to eliminate the shortfall, largely relying on a new cigarette fee and a variety of tax increases. The General Fund had a substantial unrestricted surplus of $1.1 billion at June 30, 2007. The Department of Finance February 2008 forecast, however, projected a $935 million (2.7%) General Fund deficit for June 30, 2009, after reducing the projected $68 million unreserved balance by the statutorily mandated $653 million budget reserve and $350 million cash flow account.

Legislation was enacted to increase revenues by $206 million, reduce overall spending by $125 million, transfer $110 million of funds from certain non-general funds, and reduce the budget reserve by $500 million to $153 million. As a result, end of session estimates projected a $6 million unrestricted General Fund balance for June 30, 2009, based on expenditures of $34.593 billion, after reducing the projected $509 unreserved balance by the $153 million budget reserve and the $350 million cash flow account.

The Department of Finance November 2008 Forecast, however, projected a General Fund deficit of $426 million at June 30, 2009, after reducing the unreserved balance by the cash flow account and $155 million in the budget reserve account. In December, the Commissioner used his statutory authority to balance the budget by using the entire budget reserve account, reducing unexpended allocations, and utilizing transfers from other funds, in combination with spending reductions by cabinet agencies and a voluntary reduction in spending by the legislature. The spending reductions included aid to local governments, state colleges and universities, and other programs. The Minnesota Management and Budget February 2008 Forecast projected a $236 unrestricted balance at June 30, 2009 plus the $350 million cash flow account, with the improvement attributable to federal stimulus money for the Medical Assistance Program.

But the Forecast also projected a $4.57 billion deficit at June 30, 2001 (with the cash flow account intact), even after reflecting federal stimulus funds. Although the 2009 legislature enacted a number of revenue and appropriations measures, it adjourned on the constitutional deadlineof May 18 without balancing the budget for the biennium ending June 30, 2001. The end of session estimates projected a remaining deficit of $2.68 billion (with a $350 million cash flow account, but no budget reserve account) based on $33.79 billion of expenditures for the biennium. Subsequent estimates reduced tax receipts for the 2009 fiscal year by $142 million, thus reducing the General Fund balance available from that year for the current biennium. Pursuant to his statutory powers, the Commissioner eliminated the $2.68 billion end of legislative session projected deficit in August through a combination of unallotments (expenditure reductions) affecting local governments, health and human services, higher education, and state agencies; deferrals of payments to local governments and school districts to the next biennium; and tax modifications, including delaying some tax refunds. The resulting estimates of revenues and expenditures resulted in a budgetary balance for the biennium and a $350 million cash flow account, but no budget reserve, and $31.3 billion of expenditures. The legality and constitutionality of the Commissioner’s unallotments, however, has been challenged in court. The Minnesota Council of Economic Advisors has, for some time, urged the state to maintain a budget reserve substantially equal to 5 percent of biennial spending. While wage and price inflation is included in revenue planning estimates for the current biennium, state law prohibits including a general inflation adjustment for projected expenditures. A general inflation adjustment would add over $1.0 billion to expenditures for the current biennium, according to Department estimates. Actual General Fund revenues for July through September 2009 were $52 million below the forecasted amounts. Planning estimates for the next biennium, which ends June 30, 2013, show a $4.43 billion deficit, without taking inflation into account.

The state is a party to a variety of civil actions that could adversely and materially affect the state’s General Fund. In addition, substantial portions of state and local revenues are derived from federal expenditures, and reductions in federal aid to the state and its political subdivisions and other federal spending cuts may have substantial adverse effects on the economic and fiscal condition of the state and its local governmental units. Risks are inherent in making revenue and expenditure forecasts. Economic or fiscal conditions less favorable than those reflected in state budget forecasts may create additional budgetary pressures. Possible future changes in federal and state income tax laws, including rate reductions, could adversely affect the value and marketability of Minnesota tax-exempt obligations held by the Fund.

State grants and aids represent a large percentage of the total revenues of cities, towns, counties and school districts in Minnesota, so state budgetary difficulties may have substantial adverse effects on such local government units. Generally, the state has no obligation to make payments on local obligations in the event of a default. Accordingly, factors in addition to the state’s financial and economic condition will affect the creditworthiness of Minnesota tax-exempt obligations that are not backed by the full faith and credit of the state. Even with respect to revenue obligations, no assurance can be given that economic or other fiscal difficulties and the resultant impact on state and local government finances will not adversely affect the ability of the respective obligors to make timely payment of the principal of and interest on Minnesota tax-exempt obligations that are held by the Minnesota Fund or the value or marketability of such obligations.

In 1995, Minnesota enacted a statement of intent, codified at Minn. Stat. § 289A.50, subd. 10, that interest on obligations of Minnesota governmental units and Indian tribes be included in the net income of individuals, estates and trusts for Minnesota income tax purposes if a court determines that Minnesota’s exemption of such interest and its taxation of interest on obligations of governmental issuers in other states unlawfully discriminates against interstate commerce. This provision applies to taxable years that begin during or after the calendar year in which any such court decision becomes final, irrespective of the date upon which the obligations were issued.

On May 19, 2008, the U.S. Supreme Court decided the case of Department of Revenue of Kentucky v. Davis, in which a taxpayer had challenged Kentucky’s scheme of taxation under which it exempted from taxation interest on the bonds of the Commonwealth of Kentucky and its political subdivisions while subjecting to tax interest on the bonds of other states and their political subdivisions. The Supreme Court held that Kentucky’s taxing scheme did not violate the Commerce Clause. The Court, however, dealt with bonds of the state and its political subdivisions that financed governmental projects, and noted that the case did not present the question of the treatment of private activity bonds that are used to finance projects for private entities. (The Court’s opinion also did not address the issue of discriminatory treatment of Indian tribal bonds.) The Court’s opinion left open the possibility that another party court challenge a state’s discriminatory treatment of the interest on private activity bonds on the ground that it violates the Commerce Clause. The management of the Fund is not aware that any such case has been brought. Nevertheless, a court in the future could hold that a state’s discriminatory treatment of private activity bonds of issuers located within or outside the state violates the Commerce Clause, and in that case the 1995 Minnesota legislative provision could take effect and interest on certain Minneosta obligations held by the Fund could become taxable in Minnesota.

New Jersey. New Jersey (referred to herein as the “state” or “New Jersey”) benefits from a diverse economic base. Centrally located in the Northeast, New Jersey is near many major cities such as New York, Boston, Washington D.C., and Philadelphia. The state’s favorable location is bolstered by an extensive highway system, as well as air, land and water transportation systems and facilities. Various commercial and industrial businesses have headquarters or regional offices within New Jersey’s borders, including substantial construction, pharmaceutical, manufacturing, chemical, financial and service industries.

The state’s economic indicators, as of September 27, 2009, compared to a year ago, showed that personal income decreased 0.2%, new vehicle registrations decreased 27.8%, dwelling units authorized decreased 46.3%, the unemployment rate increased by 72.1% to 9.7% and non-farm payroll employment decreased 3.1%.

Per capita personal income in New Jersey was $50,919 in 2008. New Jersey continued to rank second in 2008 behind only Connecticut. In 2008, New Jersey per capita personal income was up 2.8 percent and was 128 percent of national per capita personal income. Total personal income in New Jersey grew slower than the nation overall, increasing by 3.2 percent versus national growth of 3.9 percent.

In Fiscal Year 2008, New Jersey’s long-term debt obligations increased 16.8 percent, to $44.4 billion, which includes a net increase in bonded debt of $2.1 billion. During the fiscal year, the state issued $4.9 billion in bonds. New money issuances represented $3.0 billion, primarily for transportation and education system improvements, while $1.9 billion represented four refunding transactions that provided the state with $317.1 million in net present value savings. During Fiscal Year 2008, the state paid $2.7 billion in debt service on its long-term obligations.

Non-bonded portions of the state’s long-term debt total $10.5 billion. This amount represents a $4.2 billion increase from the prior fiscal year and is mainly attributable to increases in net pension obligations as well as the state’s adoption of GASB Statement No. 45 – Accounting and Financial Reporting by Employers for Postemployment Benefits Other than Pensions which has led the state to begin recording liabilities covering Other Postemployment Benefits (OPEB) as a general long-term obligation.

The state Constitution has a balanced budget measure which provides that no money shall be drawn from the State Treasury but for appropriations made by law and that no law appropriating money for any state purpose shall be enacted if the appropriations contained therein, together with all prior appropriations made for the same fiscal period, shall exceed the total amount of revenue on hand and anticipated to be available to meet such appropriations during such fiscal period, as certified by the Governor.

In addition, the state Constitution has a debt limitation clause which provides that the state Legislature shall not, in any manner, create in any fiscal year a debt or liability of the state, which, together with any previous debts or liabilities, shall exceed at any time 1% of the total amount appropriated by the general appropriation law for such year, unless the same shall be authorized by a law for some single object or work distinctly specified therein, or shall have been approved by the voters.

The New Jersey Local Bond Law (N.J.S.A. Section 40A:2-1 et seq.) governs the issuance of bonds and notes by local units (including counties) for financing improvements. The statute provides that (i) the power and obligation of a local unit to pay any and all bonds and notes issued by it pursuant to the Local Bond Law shall be unlimited, (ii) the county or municipality shall levy ad valorem taxes upon all taxable property therein for the payment of the principal of and interest on such bonds and notes, without limitation as to rate or amount, (iii) no local unit shall authorize obligations for any improvement or purpose having a period of usefulness of less than five years, and (iv) after issuance, all obligations shall be conclusively presumed to be fully authorized and issued under all of the laws of the state, and any person shall be estopped from questioning their sale, execution or delivery by the local unit.

No bond ordinance will be finally adopted if it appears from the supplemental debt statement required by the Local Bond Law that the percentage of net debt as stated therein exceeds 2%, in the case of a county, or 3½%, in the case of a municipality. The Local Bond Law sets forth certain exceptions to the foregoing debt limitation.

A local government may seek a waiver from the debt limitation for a bond ordinance authorizing obligations solely for the exceptions set forth in the Local Bond Law. The application must be submitted to the Local Finance Board within the established filing schedule on a form approved by such Board. Approval of bond and note financing in excess of the debt limit in certain instances require the applicant to justify and demonstrate the existence of extraordinary conditions.

The Local Finance Board is a functional area within the Division of Local Government Services. It is statutorily responsible for promulgating rules and regulations on the fiscal obligations, fiscal reporting and overseeing the fiscal condition of all New Jersey municipalities, counties, local authorities and special districts.

Pennsylvania. The General Fund, the Commonwealth of Pennsylvania’s (referred to herein as the “Commonwealth”, the “state” or “Pennsylvania”) largest operating fund, receives all tax receipts, revenues, non-tax federal grants and reimbursements that are not specified by law to be deposited elsewhere. The majority of the Commonwealth’s operating and administrative expenses are payable from the General Fund. Debt service on all bond indebtedness of the Commonwealth, except that issued for highway purposes or for the benefit of other special revenue funds, is payable from the General Fund. The General Fund closed fiscal year 2008 with a balance of $2,974.1 million.

The economic recession that is gripping the nation adversely affected the Commonwealth’s revenue receipts during fiscal year 2009. General Fund revenue collections declined 8.6% on a year-over-year basis during fiscal year 2009 with final collections $3,254.6 million-or 11.3%-below estimate. In response to declining revenue collections in fiscal year 2009, Commonwealth implemented a number of steps to reduce expenditures during fiscal year 2009, including budget cuts of $505 million, implementation of a general hiring freeze, bans on out-of-state travel, freezing of wages for non-uniion employees, and the elimination of the purchase of new vehicles. In February 2009, the Governor’s proposed budget for fiscal year 2010 represented a $64.5 million-0.2%-decrease over the fiscal year 2009 budget, after accounting for anticipated federal fiscal relief of nearly $1,100.0 million in fiscal year 2009 and $2,400.0 million in fiscal year 2010. Actual revenues through April 2009 were $2,550.8 million, or 10.5% below the estimate enacted in July 2008 as part of the fiscal year 2009 budget. Based on projections of revenues, as incorporated in the fiscal year 2010 budget enacted in October 2009, the General Fund is currently projected to have an ending balance of $350.0 million.

The Commonwealth is permitted by its Constitution to incur the following types of debt: (i) debt to suppress insurrection or rehabilitate areas affected by disaster; (ii) electorate approved debt; (iii) debt for capital projects subject to an aggregate debt limit of 1.75 times the annual average tax revenues of the preceding five fiscal years; and (iv) tax anticipation notes payable in the fiscal year of issuance. All debt except tax anticipation notes must be amortized in substantial and regular amounts.

Debt service on Commonwealth general obligation debt is paid from appropriations out of the General Fund except for debt issued for highway purposes, which is paid from Motor License Fund appropriations. Net outstanding general obligation debt for non-highway purposes totaled $8,388.7 million on June 30, 2009, a net increase of $298.8 million from June 30, 2008. Over the ten-year period ended June 30, 2008, total net outstanding general obligation debt for non-highway purposes increased at an annual rate of 6.7%. Within the most recent five-year period, outstanding general obligation debt for non-highway purposes hasincreased at an annual rate of 4.6%.

Certain state-created agencies have statutory authorization to incur debt for which state appropriations to pay debt service thereon are not required. The debt of these agencies is supported by assets of or revenues derived from the various projects financed; it is not an obligation of the state. Some of these agencies, however, are indirectly dependent on state appropriations. State-related agencies and their outstanding debt as of June 30, 2009 include the Delaware River Joint Toll Bridge Commission ($449.8 million), the Delaware River Port Authority ($1,114.6 million), the Pennsylvania Economic Development Financing Authority ($1,905.0 million), the Pennsylvania Energy Development Authority ($34.5 million), the Pennsylvania Higher Education Assistance Agency ($10,194.3 million), the Pennsylvania Higher Education Facilities Authority ($5,888.5 million), the Pennsylvania Industrial Development Authority ($385.9 million), the Pennsylvania Infrastructure Investment Authority ($35.3 million), the Pennsylvania Turnpike Commission ($4,752.3 million) and the State Public School Building Authority ($2,265.1 million).

The only obligations of state-created agencies in Pennsylvania which bear a moral obligation of the state are those issued by the Pennsylvania Housing Finance Agency, a state-created agency which provides financing for housing for lower and moderate income families in the Commonwealth, which had $4,274.1 million in bonds outstanding at June 30, 2009.

The Commonwealth Financing Authority (“CFA“), was established in April 2004 with the enactment of legislation establishing the CFA as an independent authority and an instrumentality of the Commonwealth. The CFA is authorized to issue its limited obligation revenue bonds and other types of limited obligation revenue financing for the purposes of promoting the health, safety, employment, business opportunities, economic activity and general welfare of the Commonwealth and its citizens through loans, grants, guarantees, leases, lines and letters of credit and other financing arrangements to benefit both for-profit and non-profit entities. The CFA’s bonds and financings are to be secured by revenues and accounts of the CFA, including funds appropriated to CFA from general revenues of the Commonwealth for repayment of CFA obligations. The obligations of the CFA do not constitute a debt or liability of the Commonwealth rather, the obligations are payable from appropriations of the Commonwealth.

In November 2005 the CFA issued its first bonds, and since that time, the CFA has completed three additional bond issues. As of June 30, 2009, the CFA had $791.5 million in outstanding bond debt. In March 2008, the CFA issued an additional $187.5 million in bonds. The Commonwealth’s fiscal year 2010 enacted budget appropriates $65.039 million in state funds to the CFA for payment of all or a portion of CFA debt service during fiscal year 2010. Further, a balance of $4.7 million remains available from prior year appropriations to support CFA debt service payments. Additional appropriations from the Commonwealth’s General Fund for future debt service beyond those mentioned are expected to be requested by the Department of Community and Economic Development for inclusion in future Governor’s Executive Budget requests to the General Assembly.

As part of the enactment process for the fiscal year 2009 budget, the General Assembly enacted and on July 9, 2009, the Governor signed into law Act 63 of 2008 (“Act 63”) and Act 1 of Special Session of 2008 (“Act 1”). Combined, these two acts provide the CFA with additional bond indebtedness authority of up to $1,300 million. Act 63 also provides for the use of Pennsylvania Gaming and Economic Development and Tourism Fund revenues to support debt service costs associated with the $800 million in additional CFA debt authority. Act 1 provides the CFA with authority to issue up to $500 million on limited obligations revenue bonds to fund the development of alternative sources of energy. It is projected that portions of the increased CFA debt authority will be issued over the next two to four fiscal years. As of June 30, 2009, the CFA has issued $100.0 million in limited obligation revenue bonds authorized by Act 1.

Pennsylvania is currently involved in certain litigation where adverse decisions could have an adverse impact on its ability to pay debt service. In 1978, the General Assembly approved a limited waiver of sovereign immunity. Damages for any loss are limited to $250,000 for each person and $1,000,000 for each accident. The Supreme Court of Pennsylvania has held that this limitation is constitutional. Approximately 3,150 suits against the Commonwealth remain open. Tort claim payments for the departments and agencies, other than the Department of Transportation, are paid from departmental and agency operating and program appropriations. Tort claim payments for the Department of Transportation are paid from an appropriation from the Motor License Fund. The Motor License Fund tort claim appropriation for fiscal year 2010 is $20 million.

The Commonwealth also represents and indemnifies employees who have been sued under federal civil rights statutes for actions taken in good faith in carrying out their employment responsibilities. There are no caps on damages in civil rights actions. The Commonwealth’s self-insurance program covers damages in thse cases up to $250,000 per incident. Damages in excess of $250,000 are paid from partmental and agency operating and program appropriations.

Northbrook Life InsuranceCo. v. Commonwealth is the lead case in potential litigation with the entire insurance industry that does business in Pennsylvania, in which the Pennsylvania Department of Revenue’s application of portions of the Life and Health Guarantee Association Act of 1982 is being challenged. This case was argued before the Commonwealth Court en banc on December 14, 2005. On January 26, 2006, the en banc Court issued a conflicted decision in which the majority ruled for both parties. Both parties filed exceptions. The Court denied all exceptions and upheld its earlier decision. Northbrook filed an appeal to the Pennsylvania Supreme Court. The Supreme Court ruled in Northbrook’s favor but only on a technicality and did not address the substantive findings of the Commonwealth Court. The Supreme Court’s decision resulted in an approximately $7,000 credit for Northbrook. Counsel have now selected the Allstate case to re-litigate the issues involved. The principal focus of the new Allstate litigation will be the proportional part fraction which is multiplied by the assessments to determine the credit as interpreted by the Commonwealth Court. It is impossible to predict the outcome. If the taxpayers prevail on all issues, estimated refunds would total approximately $150 million.

County of Allegheny v. Commonwealth of Pennsylvania involves litigation regarding the state constitutionality of the statutory scheme for county funding of the judicial system. The Supreme Court of Pennsylvania held that such a statutory scheme is in conflict with the Pennsylvania Constitution, but stayed its judgment to afford the General Assembly an opportunity to enact appropriate legislation consistent with its opinion and ordered that the prior system of county funding shall remain in place until this is done. The Court appointed retired Justice Frank J. Montemuro, Jr. as special master to devise and submit a plan for implementation. Justice Montemuro recommended a four-phase transition to state funding of a unified judicial system. The recommendation remains pending before the Supreme Court of Pennsylvania. Within the last few months the counties have moved the Court to enforce the original order in the case. The Court has not acted on either the recommendation of Justice Montemuro, nor has it acted on the counties’ motion.

The specific litigation matters described above are provided as an example only and do not compromise a complete listing of material ongoing or pending litigation involving the Commonwealth of Pennsylvania, its agencies, subdivisions and instrumentalities.

PUERTO RICO, THE U.S. VIRGIN ISLANDS AND GUAM

Puerto Rico. Puerto Rico has a diversified economy dominated by the manufacturing and service sectors. The Commonwealth of Puerto Rico differs from the states in its relationship with the federal government. Most federal taxes, except those such as social security taxes that are imposed by mutual consent, are not levied in Puerto Rico.

During the mid and late 1990s the Commonwealth of Puerto Rico benefited from a robust U.S. economy, more aggressive tax collections and low oil prices. This created an expanded employment base, job growth, reduction in unemployment, increase in tourism spending, real GDP growth in the 3.1% to 3.5% range and significant increases in general fund cash balances from fiscal year end 1997 to fiscal year end 1999. These factors, combined with minimal negative impact from the 1996 federal legislation phasing out Section 936 tax benefits to Puerto Rico subsidiaries of U.S. Corporations, created a positive outlook for the credit in the late 1990s.

In early 2000, the outlook on the credit turned negative due to the slowdown in the U.S. economy (88% of Puerto Rico’s exports go to the U.S.), uncertainty regarding increasing oil prices, failure of the government to reign in health care costs, expense overruns in education and a decreasing rate of employment growth. As a result, the general fund recorded operating deficits during fiscal years 2000-2009 while general obligation ("GO") debt increased. During that timeframe, S&P downgraded the GO credit from A-to BBB- and Moody’s downgraded from Baa1 to Baa3. (Fitch does not rate the GO.) The island of Puerto Rico has been in an economic recession for three years, with its condition now exacerbated by the mainland recession. They are counting on $5.5B in federal stimulus dollars and the new governor’s fiscal and economic reconstruction plans to begin to pave the way to financial stability.

The U.S. Virgin Islands. The United States Virgin Islands (“USVI”) is heavily reliant on the tourism industry, with roughly 43% of non-agricultural employment in tourist-related trade and services. The tourism industry is economically sensitive and is adversely affected by the recession in the United States and Europe. An important component of the USVI revenue base is the federal excise tax on rum exports. Tax revenues rebated by the federal government to the USVI provide the primary security of many outstanding USVI bonds. Since more than 90% of the rum distilled in the USVI is distilled at one plant, any interruption in its operations (as occurred after Hurricane Hugo in 1989) would adversely affect these revenues. However, another plant is currently under construction. The last major hurricane to impact the USVI was Hurricane Marilyn on September 15, 1995. Consequently, there can be no assurance that rum exports to the United States and the rebate of tax revenues to the USVI will continue at their present levels. Moody’s assigned a Baa3 rating to the territory and S&P a BBB- in September 2006.

Guam. Guam is a United States territory located 3,700 miles west of Hawaii and 1,500 miles southeast of Japan and its economy is based primarily on Japanese and Korean (86%) tourism and the United States military due to its strategic position as the westernmost territory/state in the United States. The territory boasts a population of 178,000.

After almost a decade of persistent operating deficits, Guam reported operating surpluses in fiscal years 2007 and 2008 and is expected to report at least a $12MM surplus in fiscal year 2009 (9/30 year end). Prior operating deficits were caused by a number of issues including terrorist attacks, natural disasters, Asian recessions, the SARS epidemic, retiree settlement liabilities and past administrations and legislatures that were unwilling to control expenses. Clearly, any of these negative events could occur in the future and jeopardize the territory’s single B+ rating from S&P. Guam appears to be surviving the current recession from a jobs perspective with 2.3% and 2.4% job growth in 2007 and 2008, respectively. Partially offsetting jobs growth is tourism which was down 7% in 2008 and is down 9% in 2009 to date due to economic factors. However, the island still boasted 1.1 million visitors in 2008. Guam is not rated by Moody’s or Fitch.

APPENDIX F

RATINGS

The ratings indicated herein are believed to be the most recent ratings available at the date of this SAI for the securities listed. Ratings are generally given to securities at the time of issuance. While the rating agencies may from time to time revise such ratings, they undertake no obligation to do so, and the ratings indicated do not necessarily represent ratings which would be given to these securities on a particular date.

MOODY’S INVESTORS SERVICE, INC. (“Moody’s”)

LONG-TERM CORPORATE OBLIGATIONS RATINGS

Moody’s long-term obligation ratings are opinions of the relative credit risk of fixed-income obligations with an original maturity of one year or more. They address the possibility that a financial obligation will not be honored as promised. Such ratings use Moody’s Global Scale and reflect both the likelihood of default and any financial loss suffered in the event of default.

Aaa: Obligations rated Aaa are judged to be of the highest quality, with minimal credit risk.

Aa: Obligations rated Aa are judged to be of high quality and are subject to very low risk. A: Obligations rated A are considered upper-medium grade and are subject to low credit risk.

Baa: Obligations rated Baa are subject to moderate credit risk. They are considered medium grade and as such may possess certain speculative characteristics.

Ba: Obligations rated Ba are judged to have speculative elements and are subject to substantial credit risk.

B: Obligations rated B are considered speculative and are subject to high credit risk.

Caa: Obligations rated Caa are judged to be of poor standing and are subject to very high credit risk.

Ca: Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C: Obligations rated C are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody’s appends numerical modifiers, 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

SHORT-TERM CORPORATE OBLIGATION RATINGS

Moody’s short term ratings are opinions of the ability of issuers to honor short-term financial obligations. Ratings may be assigned to issuers, short-term programs or to individual short-term debt instruments. Such obligations generally have an original maturity not exceeding thirteen months, unless explicitly noted.

P-1: Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2: Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3: Issuers (or supporting institutions) rated Prime-3 have an acceptable ability tot repay short-term obligations.

NP: Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime ratings categories.

ISSUER RATINGS

Issuer Ratings are opinions of the ability of entities to honor senior unsecured financial obligations and contracts. Moody’s expresses Issuer Ratings on its general long-term and short-term scales.

US MUNICIPAL RATINGS

Moody’s municipal ratings are opinions of the investment quality of issuers and issues in the U.S. municipal market. As such, these ratings incorporate assessment of the default probability and loss severity of these issuers and issues. The default and loss content for Moody’s municipal long-term rating scale differs from Moody’s general long-term scale. Historical default and loss rates for obligations rated on the US Municipal Scale are significantly lower that for similarly rated corporate obligations. It is important that users of Moody’s ratings understand these differences when making rating comparisons between the Municipal and Global scales.

US MUNICIPAL LONG-TERM DEBT RATINGS

Municipal Ratings are based upon the analysis of five primary factors related to municipal finance: market position, financial position, debt levels, governance, and covenants. Each of the factors is evaluated individually and for its effect on the other factors in the context of the municipality’s ability to repay its debt.

Aaa: Issuers or issues rated Aaa demonstrate the strongest creditworthiness relative to other US municipal or tax-exempt issuers or issues.

Aa: Issuers or issues rated Aa demonstrate very strong creditworthiness relative to other US municipal and tax-exempt issuers.

A: Issuers or issues rated A present above-average creditworthiness relative to other US municipal or tax-exempt issuers or issues.

Baa: Issuers or issues rated Baa represent average creditworthiness relative to other US municipal or tax-exempt issuers or issues.

Ba: Issuers or issues rated Ba demonstrate below-average creditworthiness relative to other US municipal or tax-exempt issuers or issues.

B: Issuers or issues rated B demonstrate weak creditworthiness relative to other US municipal or tax-exempt issuers or issues.

Caa: Issuers or issues rated Caa demonstrate very weak creditworthiness relative to other US municipal or tax-exempt issuers or issues.

Ca: Issuers or issues rated Ca demonstrate extremely weak creditworthiness relative to other US municipal or tax-exempt issuers or issues.

C: Issuers or issues rated Caa demonstrate the weakest creditworthiness relative to other US municipal or tax-exempt issuers or issues.

Note: Moody’s appends numerical modifiers, 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

US MUNICIPAL SHORT-TERM OBLIGATION RATINGS AND DEMAND OBLIGATION RATINGS

Short-Term Obligation Ratings

There are three rating categories for short-term municipal obligations that are considered investment grade. These ratings are designated as Municipal Investment Grade (MIG) and are divided into three levels--MIG 1 through MIG 3. In addition, those short-term obligations that are of speculative quality are designated SG, or speculative grade. MIG ratings expires at the maturity of the obligation.

MIG 1: This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-band access to the market for refinancing.

MIG 2: This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3: This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG: This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins or protection.

Demand Obligation Ratings

In the case of variable rate demand obligations (VRDOs), a two-component rating is assigned; a long or short-term rating and demand obligation rating. The first element represents Moody’s evaluation of the degree of risk associated with scheduled principal and interest payments. The second element represents Moody’s evaluation of the degree of risk associated with the ability to receive purchase price upon demand (“demand feature”), using a variation of the MIG rating scale, the Variable Municipal Investment Grade or VMIG rating.

When either the long- or short-term aspect of a VRDO is not rated, that piece is designated NR., e.g., Aaa/NR or NR/VMIG.

VMIG rating expirations are a function of each issue’s specific structural or credit features.

VMIG 1: This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 2: This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 3: This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

SG: This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.

STANDARD & POOR’S RATINGS GROUP (“S&P”)

ISSUE CREDIT RATINGS DEFINITIONS

Issue credit ratings can be either long or short term. Short-term ratings are generally assigned to those obligations considered short-term in the relevant market. In the U.S., for example, that means obligations with an original maturity of no more than 365 days--including commercial paper. Short-term ratings are also used to indicated the creditworthiness of an obligor with respect to put-features on long-term obligations. The result is a dual rating, in which the short-term rating addresses the put feature, in addition to the usual long-term rating. Medium-term notes are assigned long-term ratings.

Issue credit ratings are based in varying degrees on the following considerations:

Likelihood of payment, capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation.

Nature of and provisions of the obligations;

Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

Issue ratings are an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)

LONG-TERM ISSUE CREDIT RATINGS:

AAA: An obligation rated ‘AAA’ has the highest rating assigned by S&P. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

AA: An obligation rated ‘AA’ differs from the highest-rated obligors only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.

A: An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.

BBB: An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB, B, CCC, and CC and C

Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: An obligation rated ‘BB’ is less vulnerable to non-payment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B: An obligation rated ‘B’ is more vulnerable than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

CCC: An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial or, economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC: An obligation rated ‘CC’ is currently highly vulnerable to nonpayment.

C: A subordinated debt or preferred stock obligation rated ‘C’ is currently highly vulnerable to nonpayment. The ‘C’ rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued. A ‘C’ also will be assigned to a preferred stock issue in arrears on dividends or sinking fund payments, but that is currently paying.

D: A obligation rated ‘D’ is in payment default. The ‘D’ rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Plus (+) or Minus (-): The ratings from ‘AA’ to’ CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

NR: This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular obligation as a matter of policy.

SHORT-TERM ISSUE CREDIT RATINGS

A-1: A short-term obligation rated ‘A-1’ is rated in the highest category by S&P. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments on these obligation is extremely strong.

A-2: A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

A-3: A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B: A short-term obligation rated ‘B’ is regarded as having significant speculative characteristics. Ratings of ‘B-1’, ‘B-2’, and ‘B-3’ may be assigned to indicate finer distinctions within the ‘B’ category. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B-1: A short-term obligation rated ‘B-1’ is regarded as having significant speculative characteristics, but the obligor has a relatively stronger capacity to meet their financial commitments over the short-term compared to other speculative-grade obligors.

B-2: A short-term obligation rated ‘B-2’ is regarded as having significant speculative characteristics, and the obligor has an average speculative-grade capacity to meet its financial commitments over the short-term compared to other speculative-grade obligors.

B-3: A short-term obligation rated ‘B-3’ is regarded as having significant speculative characteristics, and the obligor has a relatively weaker capacity to meet its financial commitments over the short-term compared to other speculative-grade obligors.

C: A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation.

D: A short-term obligation rated ‘D’ is in payment default. The ‘D’ rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

ISSUER CREDIT RATINGS DEFINTIONS

Issuer credit ratings are based on current information furnished by obligors or obtained by S&P from other sources it considers reliable. S&P does not perform an audit in connection with any issuer credit rating and may, on occasion, rely on unaudited financial information. Issuer credit ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of, such information, or based on other circumstances. Issuer credit ratings can either be long or short term. Short-term issuer credit ratings reflect the obligor’s creditworthiness over a short-term horizon.

LONG-TERM ISSUER CREDIT RATINGS

AAA: An obligor rated ‘AAA’ has extremely strong capacity to meet its financial commitments. ‘AAA’ is the highest issuer credit rating assigned by S&P.

AA: An obligor rated ‘AA’ has very strong capacity to meet its financial commitments. It differs from the highest-rated obligors only to a small degree.

A: An obligor rated ‘A’ has strong capacity to meet its financial commitments but is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligors in higher-rated categories.

BBB: An obligor rated ‘BBB’ has adequate capacity to meet its financial commitments. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitments.

BB, B, CCC and CC

Obligors rated ‘BB’, ‘B’, ‘CCC’, and ‘CC’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘CC’ the highest. While such obligors will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: An obligor ‘BB’ is less vulnerable in the near term than other lower-rated obligors. However, it faces major ongoing uncertainties and exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitments.

B: An obligor rated ‘B’ is more vulnerable than the obligors rated ‘BB’, but the obligor currently has the capacity to meet its financial commitments. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meets its financial commitments.

CCC: An obligor rated ‘CCC’ is currently vulnerable, and is dependent upon favorable business, financial, and economic conditions to meet its financial commitments.

CC: An obligor rated ‘CC’ is currently highly vulnerable.

Plus (+) or Minus (-): The ratings from ‘AA’ to’ CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

R: An obligor rated ‘R’ is under regulatory supervision owing to its financial condition. During the pendency of the regulatory supervision the regulators may have the power to favor one class of obligations over others or pay some obligations and not others. Please see S&P’s issue credit ratings for a more detailed description of the effects of regulatory supervision on specific issues or classes of obligations.

SD and D: An obligor rated ‘SD’ (selective default) or ‘D’ has failed to pay one or more of its obligations (rated or unrated) when it came due. A ‘D’ rating is assigned when S&P believes that the default will be a general default and that the obligor will fail to pay all or substantially all of its obligations as they come due. An ‘SD’ rating is assigned when S&P believes that the obligor has selectively defaulted on a specific issue or class of obligations but it will continue to meet its payment obligations on other issues or classes of obligations in a timely manner. Please see S&P’s issue credit ratings for a more detailed description of the effects of a default on specific issues or classes of obligations.

NR: An issuer designated NR is not rated.

SHORT-TERM ISSUER CREDIT RATINGS

A-1: An obligor rated ‘A-1’ has strong capacity to meet its financial commitments. It is rated in the highest category by S&P. Within this category, certain obligors are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments is extremely strong.

A-2: An obligor rated ‘A-2’ has satisfactory capacity to meet its financial commitments. However, it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligors in the highest rating category.

A-3: An obligor rated ‘A-3’ has adequate capacity to meet its financial obligations. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitments.

B: An obligor rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. Ratings ‘B-1’, ‘B-2’, and ‘B-3’ may be assigned to indicate finer distinctions within the ‘B’ category. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitments.

B-1: Obligors with a ‘B-1’ short-term rating have a relatively stronger capacity to meet their financial commitments over the short-term compared to other speculative-grade obligors.

B-2: Obligors with a ‘B-2’ short-term rating have an average speculative-grade capacity to meet their financial commitments over the short-term compared to other speculative-grade obligors.

B-3: Obligors with a ‘B-3’ short-term rating have a relatively weaker capacity to meet their financial commitments over the short-term compared to other speculative-grade obligors.

C: An obligor rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for it to meet its financial commitments.

R: An obligor rated ‘R’ is under regulatory supervision owing to its financial condition. During the pendency of the regulatory supervision the regulators may have the power to favor one class of obligations over others or pay some obligations and not others. Please see S&P’s issue credit ratings for a more detailed description of the effects of regulatory supervision on specific issues or classes of obligations.

SD and D: An obligor rated ‘SD’ (selective default) or ‘D’ has failed to pay one or more of its obligations (rated or unrated) when it came due. A ‘D’ rating is assigned when S&P believes that the default will be a general default and that the obligor will fail to pay all or substantially all of its obligations as they come due. An ‘SD’ rating is assigned when S&P believes that the obligor has selectively defaulted on a specific issue or class of obligations but it will continue to meet its payment obligations on other issues or classes of obligations in a timely manner. Please see S&P’s issue credit ratings for a more detailed description of the effects of a default on specific issues or classes of obligations.

NR: An issuer designated as NR is not rated.

MUNICIPAL RATINGS

SHORT-TERM NOTES: An S&P U.S. municipal note ratings reflects the liquidity factors and market access risks unique to notes. Notes due in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long-term debt rating. The following criteria will be used in making that assessment:

Amortization schedule--the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and Source of payment--the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

Note rating symbols are as follows:

SP-1: Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt will be given a plus(+) designation.

SP-2: Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3: Speculative capacity to pay principal and interest.

FITCH RATINGS

LONG-TERM CREDIT RATINGS Investment Grade

AAA: Highest credit quality ‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for payment of financial commitments. The capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very high credit quality. ‘AA’ ratings denote expectations of very low credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High credit quality. ‘A’ ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. The capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions that is the case for higher ratings.

BBB: Good credit quality. ‘BBB’ ratings indicate that they are currently expectations of low credit risk. The capacity for payment of financial commitments is considered adequate but adverse changes in circumstances and economic conditions are more likely to impair this capacity. This is the lowest investment grade category.

Speculative Grade

BB: Speculative. ‘BB’ ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade. The obligor’s ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified that could assist the obligor in satisfying its debt service requirements.

B: Highly speculative. For issuers and performing obligations, ‘B’ ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

For individual obligations, may indicate distressed or defaulted obligations with potential for extremely high recoveries. Such obligations would possess a Recovery of Rating ‘RR1’ (outstanding).

CCC: For issuers and performing obligations, default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic conditions. For individual obligations, may indicate distressed or defaulted obligations with potential for average to superior levels of recovery. Differences in credit quality may be denoted by plus/minus distinctions. Such obligations typically would possess a Recovery Rating of ‘RR2’ (superior), ‘RR3’ (good) or ‘RR4’ (average).

CC: For issuers and performing obligations, default of some kind appears probable.

For individual obligations, may indicate distressed or defaulted obligations with a Recovery Rating of 'RR4' (average) or 'RR5' (below average).

C: For issuers performing obligations, default is imminent.

For individual obligations, may indicate distressed or defaulted obligations with potential for below-average to poor recoveries. Such obligations would possess a Recovery Rating of ‘RR6’ (poor).

RD: Indicates an entity that has failed to make due payments (within the applicable grace period) on some but not all material financial obligations, but continues to honor other classes of obligations.

D: Indicates an entity or sovereign that has defaulted on all of its financial obligations. Default generally is defined as one of the following: Failure of an obligor to make timely payment of principal and/or interest under the contractual terms of any financial obligation; The bankruptcy filings, administration, receivership, liquidation or other winding-up or cessation of business of an obligor; The distressed or other coercive exchange of an obligation, where creditors were offered securities with diminished structural or economic terms compared with the existing obligation.

Default ratings are not assigned prospectively; within this context, non-payment on an instrument that contains a deferral feature or grace period will not be considered a default until after the expiration of the deferral or grace period.

Issuers will be rated 'D' upon a default. Defaulted and distressed obligations typically are rated along the continuum of 'C' to 'B' ratings categories, depending upon their recovery prospects and other relevant characteristics. Additionally, in structured finance transactions, where analysis indicates that an instrument is irrevocably impaired such that it is not expected to meet pay interest and/or principal in full in accordance with the terms of the obligation's documentation during the life of the transaction, but where no payment default in accordance with the terms of the documentation is imminent, the obligation may be rated in the 'B' or 'CCC-C' categories.

Default is determined by reference to the terms of the obligations' documentation. Fitch will assign default ratings where it has reasonably determined that payment has not been made on a material obligation in accordance with the requirements of the obligation's documentation, or where it believes that default ratings consistent with Fitch's published definition of default are the most appropriate ratings to assign.

Notes to Long-Term ratings:

The modifiers "+" or "-" may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the 'AAA' Long-term rating category, to categories below 'CCC', or to Short-term ratings other than 'F1'. (The +/- modifiers are only used to denote issues within the CCC category, whereas issuers are only rated CCC without the use of modifiers.)

Short-Term Credit Ratings

The following ratings scale applies to foreign currency and local currency ratings. A Short-term rating has a time horizon of less than 13 months for most obligations, or up to three years for US public finance, in line with industry standards, to reflect unique risk characteristics of bond, tax and revenue anticipation notes that are commonly issued with terms up to three years. Short-term ratings thus place greater emphasis on the liquidity necessary to meet financial commitments in a timely manner.

F1: Highest credit quality. Indicates the strongest capacity for timely payment of financial commitments; may have an added "+" to denote any exceptionally strong credit feature.

F2: Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

F3: Fair credit quality. The capacity for timely payment of financial commitments is adequate; however, near term adverse changes could result in a reduction to non investment grade.

B: Speculative. Minimal capacity for timely payment of financial commitments, plus vulnerability to near term adverse changes in financial and economic conditions.

C: High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

D: Indicates an entity or sovereign that has defaulted on all of its financial obligations.

Notes to Short-Term ratings:

The modifiers "+" or "-" may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the 'AAA' Long-term rating category, to categories below 'CCC', or to Short-term ratings other than 'F1'. (The +/- modifiers are only used to denote issues within the CCC category, whereas issuers are only rated CCC without the use of modifiers.)

DESCRIPTION OF INSURANCE FINANCIAL STRENGTH RATINGS

Moody’s Investors Service, Inc. Insurance Financial Strength Ratings

Moody’s Insurance Financial Strength Ratings are opinions of the ability of insurance companies to repay punctually senior policyholder claims and obligations. Specific obligations are considered unrated unless they are individually rated because the standing of a particular insurance obligation would depend on an assessment of its relative standing under those laws governing both the obligation and the insurance company. Insurance Companies rated Aaa offer exceptional financial security. While the credit profile of these companies is likely to change, such changes as can be visualized are most unlikely to impair their fundamentally strong position.

Standard &Poor’s Insurance Financial Strength Ratings

A S&P insurer financial strength rating is a current opinion of the financial security characteristics of an insurance organization with respect to its ability to pay under its insurance policies and contracts in accordance with their terms. Insurer financial strength ratings are also assigned to health maintenance organizations and similar health plans with respect to their ability to pay under their policies and contracts in accordance with their terms. This opinion is not specific to any particular policy or contract, nor does it address the suitability of a particular policy or contract for a specific purpose or purchaser. Furthermore, the opinion does not take into account deductibles, surrender or cancellation penalties, timeliness of payment, nor the likelihood of the use of a defense such as fraud to deny claims. For organizations with cross-border or multinational operations, including those conducted by subsidiaries or branch offices, the ratings do not take into account potential that may exist for foreign exchange restrictions to prevent financial obligations from being met. Insurer financial strength ratings are based on information furnished by rated organizations or obtained by S&P from other sources it considers reliable. S&P does not perform an audit in connection with any rating and may on occasion rely on unaudited financial information. Ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of such information or based on other circumstances. Insurer financial strength ratings do not refer to an organization's ability to meet nonpolicy (i.e. debt) obligations. Assignment of ratings to debt issued by insurers or to debt issues that are fully or partially supported by insurance policies, contracts, or guarantees is a separate process from the determination of insurer financial strength ratings, and follows procedures consistent with issue credit rating definitions and practices. Insurer financial strength ratings are not a recommendation to purchase or discontinue any policy or contract issued by an insurer or to buy, hold, or sell any security issued by an insurer. A rating is not a guaranty of an insurer's financial strength or security. An insurer rated ‘AAA’ has extremely strong financial security characteristics. ‘AAA’ is the highest insurer financial strength rating assigned by S&P.

Fitch Insurer Financial Strength Ratings

The Fitch Insurer Financial Strength (“IFS”) Rating provides an assessment of the financial strength of an insurance organization.

The IFS Rating is assigned to the insurance company's policyholder obligations, including assumed reinsurance obligations and contract holder obligations, such as guaranteed investment contracts. The IFS Rating reflects both the ability of the insurer to meet these obligations on a timely basis, and expected recoveries received by claimants in the event the insurer stops making payments or payments are interrupted, due to either the failure of the insurer or some form of regulatory intervention. In the context of the IFS Rating, the timeliness of payments is considered relative to both contract and/or policy terms but also recognizes the possibility of reasonable delays caused by circumstances common to the insurance industry, including claims reviews, fraud investigations and coverage disputes. The IFS Rating does not encompass policyholder obligations residing in separate accounts, unit-linked products or segregated funds, for which the policyholder bears investment or other risks. However, any guarantees provided to the policyholder with respect such obligations are included in the IFS Rating. Expected recoveries are based on Fitch's assessments of the sufficiency of an insurance company's assets to fund policyholder obligations, in a scenario in which payments have been ceased or interrupted. Accordingly, expected recoveries exclude the impact of recoveries obtained from any government sponsored guaranty or policyholder protection funds. Expected recoveries also exclude the impact of collateralizing or security, such as letters of credit or trusteed assets, supporting select reinsurance obligations. IFS Ratings can be assigned to insurance and reinsurance companies in any insurance sector, including the life & annuity, non-life, property/casualty, health, mortgage, financial guaranty, residual value and title insurance sectors, as well as to managed care companies such as health maintenance organizations. The IFS Rating does not address the quality of an insurer's claims handling services or the relative value of products sold. ‘AAA’ IFS Rating is exceptional strong. ‘AAA’ IFS Rating denotes the lowest exception of ceased or interrupted payments. They are assigned only in the case of exceptionally strong capacity to meet policyholder and contract obligations on a timely basis. This capacity is highly unlikely to be adversely affected by foreseeable events.

APPENDIX G

EATON VANCE FUNDS

PROXY VOTING POLICY AND PROCEDURES

I. Overview

The Boards of Trustees (the “Boards”) of the Eaton Vance Funds (the “Funds”) recognize that it is their fiduciary responsibility to actively monitor the Funds’ operations. The Boards have always placed paramount importance on their oversight of the implementation of the Funds’ investment strategies and the overall management of the Funds’ investments. A critical aspect of the investment management of the Funds continues to be the effective assessment and voting of proxies relating to the Funds’ portfolio securities. While the Boards will continue to delegate the day-to-day responsibilities relating to the management of the proxy-voting process to the relevant investment adviser or sub-adviser, if applicable, of the Fund (or its underlying portfolio in the case of a master-feeder arrangement), the Boards have determined that it is in the interests of the Funds’ shareholders to adopt these written proxy voting policy and procedures (the “Policy”). For purposes of this Policy the term “Fund” shall include a Fund’s underlying portfolio in the case of a master-feeder arrangement and the term “Adviser” shall mean the adviser to a Fund or its sub-adviser if a sub-advisory relationship exists.

II. Delegation of Proxy Voting Responsibilities

Pursuant to investment advisory agreements between each Fund and its Adviser, the Adviser has long been responsible for reviewing proxy statements relating to Fund investments and, if the Adviser deems it appropriate to do so, to vote proxies on behalf of the Funds. The Boards hereby formally delegate this responsibility to the Adviser, except as otherwise described in this Policy. In so doing, the Boards hereby adopt on behalf of each Fund the proxy voting policies and procedures of the Adviser(s) to each Fund as the proxy voting policies and procedures of the Fund. The Boards recognize that the Advisers may from time to time amend their policies and procedures. The Advisers will report material changes to the Boards in the manner set forth in Section V below. In addition, the Boards will annually review and approve the Advisers’ proxy voting policies and procedures.

III. Delegation of Proxy Voting Disclosure Responsibilities

The Securities and Exchange Commission (the “Commission”) recently enacted certain new reporting requirements for registered investment companies. The Commission’s new regulations require that funds (other than those which invest exclusively in non-voting securities) make certain disclosures regarding their proxy voting activities. The most significant disclosure requirement for the Funds is the duty pursuant to Rule 30b1-4 promulgated under the Investment Company Act of 1940, as amended (the “1940 Act”), to file Form N-PX no later than August 31st of each year beginning in 2004. Under Form N-PX, each Fund will be required to disclose, among other things, information concerning proxies relating to the Fund’s portfolio investments, whether or not the Fund (or its Adviser) voted the proxies relating to securities held by the Fund and how it voted in the matter and whether it voted for or against management.

The Boards hereby delegate to each Adviser the responsibility for recording, compiling and transmitting in a timely manner all data required to be filed on Form N-PX to Eaton Vance Management, which acts as administrator to each of the Funds (the “Administrator”), for each Fund that such Adviser manages. The Boards hereby delegate the responsibility to file Form N-PX on behalf of each Fund to the Administrator.

IV. Conflict of Interest

The Boards expect each Adviser, as a fiduciary to the Fund(s) it manages, to put the interests of each Fund and its shareholders above those of the Adviser. In the event that in connection with its proxy voting responsibilities a material conflict of interest arises between a Fund’s shareholders and the Fund’s Adviser or the Administrator (or any of their affiliates) or any affiliated person of the Fund, and the Proxy Administrator intends to vote the proxy in a manner inconsistent with the guidelines approved by the Board, the Adviser, to the extent it is aware or reasonably should have been aware of the material conflict, will refrain from voting any proxies related to companies giving rise to such material conflict until it notifies and consults with the appropriate Board(s), or a committee or sub-committee of such Board concerning the material conflict.

Once the Adviser notifies the relevant Board(s), committee or sub-committee of the Board, of the material conflict, the Board(s), committee or sub-committee, shall convene a meeting to review and consider all relevant materials related to the proxies involved. In considering such proxies, the Adviser shall make available all materials requested by the Board, committee or sub-committee and make reasonably available appropriate personnel to discuss the matter upon request. The Board, committee or sub-committee will instruct the Adviser on the appropriate course of action. If the Board, committee or sub-committee is unable to meet and the failure to vote a proxy would have a material adverse impact on the Fund(s) involved, each Adviser will have the right to vote such proxy, provided that it discloses the existence of the material conflict to the Board, committee or sub-committee at its next meeting. Any determination regarding the voting of proxies of each Fund that is made by the committee or sub-committee shall be deemed to be a good faith determination regarding the voting of proxies by the full Board.

V. Reports

The Administrator shall make copies of each Form N-PX filed on behalf of the Funds available for the Boards’ review upon the Boards’ request. The Administrator (with input from the Adviser for the relevant Fund(s)) shall also provide any reports reasonably requested by the Boards regarding the proxy voting records of the Funds.

Each Adviser shall annually report any material changes to such Adviser’s proxy voting policies and procedures to the relevant Board(s) and the relevant Board(s) will annually review and approve the Adviser’s proxy voting policies and procedures. Each Adviser shall report any changes to such Adviser’s proxy voting policies and procedures to the Administrator prior to implementing such changes in order to enable the Administrator to effectively coordinate the Funds’ disclosure relating to such policies and procedures.

APPENDIX H

EATON VANCE MANAGEMENT BOSTON MANAGEMENT AND RESEARCH PROXY VOTING POLICIES AND PROCEDURES

I. Introduction

Eaton Vance Management, Boston Management and Research and Eaton Vance Investment Counsel (each an “Adviser” and collectively the “Advisers”) have each adopted and implemented policies and procedures that each Adviser believes are reasonably designed to ensure that proxies are voted in the best interest of clients, in accordance with its fiduciary duties and Rule 206(4)-6 under the Investment Advisers Act of 1940, as amended. The Advisers’ authority to vote the proxies of their clients is established by their advisory contracts or similar documentation, such as the Eaton Vance Funds Proxy Voting Policy and Procedures. These proxy policies and procedures reflect the U.S. Securities and Exchange Commission (“SEC”) requirements governing advisers and the long-standing fiduciary standards and responsibilities for ERISA accounts set out in the Department of Labor Bulletin 94-2 C.F.R. 2509.94-2 (July 29, 1994).

II. Overview

Each Adviser manages its clients’ assets with the overriding goal of seeking to provide the greatest possible return to such clients consistent with governing laws and the investment policies of each client. In pursuing that goal, each Adviser seeks to exercise its clients’ rights as shareholders of voting securities to support sound corporate governance of the companies issuing those securities with the principle aim of maintaining or enhancing the companies’ economic value.

The exercise of shareholder rights is generally done by casting votes by proxy at shareholder meetings on matters submitted to shareholders for approval (for example, the election of directors or the approval of a company’s stock option plans for directors, officers or employees). Each Adviser is adopting the formal written Guidelines described in detail below and will utilize such Guidelines in voting proxies on behalf of its clients. These Guidelines are designed to promote accountability of a company’s management and board of directors to its shareholders and to align the interests of management with those of shareholders.

Each Adviser will vote any proxies received by a client for which it has sole investment discretion through a third-party proxy voting service (“Agent”) in accordance with customized policies, as approved by the Boards of Trustees of the Eaton Vance Funds and, with respect to proxies referred back to the Adviser by the Agent pursuant to the Guidelines, in a manner that is reasonably designed to eliminate any potential conflicts of interest, as described more fully below. The Agent is currently Institutional Shareholder Services Inc. Proxies will be voted in accordance with client-specific guidelines and an Eaton Vance Fund’s sub-adviser’s proxy voting policies and procedures, if applicable.

No set of guidelines can anticipate all situations that may arise. In special cases, the Proxy Administrator (the person specifically charged with the responsibility to oversee the Agent and coordinate the voting of proxies referred back to the Adviser by the Agent) may seek insight from the Proxy Group established by the Advisers. The Proxy Group will assist in the review of the Agent’s recommendation when a proxy voting issue is referred to the Proxy Group through the Proxy Administrator. The members of the Proxy Group, which may include employees of the Advisers’ affiliates, may change at the Advisers’ discretion.

III. Roles and Responsibilities

A. Proxy Administrator

The Proxy Administrator will assist in the coordination of the voting of each client’s proxy in accordance with the Guidelines below and the Funds’ Proxy Voting Policy and Procedures. The Proxy Administrator is authorized to direct the Agent to vote a proxy in accordance with the Guidelines. Responsibilities assigned herein to the Proxy Administrator, or activities in support thereof, may be performed by such members of the Proxy Group or employees of the Advisers’ affiliates as are deemed appropriate by the Proxy Group.

B. Agent

An independent proxy voting service (the “Agent”), as approved by the Board of each Fund, shall be engaged to assist in the voting of proxies. The Agent is currently Institutional Shareholder Services Inc. The Agent is responsible for coordinating with the clients’ custodians and the Advisers to ensure that all proxy materials received by the custodians relating to the portfolio securities are processed in a timely fashion. The Agent is required to vote and/or refer all proxies in accordance with the Guidelines below. The Agent shall retain a record of all proxy votes handled by the Agent. Such record must reflect all of the information required to be disclosed in a Fund’s Form N-PX pursuant to Rule 30b1-4 under the Investment Company Act of

1940. In addition, the Agent is responsible for maintaining copies of all proxy statements received by issuers and to promptly provide such materials to an Adviser upon request.

Subject to the oversight of the Advisers, the Agent shall establish and maintain adequate internal controls and policies in connection with the provision of proxy voting services to the Advisers, including methods to reasonably ensure that its analysis and recommendations are not influenced by a conflict of interest, and shall disclose such controls and policies to the Advisers when and as provided for herein. Unless otherwise specified, references herein to recommendations of the Agent shall refer to those in which no conflict of interest has been identified.

C. Proxy Group

The Adviser shall establish a Proxy Group which shall assist in the review of the Agent’s recommendations when a proxy voting issue has been referred to the Proxy Administrator by the Agent. The members of the Proxy Group, which may include employees of the Advisers’ affiliates, may be amended from time to time at the Advisers’ discretion.

For each proposal referred to the Proxy Group, the Proxy Group will review the (i) Guidelines, (ii) recommendations of the Agent, and (iii) any other resources that any member of the Proxy Group deems appropriate to aid in a determination of the recommendation.

If the Proxy Group recommends a vote in accordance with the Guidelines, or the recommendation of the Agent, where applicable, it shall instruct the Proxy Administrator to so advise the Agent.

If the Proxy Group recommends a vote contrary to the Guidelines, or the recommendation of the Agent, where applicable, or if the proxy statement relates to a conflicted company of the Agent, as determined by the Advisers, it shall follow the procedures for such voting outlined below.

The Proxy Administrator shall use best efforts to convene the Proxy Group with respect to all matters requiring its consideration. In the event the Proxy Group cannot meet in a timely manner in connection with a voting deadline, the Proxy Administrator shall follow the procedures for such voting outlined below.

IV. Proxy Voting Guidelines ("Guidelines")

A. General Policies

It shall generally be the policy of the Advisers to take no action on a proxy for which no client holds a position or otherwise maintains an economic interest in the relevant security at the time the vote is to be cast.

In all cases except those highlighted below, it shall generally be the policy of the Advisers to vote in accordance with the recommendation by the Agent, Institutional Shareholder Services Inc.

When a fund client participates in the lending of its securities and the securities are on loan at the record date, proxies related to such securities generally will not be forwarded to the relevant Adviser by the fund’s custodian and therefore will not be voted. In the event that the Adviser determines that the matters involved would have a material effect on the applicable fund’s investment in the loaned securities, the fund will exercise its best efforts to terminate the loan in time to be able to cast such vote or exercise such consent.

Interpretation and application of these Guidelines is not intended to supersede any law, regulation, binding agreement or other legal requirement to which an issuer may be or become subject. The Guidelines relate to the types of proposals that are most frequently presented in proxy statements to shareholders. Absent unusual circumstances, each Adviser will utilize these Guidelines when voting proxies on behalf of its clients. The Guidelines may be revised at any time, provided such revisions are reported to the Boards of Trustees of the Eaton Vance Funds.

B. Proposals Regarding Mergers and Corporate Restructurings

The Agent shall be directed to refer proxy proposals accompanied by its written analysis and voting recommendation to the Proxy Administrator for all proposals relating to Mergers and Corporate Restructurings.

C. Proposals Regarding Mutual Fund Proxies – Disposition of Assets/Termination/Liquidation and Mergers

The Agent shall be directed to refer proxy proposals accompanied by its written analysis and voting recommendation to the Proxy Administrator for all proposals relating to the Disposition of Assets/Termination/Liquidation and Mergers contained in mutual fund proxies.

D. Corporate Structure Matters/Anti-Takeover Defenses

As a general matter, the Advisers will normally vote against anti-takeover measures and other proposals designed to limit the ability of shareholders to act on possible transactions (except in the case of closed-end management investment companies).

E. Social and Environmental Issues

The Advisers generally support management on social and environmental proposals.

F. Voting Procedures

Upon receipt of a referral from the Agent or upon advice from an Eaton Vance investment professional, the Proxy Administrator may solicit additional research from the Agent, as well as from any other source or service.

1. WITHIN-GUIDELINES VOTES: Votes in Accordance with the Guidelines and/or, where applicable, Agent Recommendation

In the event the Proxy Administrator recommends a vote within Guidelines and/or, where applicable, in accordance with the Agent’s recommendation, the Proxy Administrator will instruct the Agent to vote in this manner.

2. NON-VOTES: Votes in Which No Action is Taken

The Proxy Administrator may recommend that a client refrain from voting under the following circumstances: (i) if the economic effect on shareholders' interests or the value of the portfolio holding is indeterminable or insignificant, e.g., proxies in connection with securities no longer held in the portfolio of a client or proxies being considered on behalf of a client that is no longer in existence; or (ii) if the cost of voting a proxy outweighs the benefits, e.g., certain international proxies, particularly in cases in which share blocking practices may impose trading restrictions on the relevant portfolio security. In such instances, the Proxy Administrator may instruct the Agent not to vote such proxy.

Reasonable efforts shall be made to secure and vote all other proxies for the clients, but, particularly in markets in which shareholders' rights are limited, Non-Votes may also occur in connection with a client's related inability to timely access ballots or other proxy information in connection with its portfolio securities.

Non-Votes may also result in certain cases in which the Agent's recommendation has been deemed to be conflicted, as provided for herein.

3. OUT-OF-GUIDELINES VOTES: Votes Contrary to Guidelines, or Agent Recommendation, where applicable, Where No Recommendation is Provided by Agent, or Where Agent's Recommendation is Conflicted

If the Proxy Administrator recommends that a client vote contrary to the Guidelines, or the recommendation of the Agent, where applicable, if the Agent has made no recommendation on a matter requiring case-by-case consideration and the Guidelines are silent, or the Agent's recommendation on a matter requiring case-by-case consideration is deemed to be conflicted, the Proxy Administrator will forward the Agent’s analysis and recommendation and any research obtained from the Agent or any other source to the Proxy Group. The Proxy Group may consult with the Agent as it deems necessary. The Proxy Administrator will instruct the Agent to vote the proxy as recommended by the Proxy Group. The Adviser will provide a report to the Boards of Trustees of the Eaton Vance Funds reflecting any votes cast contrary to the Guidelines or Agent Recommendation, as applicable, and shall do so no less than annually.

The Proxy Administrator will maintain a record of all proxy questions that have been referred by the Agent, all applicable recommendations, analysis and research received and any resolution of the matter.

V. Recordkeeping

The Advisers will maintain records relating to the proxies they vote on behalf of their clients in accordance with Section 204-2 of the Investment Advisers Act of 1940, as amended. Those records will include:

  A copy of the Advisers’ proxy voting policies and procedures;
  Proxy statements received regarding client securities. Such proxy statements received from issuers are either in the SEC’s EDGAR database or are kept by the Agent and are available upon request;
  A record of each vote cast;
  A copy of any document created by the Advisers that was material to making a decision on how to vote a proxy for a client or that memorializes the basis for such a decision; and
  Each written client request for proxy voting records and the Advisers’ written response to any client request (whether written or oral) for such records.

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All records described above will be maintained in an easily accessible place for five years and will be maintained in the offices of the Advisers or their Agent for two years after they are created.

VI. Assessment of Agent and Identification and Resolution of Conflicts with Clients A. Assessment of Agent

The Advisers shall establish that the Agent (i) is independent from the Advisers, (ii) has resources that indicate it can competently provide analysis of proxy issues, and (iii) can make recommendations in an impartial manner and in the best interests of the clients and, where applicable, their beneficial owners. The Advisers shall utilize, and the Agent shall comply with, such methods for establishing the foregoing as the Advisers may deem reasonably appropriate and shall do so not less than annually as well as prior to engaging the services of any new proxy voting service. The Agent shall also notify the Advisers in writing within fifteen (15) calendar days of any material change to information previously provided to an Adviser in connection with establishing the Agent's independence, competence or impartiality.

B. Conflicts of Interest

As fiduciaries to their clients, each Adviser puts the interests of its clients ahead of its own. In order to ensure that relevant personnel of the Advisers are able to identify potential material conflicts of interest, each Adviser will take the following steps:

Quarterly, the Eaton Vance Legal and Compliance Department will seek information from the department heads of each department of the Advisers and of Eaton Vance Distributors, Inc. (“EVD”) (an affiliate of the Advisers and principal underwriter of certain Eaton Vance Funds). Each department head will be asked to provide a list of significant clients or prospective clients of the Advisers or EVD.
A representative of the Legal and Compliance Department will compile a list of the companies identified (the “Conflicted
Companies”)	and provide that list to the Proxy Administrator.
The Proxy Administrator will compare the list of Conflicted Companies with the names of companies for which he or she has been referred a proxy statement (the “Proxy Companies”). If a Conflicted Company is also a Proxy Company, the
Proxy Administrator will report that fact to the Proxy Group.
If the Proxy Administrator expects to instruct the Agent to vote the proxy of the Conflicted Company strictly according to the Guidelines contained in these Proxy Voting Policies and Procedures (the “Policies”) or the recommendation of the
Agent, as applicable, he or she will (i) inform the Proxy Group of that fact, (ii) instruct the Agent to vote the proxies and
(iii) record the existence of the material conflict and the resolution of the matter.
If the Proxy Administrator intends to instruct the Agent to vote in a manner inconsistent with the Guidelines contained herein or the recommendation of the Agent, as applicable, the Proxy Group, in consultation with Eaton Vance senior management, will then determine if a material conflict of interest exists between the relevant Adviser and its clients. If the Proxy Group, in consultation with Eaton Vance senior management, determines that a material conflict exists, prior to instructing the Agent to vote any proxies relating to these Conflicted Companies the Adviser will seek instruction on how the proxy should be voted from:
  The client, in the case of an individual or corporate client;
  In the case of a Fund, its board of directors, any committee or sub-committee or group of Independent Trustees (as long as such committee, sub-committee or group contains at least two or more Independent Trustees); or
  The adviser, in situations where the Adviser acts as a sub-adviser to such adviser.

The Adviser will provide all reasonable assistance to each party to enable such party to make an informed decision.

If the client, Fund board or adviser, as the case may be, fails to instruct the Adviser on how to vote the proxy, the Adviser will generally instruct the Agent, through the Proxy Administrator, to abstain from voting in order to avoid the appearance of impropriety. If however, the failure of the Adviser to vote its clients’ proxies would have a material adverse economic impact on the Advisers’ clients’ securities holdings in the Conflicted Company, the Adviser may instruct the Agent, through the Proxy Administrator, to vote such proxies in order to protect its clients’ interests. In either case, the Proxy Administrator will record the existence of the material conflict and the resolution of the matter.

The Advisers shall also identify and address conflicts that may arise from time to time concerning the Agent. Upon the Advisers’ request, which shall be not less than annually, and within fifteen (15) calendar days of any material change to such information previously provided to an Adviser, the Agent shall provide the Advisers with such information as the Advisers deem reasonable and appropriate for use in determining material relationships of the Agent that may pose a conflict of interest with respect to the Agent’s proxy analysis or recommendations. Such information shall include, but is not limited to, a monthly report from the Agent detailing the Agent’s Corporate Securities Division clients and related revenue data. The Advisers shall review such information on a monthly basis. The Proxy Administrator shall instruct the Agent to refer any proxies for which a material conflict of the Agent is deemed to be present to the Proxy Administrator. Any such proxy referred by the Agent shall be referred to the Proxy Group for consideration accompanied by the Agent’s written analysis and voting recommendation. The Proxy Administrator will instruct the Agent to vote the proxy as recommended by the Proxy Group.